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NetApp, Inc.

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2024 Proxy Statement

and Notice of Meeting

Wednesday, September 11, 2024

at 3:30 p.m. Pacific time

NetApp, Inc.
3060 Olsen Dr
San Jose, CA 95128

www.netapp.com

July 26, 2024

2024 ANNUAL MEETING OF STOCKHOLDERS
NETAPP, INC.

To my fellow stockholders:

On behalf of our Board of Directors (the “Board”), I am pleased to invite you to attend NetApp, Inc.’s Annual Meeting of Stockholders on Wednesday, September 11, 2024, at 3:30 pm Pacific time. This year’s meeting will again be held virtually to provide a consistent and convenient experience for all, regardless of location, while providing substantially the same rights as an in-person meeting. Your vote is important, and we encourage you to vote promptly, even if you plan to attend the virtual meeting.

Fiscal year 2024 was a period of transition and focus for NetApp. Against an uncertain macroeconomic backdrop, we drove strong performance by managing the elements within our control. At the start of the year, we implemented a plan to enhance the performance of our storage business and build a more focused approach to the Public Cloud business. This plan yielded positive results and we returned the company to growth in the second half of the fiscal year. As data-intensive workloads like artificial intelligence (AI), cloud-native, open-source and enterprise applications continue to grow at a rapid pace, we’ve seen customers increasingly turn to NetApp to take advantage of our uniquely differentiated capabilities. We ended the year with a more complete all-flash portfolio and cloud storage services that address a wider range of workloads, resulting in a strong financial position.

As we look ahead, we remain focused on our fundamental goal of delivering sustainable, long-term value to our stockholders. Our steadfast commitment to our top priorities this year resulted in strong stock performance and value creation for our stockholders.

Positioning NetApp to support the AI revolution. AI continues to be a top priority for our customers, and we have worked hard to lay the foundation for NetApp to be the essential data management platform for enterprise AI. Our high-performance, all-flash storage and comprehensive data management capabilities support our customers’ needs across the AI lifecycle, from model training and tuning, retrieval augmented generation, and inferencing, to requirements for responsible AI such as data versioning, and data governance. As more organizations seek to grow their AI capabilities over the next year, we believe NetApp’s unique hybrid workflow and existing base of unstructured data will make us the go-to data infrastructure platform for enterprise AI. We are also using AI to help drive internal efficiencies as we remain focused on lowering costs and building on our momentum to drive strong financial results.

Actively managing the business for efficiency. Operational excellence remains at the forefront of our strategy. Building on our top priorities of winning in all-flash and creating a more focused cloud portfolio, we have maintained a focus on optimizing our cost structure to sustain profitability and generate meaningful cash flow. By managing what we can control, we saw strong results even in a less ideal macroeconomic environment. This mindset will continue to be central to our strategy as we look to drive above-market growth and keep revenues increasing at a higher rate than costs to give us optimal flexibility to navigate any headwinds.

Board refreshment, independence and diversity. We believe in the importance of a diverse and dynamic Board. We regularly consider director candidates and reexamine our current combination of sitting directors to ensure that NetApp has the proper mix of expertise, diversity, tenure, and perspective to provide oversight. As part of these efforts, we enhanced the blend of skills and experience on the Board with the appointment of Anders Gustafsson, who brings over 30 years of senior leadership experience in successful transformations and growth, in November 2023. We are also thrilled to recommend June Yang for election to the Board. Ms. Yang brings extensive leadership, expertise in AI, cloud and digital, as well as product and technology experience. Additionally, Kathy Hill and George Shaheen will leave the Board after the annual meeting. The Board is grateful for their years of service and thank them for their many contributions and insights that have helped shape our strategy. Among our group of skilled and experienced director nominees, we remain committed to ensuring we have diverse perspectives on the Board, with over half of our nominees identifying as female or racially/ethnically diverse.

Stockholder engagement. NetApp’s year-round engagement with stockholders continues to be a key input in our Board's decision-making. The Board deeply values the feedback we receive in conversations with investors on topics such as board composition, corporate governance practices, executive pay, sustainability, and business strategy. A key focus in our conversations was talent strategy and the importance of stock-based compensation in our employee incentive programs, including our efforts to conservatively manage the number of shares used in those programs. We recently reinforced our commitment to a robust investor engagement policy by beginning fiscal year 2025 with a comprehensive Investor Day, where, among other things, we shared our latest vision for NetApp’s long-term strategy and fielded questions directly from our stockholders.

Looking forward, I am confident in our strategy and our management team’s ability to execute and deliver sustainable, long-term value to all of our stockholders. The team’s disciplined mindset and decisive actions to optimize our operations this year has given us significant momentum as we enter fiscal 2025. While the macroeconomic environment will likely remain uncertain, we are confident in our ability to drive continued revenue growth as we focus on winning market share across our products and services, including through the growing opportunity in enterprise AI. Additionally, we will continue to prioritize best-in-class governance practices, regular evaluation of our Board membership and structure, and regular dialogue with stockholders.

On behalf of the entire Board of Directors and management team, I thank you for your continued support of and investment in NetApp.

Sincerely,

Mike Nevens
Chair of the Board of Directors

About NetApp

NetApp, Inc. (NetApp, we, us, or the Company) helps customers make their data infrastructure more seamless, more dynamic, and higher performing. Building on over three decades of innovation, we combine unified data storage, integrated data services, and CloudOps solutions to make data infrastructure intelligent. Our broad portfolio addresses customer priorities: modernizing legacy infrastructure, improving resiliency against ransomware attacks, and building scalable, high-performance data pipelines for artificial intelligence (AI) workloads.

With NetApp, customers can better leverage their data to accelerate innovation, improve operations, and drive competitive advantage. Our unified data storage delivers flexibility to our customers, enabling them to simply and consistently store any data type and power any workload. As the only enterprise-grade storage service natively embedded in the world’s largest clouds, we power data across AWS, Microsoft Azure, and Google Cloud. Our integrated data services enable active data management, security, protection, governance, and sustainability. Finally, our CloudOps solutions enable adaptive operations across infrastructure, applications, and teams.

Together, these capabilities comprise an intelligent data infrastructure that delivers:

•
Operational simplicity, so customers can manage complex workloads and eliminate infrastructure silos across apps, data, and clouds.
•
Cyber resilience and security, so businesses stay up and running with built-in ransomware protection, rapid recovery, and infrastructure observability.
•
AI innovation, embedding intelligence into data infrastructure to enable AI workloads that deliver new levels of productivity and innovation.
•
Infrastructure savings, so on-premises and cloud infrastructure spend go further with high-efficiency data storage and automated capacity and cloud cost management.
•
Sustainability, achieved via energy-efficient technologies, tiering, and analytics.
•
Scalability and agility to maximize infrastructure and application scalability and team responsiveness.

1992	~ 12,000	$6.27B
year incorporated	employees	in FY24 net revenues

Our Values

The values we share at NetApp define who we are as a company and what our stakeholders can expect from us, as well as what we can expect from each other. We strive to create a model company by living our values and honoring our commitments to our stakeholders.

Put the Customer at the Center	Care for Each Other and Our Communities	Build Belonging Every Day
We aim to know our customers’ journeys, show up with a strong point of view, and become customers’ trusted, indispensable partner and ally.	We try to be humble and kind, work to make each other and our communities better, and strive to make deep, authentic connections with each other.	We aim to build belonging by being visible champions, making room for other voices, and embedding diversity and inclusion into every decision.

Embrace a Growth Mindset	Think and Act as Owners
We choose progress over perfection, invest in ourselves and learn from new experiences and each other.	In striving to create the future of today, we are accountable and act with integrity and speed.

Fiscal 2024 Business Highlights

During fiscal year 2024(1), we implemented a plan to enhance the performance of our storage business and build a more focused approach to the Public Cloud business, while managing the elements within our control in an uncertain macro environment. This plan yielded tangible results with the Company returning to revenue growth in the second half of the year. We delivered record operating cash flow, and returned $1.36 billion to stockholders in share buybacks and dividends during fiscal 2024. Our share repurchases resulted in a reduction of full year diluted share count by approximately 3% from the prior year. Our balance sheet remains healthy, closing the year with $3.25 billion in cash and short-term investments.

We are entering fiscal year 2025 with an expanded addressable market. We have a stronger, more complete all-flash portfolio and are addressing a wider set of cloud storage workloads, supported by a robust go-to-market plan. While the macro environment remains uncertain, we are confident in our strategy and the health of our long-term opportunity. We will remain laser focused on our top priorities of all-flash, block storage, cloud storage, and AI while continuing to raise the bar on execution and maintaining our operational discipline.

$6.27B Net Revenues (-1% year-over-year)	$1.21B Operating Income (+19% year-over-year)	$4.63 EPS(2) (-20% year-over-year)

$1.69B Operating Cash Flow (+52% year-over-year)	$1.33B AOI(3) (+8% year-over-year)	$6.46 Non-GAAP EPS(2) (+16% year-over-year)

(1) Our fiscal year is reported on a 52- or 53- week year that ends on the last Friday in April, and our 2024 fiscal year began on April 29, 2023 and ended on April 26, 2024 ("fiscal 2024").

(2) EPS, or earnings per share, is computed using the diluted number of shares on both a GAAP and non-GAAP basis. A reconciliation of non-GAAP to GAAP results can be found in Annex A.

(3) AOI is Adjusted Operating Income. A reconciliation of non-GAAP to GAAP results can be found in Annex A.

In fiscal 2024, NetApp generated $6.27 billion in net revenues, a decrease of 1% from fiscal 2023. GAAP net income for fiscal 2024 was $986 million, or $4.63 per share. Non-GAAP net income in fiscal 2024 was $1.38 billion, or $6.46 per share (a reconciliation of non-GAAP to GAAP results can be found in Annex A). Over the course of the year, we generated $1.69 billion in cash flows from operations and returned approximately $1.36 billion to stockholders.

See also the section entitled “Our Fiscal 2024 Company Performance” on page 40 of this Proxy Statement. Detailed information on our products and our financial performance can be found in our Annual Report on Form 10-K for the year ended April 26, 2024 (the “Annual Report”).

Meeting Notice and Voting Roadmap

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of NetApp, Inc. (the “Annual Meeting”). To facilitate greater stockholder attendance and participation, the meeting will be held virtually on Wednesday, September 11, 2024, at 3:30 pm Pacific Time, with no physical in-person meeting. You may attend the Annual Meeting and vote via the Internet at www.virtualshareholdermeeting.com/NTAP2024. The agenda for the meeting and the recommendation of the Board of Directors (the “Board”) with respect to each agenda item are set below.

George Kurian

Chief Executive Officer

San Jose, California

July 26, 2024

Date	Time	Location
Wednesday, September 11, 2024	3:30 pm Pacific time	On the Internet at www.virtualshareholdermeeting.com/NTAP2024

Voting

Who Can Vote	Internet	Phone	Mail
Stockholders as of July 16, 2024 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting*	www.proxyvote.com	1-800-690-6903	Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 11, 2024. The proxy statement and the annual report are available at http://investors.netapp.com.

This proxy statement was first mailed to stockholders on or about July 26, 2024.

* A list of stockholders entitled to vote at the 2024 Annual Meeting of Stockholders will be available for inspection upon request of any stockholder for any purpose germane to the meeting at our principal executive office, located at 3060 Olsen Drive, San Jose, California 95128, during the ten days prior to the meeting, during ordinary business hours.

Agenda

This summary highlights information contained within this Proxy Statement. It does not contain all the information found in this Proxy Statement and is qualified in its entirety by the remainder of this Proxy Statement. You should read the entire Proxy Statement carefully and consider all information before voting. Page references are provided to help you find further information in this Proxy Statement.

Proposal 1
Election of Directors
Director Nominee Demographics
Gender Diversity	33.3% Female
Age	60.1 years Nominee average age
Tenure	6.8 years Nominee average tenure
Independence	• 8 of 9 nominees are independent • All members of the Audit Committee, Talent and Compensation Committee, and Corporate Governance and Nominating Committee are independent
Highly Engaged Board	• 96.14% overall attendance rate at Board and Board committee meetings during fiscal 2024 • 6 Board and 22 Board committee meetings during fiscal 2024
Stockholder Engagement
•
Fiscal 2024 stockholder outreach program reached out to stockholders representing an aggregate of 60% of issued and outstanding shares
•
Topics discussed included Board and Committee composition, corporate governance practices, executive pay, sustainability, and business strategy

Director Nominee Relevant Skills and Experience

7/9	9/9	7/9	9/9

Financial	Executive Level Leadership	Human Capital Management	Strategy
8/9	5/9	9/9	6/9

Sales & Marketing	Cybersecurity	Technology	Risk Management
The Board recommends a vote FOR each Director Nominee.		See page 11 for further details

Proposal 2
Advisory Vote to Approve Named Executive Officer Compensation (“Say-On-Pay”)

Executive Compensation Objectives

The Board believes that executive compensation is a meaningful tool to align, reinforce and realize business priorities that support our stockholders’ interests. We also believe it is an important element in the attraction, retention and recognition of our leadership and key talent – a strong competitive advantage for NetApp. In designing an effective compensation program structure, the Talent and Compensation Committee follows the following principles:

•
Pay for performance – aligning pay with a balanced view of performance across leadership priorities to support stockholders’ interest in sustainable results;
•
Appropriate pay levels – ensuring targets are reasonable based on the position, performance and market context; and
•
Strong governance – structuring our program with a balanced incentive design to promote the successful execution of our strategic objectives and dutifully manage risk.

Our Fiscal 2024 Compensation Highlights and Target Pay Mix

In line with our compensation objectives and as noted in our pay mix summaries below, the pay mix for our chief executive officer (“CEO”) and other Named Executive Officers (“NEOs”) for fiscal 2024 is largely performance based with a significant percentage provided in at-risk pay. As described further in our Compensation Discussion & Analysis (“CD&A”), our financial operating performance in fiscal 2024 exceeded plan, resulting in above-target bonuses. Our fiscal 2022 – 2024 performance-based restricted stock units (“PBRSUs”) were also earned above target. These long-term performance-awards were based on three-year relative total stockholder return performance for the fiscal 2022 – 2024 performance period.

With our demonstrated pay alignment, continued focus on evolving our compensation programs in support of business objectives, commitment to stockholder engagement and history of strong Say-on-Pay results, the Board recommends voting for this proposal.

(1)
Charts reflect target annual cash incentive award value and ongoing target equity award value. Amounts reflected in these charts may not add to exactly 100% due to rounding and may differ from the amounts in the Summary Compensation Table because the values in the Summary Compensation Table are based on accounting standards and reflect actual bonus payouts, not targets.

The Board recommends a vote FOR this proposal.	See page 39 for further details

Proposal 3
Ratification of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm
The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 25, 2025.
The Board recommends a vote FOR this proposal.	See page 75 for further details

Proposal 4
Amendment to the Company’s 2021 Equity Incentive Plan

The Board is requesting that our stockholders vote in favor of amending the NetApp, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) to, among other things, increase the number of shares of common stock of the Company available for issuance thereunder by 3,250,000 shares. The 2021 Plan was also amended to provide for a number of compensation governance best practices and to make a number of other clarifying and conforming changes. The amended 2021 Plan was approved by the Board on July 23, 2024, subject to stockholder approval. If the amended 2021 Plan is approved by our stockholders, it will become effective on the day immediately following the Annual Meeting. A copy of the 2021 Plan, as proposed to be amended, is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

The 3,250,000 shares requested reflects the number of shares we forecast to be necessary to support our equity compensation program through at least fiscal year 2026 based on our recent burn rate history and new hire and annual grant practices.

As of July 16, 2024, we had 7,506,752 shares remaining available for issuance under the 2021 Plan. The 2021 Plan is the Company’s only current plan for granting equity incentive compensation to our employees, directors and consultants, other than the Company’s Employee Stock Purchase Plan, which allows employees to purchase our stock at a discount.

The Board recommends a vote FOR this proposal.	See page 77 for further details

Index of Frequently Requested Information
Auditor Fees	75
Beneficial Ownership Table	89
Board Diversity Matrix	23
Board Leadership	27
CEO Pay Ratio	71
Clawback Policies	59
Code of Conduct	33
Compensation Consultant Compensation Peer Group	56 56
Corporate Governance Guidelines	26
Director Attendance	24
Director Independence	24
Director Nominee Biographies	14
Director Nominee Skills Matrix	23
Financial Performance	40
Related Party Transactions	90
Stock Ownership Guidelines	59
Succession Planning	29
Summary Compensation Table	61

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are all statements (and their underlying assumptions) included in this Proxy Statement that refer, directly or indirectly, to future events or outcomes and, as such, are inherently not factual, but rather reflect only our current projections for the future. Consequently, forward-looking statements usually include words such as “estimate,” “intend,” “plan,” “predict,” “seek,” “aim,” “may,” “will,” “should,” “would,” “could,” “anticipate,” “expect,” “believe,” “try,” “strive,” or similar words, in each case, intended to refer to future events or circumstances. Statements that refer to or are based on projections, forecasts, uncertain events or assumptions also identify forward-looking statements, including, among other things, statements regarding our business strategies and financial results, industry trends, expected or future equity usage, burn rate or shares outstanding, expected use and enforcement of our compensation decisions, anticipated future stockholder engagement efforts, and our environmental, social and governance activities, impacts, goals, and performance. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A (Risk Factors) of Part I of our Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. These statements are not guarantees of future performance. We disclaim any obligation to update information in any forward-looking statement. Actual results could vary from our forward-looking statements due to the factors described in our Annual Report, as well as other important factors.

Corporate Governance Matters

Proposal 1
Election of Directors

Introduction

At the Annual Meeting, nine (9) directors will be elected to serve until the 2025 Annual Meeting or until successors for such directors are elected and qualified, or until the death, resignation or removal of such directors.

The Board has nominated for election nine (9) nominees, eight (8) of whom are the Company’s current directors and one (1) of whom is a new nominee, each as listed below:

•
T. Michael Nevens
•
Deepak Ahuja
•
Anders Gustafsson
•
Gerald Held
•
Deborah L. Kerr
•
George Kurian
•
Carrie Palin
•
Scott F. Schenkel
•
June Yang*

*newly nominated

Each person nominated has consented to being named in this Proxy Statement and has agreed to serve as a director, if elected. The Board has no reason to believe that any nominee will be unavailable or will decline to serve as a director. In the event, however, that any nominee is unable or declines to serve as a director, the proxies will be voted for any nominee who is designated by our Board to fill the vacancy and following appropriate disclosure of the identity of that individual. The proxies solicited by this Proxy Statement may not be voted for more than nine (9) nominees.

Stockholders have previously elected all Board nominees other than Mr. Gustafsson (who joined the Board in November 2023) and Ms. Yang (who is newly nominated). The Board utilized a third-party search firm to identify candidates, including Mr. Gustafsson and Ms. Yang.

Mr. Shaheen and Ms. Hill were not nominated for re-election and will depart the Board effective as of the 2024 Annual Meeting. The Board thanks them for their distinguished service. Following the 2024 Annual Meeting, the size of the Board will be reduced to nine (9) directors.

Information Regarding the Nominees

Information regarding the qualifications and experience of each of the nominees may be found in the section of this Proxy Statement titled “Our Board of Directors.”

Vote Required

In an uncontested election, to be elected to our Board, each director nominee must receive the affirmative vote of shares representing a majority of the votes cast, meaning that the number of votes “FOR” such director nominee must exceed the number of votes “AGAINST” such director nominee. Under our Corporate Governance Guidelines, each director nominee is required to submit in advance an irrevocable, conditional resignation that will be effective only upon both (1) the failure to receive the required vote at the next stockholders’ meeting at which the director faces reelection; and (2) our Board’s acceptance of such resignation. If an incumbent director fails to receive the required vote for reelection, the Corporate Governance and Nominating Committee will act to determine whether to accept the director’s irrevocable, conditional resignation and will submit its recommendation to our Board for consideration.

Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote FOR each Director Nominee.

Our Board of Directors

Director Nominees

			Director Since	Committee Membership†			Other Current Public Directorships
Name and Principal Occupation	Independent	Age		A	CGN	TC
T. Michael Nevens, Chair Senior Advisor, Permira Funds		74	2009				Ciena Corporation
Deepak Ahuja Chief Business and Chief Financial Officer, Zipline		61	2020	*
Anders Gustafsson		64	2023				Zebra Technologies Corporation International Paper Company
Gerald Held Chief Executive Officer, Held Consulting, LLC		76	2009				Informatica Corporation
Deborah L. Kerr Managing Director and Co-Head of Value Creation, Warburg Pincus		52	2017				Vodafone Group Plc
George Kurian Chief Executive Officer, NetApp		57	2015				The Cigna Group
Carrie Palin SVP and Chief Marketing Officer, Cisco Systems, Inc.		52	2021
Scott F. Schenkel		56	2017				Pinterest, Inc.
June Yang		50	–				UiPath, Inc.

A – Audit	TC – Talent and Compensation	CGN – Corporate Governance and Nominating	Chair	Member

* Audit Committee Financial Expert

† Membership as of April 26, 2024. If each of the nine director nominees is elected by the stockholders, effective immediately following the Annual Meeting, Ms. Palin and

    Mr. Gustafsson will join the CGN Committee as members.

Current Board Snapshot

## Age

63.7 years
Average age

**4** 51-60 years

**3** 61-70 years

**3** 71 years and above

## Tenure

9.2 years
Average tenure
3 5 years and below
3 6-10 years
4 11 years and above

Board Refreshment
Over the last 5 years, 3 new directors have joined our Board, and 1 director retired.

Current Board Skills and Qualifications

FINANCIAL	SALES & MARKETING

NetApp is committed to strong financial discipline, effective allocation of capital, an appropriate capital structure, and accurate disclosure practices. We believe that directors who have senior financial leadership experience at large global organizations and financial institutions, and directors who have the ability to analyze financial statements, oversee budgets and allocate capital are key to supporting the Board’s oversight of our financial reporting and functions.

Directors with sales, marketing or brand management experience provide valuable guidance and oversight of our efforts to grow sales and enhance our brand, including in new markets.

EXECUTIVE LEVEL LEADERSHIP	CYBERSECURITY

Directors who have served in senior leadership roles in other organizations have experience in identifying and developing leadership qualities, motivating and managing others, and managing organizations, which is key to the effective oversight and development of management. Directors with senior leadership experience also contribute practical insight into business strategy and operations.

Experience in understanding information technology, and managing or oversight of cybersecurity threats to enterprise operations is important to mitigate risks to our business.

HUMAN CAPITAL MANAGEMENT	TECHNOLOGY

Our people are one of our most valuable assets. We value directors who have experience with the practices used by organizations for recruiting the right people, managing and developing workforces effectively, and optimizing productivity.

We seek directors who have experience working with or for companies that research or develop leading-edge technologies, such as software/hardware development, high-tech manufacturing, and cloud computing because it is core to understanding our markets, R&D, manufacturing, and supply chain.

STRATEGY	RISK MANAGEMENT

Experience in setting and executing corporate strategy is critical to the successful planning and execution of our long-term vision. The dynamic markets in which NetApp operates require a Board with strategic insights gained through multi-faceted prior experiences, including scaling businesses, acquisitions, and large scale transformations.

Experience identifying, mitigating, and managing risk helps our directors effectively fulfill their duty to oversee our risk management programs.

Director Nominee Biographies

The name, age and position of each of the director nominees are set forth below. Except as described below, each director nominee has been engaged in his or her principal occupation during the past five years. There are no family relationships among any of our directors, director nominees or executive officers.

Skills		T. Michael Nevens Chair of the Board	Age	74
		Independent	Director Since	2009

Professional Highlights

Mr. Nevens is an Emeritus Senior Advisor at Permira Funds, an international private equity fund. Prior to his position with Permira Funds, Mr. Nevens spent 23 years advising technology companies with McKinsey & Company, where he managed the firm’s Global High Tech Practice and chaired the firm’s IT vendor relations committee. He also served on the board of the McKinsey Global Institute, which conducts research on economic and policy issues. Mr. Nevens has served as the Chair of the Board since June 2015. Mr. Nevens currently serves on the board of directors of Ciena Corporation, a telecommunications networking equipment and software services company.

Financial Technology Executive Level Leadership Human Capital Management	Strategy Risk Management Cyber Security

Other Public Company Directorships (past 5 years)

•
Ciena Corporation (2014 – present)

Additional Private Company Directorships (past 5 years)

•
Longbow Technology (2019 – 2024)

Education

•
University of Notre Dame (B.S., Physics)
•
Purdue University (M.S., Industrial Administration)

			Committees • Audit • Corporate Governance and Nominating (Chair)

Qualifications

As an investor in, and advisor to, technology companies, Mr. Nevens brings to the Board extensive expertise and insight into growth, competitive strategy and strategic long-term business planning, as well as expert knowledge of enterprise technology. Through his extensive tenure as a member of the board of directors of both public and private companies, Mr. Nevens brings a wealth of experience advising companies through dynamic economic and market conditions. Additionally, Mr. Nevens provides the Board with insight on corporate governance changes affecting public companies.

Skills		Deepak Ahuja	Age	61
		Independent	Director Since	2020

Professional Highlights

Mr. Ahuja joined Zipline as its Chief Business and Financial Officer on September 30, 2022, where he oversees global financial operations, including finance, accounting, investor relations and global sales, excluding the Africa region. Before joining Zipline, Mr. Ahuja was Chief Financial Officer (CFO) of Verily Life Sciences from 2020 through September 2022. Previously, he served as CFO of Tesla from 2008 to 2015 and from 2017 to 2019. As one of Tesla’s longest-serving executives, Mr. Ahuja played a role in the company’s rise from startup to a large cap energy company. He was Tesla’s first finance chief and helped guide it through its IPO in addition to raising several billion dollars of capital to fuel its growth. Prior to Tesla, Mr. Ahuja was at Ford Motor Company for 15 years in a variety of finance roles, which provided him experiences in manufacturing, marketing and sales, product development, treasury, and acquisitions/ divestitures. Mr. Ahuja was named CFO of the year in 2010 for small public companies by Silicon Valley Business Journal. In 2014, he was named Bay Area CFO of the year for large public companies by San Francisco Business Times.

Financial Technology Executive Level Leadership	Strategy Risk Management Sales & Marketing
		Education • Carnegie Mellon University (M.S., Industrial Administration) • Northwestern University Pennsylvania (M.S., Materials Engineering) • Banaras Hindu University (B.Tech, Ceramic Engineering)	Committees • Audit (Chair)

Qualifications

In addition to extensive financial leadership experience acquired over 20 years in a variety of roles at Zipline, Verily, Tesla and Ford, Mr. Ahuja brings to the Board substantial experience in managing high growth, innovative technology companies, and overseeing risk management in high growth conditions and strategic financial transactions. Mr. Ahuja qualifies as an “audit committee financial expert” under the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Skills		Anders Gustafsson	Age	64
		Independent	Director Since	2023

Professional Highlights

Anders Gustafsson has served as the chair of the board of directors of Zebra Technologies Corporation since May 2024, and previously served as its Executive Chair from March 2023 to May 2024 and its Chief Executive Officer from September 2007 to March 2023. Prior to joining Zebra, Mr. Gustafsson served as Chief Executive Officer of Spirent Communications plc, a publicly traded telecommunications company, from 2004 until 2007. At Spirent, he redirected that company’s growth strategy, divested non-core operations, integrated historic acquisitions and streamlined the organization to realize significant cost savings. Earlier in his career, he held executive positions at Tellabs, Inc. and Motorola, Inc. Mr. Gustafsson serves as a trustee of the Shedd Aquarium and is a member of the Civic Committee of the Commercial Club of Chicago.

Financial Technology Executive Level Leadership	Strategy Risk Management Sales & Marketing

Other Public Company Directorships (past 5 years)

•
Zebra Technologies Corporation (2007 – present)
•
International Paper Company (2019 – present)
•
Dycom Industries, Inc. (2013 – 2020)

Education

•
Harvard Graduate School of Business (M.B.A.)
•
Chalmers University of Technology (M.S., Electrical Engineering)
			Committees • Talent and Compensation
Cyber Security	Human Capital Management

Qualifications

With more than 30 years of senior leadership experience, Mr. Gustafsson provides the Board with significant executive perspective in executing successful transformations, accelerating growth, and advancing a company’s vision. Mr. Gustafsson also brings valuable experience in creating a strong, inclusive culture with a strong commitment to attracting, developing and retaining the best talent globally.

Skills		Gerald Held, Ph.D.	Age	76
		Independent	Director Since	2009

Professional Highlights

Dr. Held has, after many years leading pioneering work in the data management field, spent over 20 years as a consultant to a wide variety of technology companies, ranging from early-stage startups to large publicly traded companies. From 2006 to 2010, he was the Executive Chairman of Vertica Systems, an analytic database company that was acquired by Hewlett-Packard Company. Dr. Held served in director and executive roles at a variety of technology companies, including Business Objects SA, Tandem Computers, Inc., Oracle Corporation, Openwave Systems Inc., and SingleStore (formerly MemSQL Inc.). Dr. Held currently serves on the board of directors of Informatica Corporation, a data management company, and Copia Global Inc., a private company.

Strategy Sales & Marketing Human Capital Management	Technology Executive Level Leadership

Other Public Company Directorships (past 5 years)

•
Informatica Corporation (2008 – present)

Additional Private Company Directorships (past 5 years)

•
Copia Global Inc. (2011 – present)
•
Madaket, Inc. (2016 – 2023)
•
Tamr, Inc. (2013 – 2021)

Education

•
Purdue University (B.S., Electrical Engineering)
•
University of Pennsylvania (M.S., Systems Engineering)
•
UC Berkeley (Ph.D., Computer Science)

			Committees • Talent and Compensation

Qualifications

As a successful entrepreneur, executive, consultant and investor in technology companies, Dr. Held brings to the Board a strong technical background and extensive experience in the data management field, entrepreneurial experience and insights into the Cloud space, and over 40 years of experience in developing, managing and advising technology organizations and leading edge start-up companies through all stages of growth. Through his broad technology experience, Mr. Held also provides the Board with strong product, product marketing and customer insights, as well as expertise in technological trends and developments.

Skills		Deborah L. Kerr	Age	52
		Independent	Director Since	2017

Professional Highlights

Ms. Kerr is a Managing Director and Co-Head of Value Creation of Warburg Pincus, where she joined in 2017 as a Senior Advisor and as Managing Director in 2019. Previously, Ms. Kerr served as Executive Vice President and Chief Product and Technology Officer at Sabre Corporation from 2013 to 2017 and as Executive Vice President, Chief Product and Technology Officer at FICO from 2009 until 2012. Prior to her time at Sabre Corporation and FICO, Ms. Kerr held senior leadership roles at Hewlett-Packard, Peregrine Systems and NASA’s Jet Propulsion Laboratory. Ms. Kerr currently serves on the board of directors of Vodafone Group Plc, where she serves as a member of the audit and technology committees.

Financial Technology Executive Level Leadership Cyber Security	Strategy Risk Management Sales & Marketing Human Capital Management

Other Public Company Directorships (past 5 years)

•
Vodafone Group Plc (2022 – present)
•
Chico’s FAS, Inc. (2017 – 2024)
•
EXLService Holdings (2015 – 2021)
•
International Airline Group (2018 – 2020)

Additional Private Company Directorships (past 5 years)

•
Certified Group (2024 – present)
•
defi Solutions (2020 – present)
•
TRC (2022 – present)
•
GA Foods (2021 – 2023)

Education

•
Cal State University, Northridge (B.A., Psychology)
•
Azusa Pacific University (M.S., Computer Science)

			Committees • Audit

Qualifications

With over 30 years of diverse experience leading product and technology organizations, Ms. Kerr is a proven technology executive in the software industry who brings extensive leadership, product and technology experience, expertise in cloud and digital, and significant public company board experience to the Board. Ms. Kerr brings significant operational experience, including executing successful transformations, accelerating growth and innovation, and managing risk and change in complex environments.

Skills		George Kurian	Age	57
		Chief Executive Officer	Director Since	2015

Professional Highlights

Mr. Kurian was appointed Chief Executive Officer of NetApp, and has served as a member of the Board, since 2015. From 2013 to 2015, he was executive vice president of product operations, overseeing all aspects of technology strategy and product and solutions development across NetApp's product portfolio. Mr. Kurian joined NetApp in April 2011 as the senior vice president of the storage solutions group and was appointed to senior vice president of the Data ONTAP group in December 2011. Prior to NetApp, from 2002 to 2011, Mr. Kurian held several positions at Cisco Systems, including most recently as vice president and general manager of the application networking and switching technology group. From 1999 to 2002, Mr. Kurian was the vice president of product management and strategy at Akamai Technologies. Prior to that, he was a management consultant with McKinsey & Company, and led software engineering and product management teams at Oracle Corporation. Mr. Kurian is a board member at The Cigna Group, a global health services company.

Financial Technology Executive Level Leadership Cyber Security	Strategy Risk Management Sales & Marketing Human Capital Management
		Other Public Company Directorships (past 5 years) • The Cigna Group (2021 – present) Education • Princeton University (B.S., Electrical Engineering) • Stanford University (M.B.A.)

Qualifications

As the Company’s Chief Executive Officer, Mr. Kurian brings exceptional leadership skills, human capital management expertise, and extensive experience and knowledge of the Company’s business, operations and strategy, which enable him to keep the Board apprised of significant developments impacting the Company and the industry and to guide the Board’s discussion and review of the Company’s strategy.

Skills		Carrie Palin	Age	52
		Independent	Director Since	2021

Professional Highlights

Ms. Palin joined Cisco Systems, Inc. in June 2021 as Senior Vice President and Chief Marketing Officer. Previously, she served as Senior Vice President and Chief Marketing Officer of Splunk Inc. from February 2019 to April 2021. Prior to Splunk, she served as Senior Vice President and Chief Marketing Officer of both Box, Inc. and SendGrid, Inc. (which was acquired by Twilio, Inc.) from 2016 to 2018 and 2018 to 2019, respectively. Previously, she served as Vice President of Marketing for IBM’s Cloud Data Services and held myriad marketing leadership roles during her 16-year career at Dell. She currently serves on the board of directors of EnterpriseDB, a private software and services company.

Sales & Marketing Technology	Strategy Executive Level Leadership
		Additional Private Company Directorships (past 5 years) • EnterpriseDB (2020 – present) Education • Texas Christian University (B.S., Communications)	Committees • Talent and Compensation

Qualifications

With over 20 years of experience leading sales and marketing organizations, Ms. Palin is a leader in the software industry who brings to the Board extensive leadership, global go-to-market strategy, sales and marketing experience, and expertise in the cloud. Due to Ms. Palin’s strong advocacy at Cisco for Women in Technology and experience driving diversity, equity and inclusion initiatives, she brings valuable insights to the Board regarding the development, engagement, and championship of diversity and inclusion for employees.

Skills		Scott F. Schenkel	Age	56
		Independent	Director Since	2017

Professional Highlights

Mr. Schenkel has more than 25 years of extensive business and financial leadership expertise across healthcare, technology and commerce industries. He served as the interim Chief Executive Officer of eBay, Inc. from September 2019 to April 2020. He joined eBay, Inc. in 2007 and served as Senior Vice President and Chief Financial Officer from 2015 to 2019, leading finance, analytics and information technology. He also served as Senior Vice President and Chief Financial Officer of eBay Marketplace from 2009 to 2015 and as Vice President of Global Financial Planning and Analytics. Previously, Mr. Schenkel spent nearly 17 years at General Electric Company in a variety of finance roles. He currently serves on the board of directors of Pinterest, Inc., where he is the chair of the Audit and Risk Committee.

Financial Technology Executive Level Leadership Human Capital Management	Strategy Risk Management Sales & Marketing

Other Public Company Directorships (past 5 years)

•
Pinterest, Inc. (2023 – present)

Additional Private Company Directorships (past 5 years)

•
Martis Camp Club (2019 – 2022)
•
Forter (2022 – present)

Education

•
Virginia Polytechnic Institute and State University (B.S., Finance)

			Committees • Talent and Compensation (Chair)

Qualifications

Mr. Schenkel brings to the Board more than 25 years of extensive corporate and financial leadership, and operational expertise across technology and commerce industries. Mr. Schenkel has deep knowledge of financial and accounting issues, and a wealth of experience with financial planning and analytics, strategy, audit, mergers and acquisitions, Six Sigma and process improvement. Mr. Schenkel also provides the Board with top-level leadership perspective in organizational management and operations.

Skills		June Yang	Age	50
		Independent	New Director Nominee

Professional Highlights

Ms. Yang served as Vice President, Cloud AI and Industry Solutions of Google Cloud (cloud computing services) from October 2021 to December 2023 and as Vice President and General Manager, Compute and ML Infrastructure from October 2019 to October 2021. Prior to joining Google Cloud, Ms. Yang held various positions of increasing seniority at VMWare, Inc. in engineering and product management roles, including most recently as Vice President, Engineering and Product Management of VMWare Cloud on Dell EMC. Ms. Yang currently serves on the board of directors of UiPath, Inc., a global software company, where she is a member of the audit committee.

Financial Technology Sales & Marketing Human Capital Management	Strategy Executive Level Leadership Cyber Security

Other Public Company Directorships (past 5 years)

•
UiPath, Inc. (2024 – present)

Additional Private Company Directorships (past 5 years)

•
Cradles to Crayons (2021 – present)
•
Ahead Technology (2024 – present)
•
SRS Distribution, Inc. (2022 – 2024)

Education

•
Stanford University Graduate School of Business (M.S., Management)
•
University of California Berkeley (M.S., Chemical Engineering)
•
California Institute of Technology (B.S., Chemical Engineering)

Qualifications

Ms. Yang is a proven technology executive in the software industry who brings extensive leadership, expertise in AI, cloud and digital, product and technology experience, and significant public company board experience to the Board. Ms. Yang brings significant operational experience and valuable knowledge in AI and Cloud technologies, including in executing successful transformations, accelerating growth and innovation, and managing risk and change in complex environments.

Skills Matrix

The following chart summarizes the key qualifications and skills our director nominees bring to the Board and that the Board considers important in light of our businesses and industry.

	Financial	Executive Level Leadership	Human Capital Management	Strategy	Sales & Marketing	Cybersecurity	Technology	Risk Management
T. Michael Nevens	✓	✓	✓	✓		✓	✓	✓
Deepak Ahuja	✓	✓		✓	✓		✓	✓
Anders Gustafsson	✓	✓	✓	✓	✓	✓	✓	✓
Gerald Held		✓	✓	✓	✓		✓
Deborah L. Kerr	✓	✓	✓	✓	✓	✓	✓	✓
George Kurian	✓	✓	✓	✓	✓	✓	✓	✓
Carrie Palin		✓		✓	✓		✓
Scott F. Schenkel	✓	✓	✓	✓	✓		✓	✓
June Yang	✓	✓	✓	✓	✓	✓	✓

Board Diversity

The matrix below summarizes certain information regarding the diversity of our board of directors as of the date of this Proxy Statement.

Board Diversity Matrix

Total Number of Directors	10
		Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		3	7	0	0
Part II: Demographic Background
South Asian		0	2	0	0
White		3	5	0	0
LGBTQ+(1)		0
Persons with Disabilities(1)		0
Did Not Disclose Demographic Background(1)		1
(1)
One director determined not to provide information on their LGBTQ+ or Disability status.

Independent Directors

As indicated in each director's biography, our Board has determined that except for Mr. Kurian who is an employee of the Company, all of our directors are “independent,” as defined in the applicable laws and regulations of the SEC and the listing standards of the Nasdaq Stock Market, LLC (“Nasdaq”). The Board has also determined that each of the members of the Audit Committee, Talent and Compensation Committee, and Corporate Governance and Nominating Committee is "independent" within the meaning of the listing standards of Nasdaq, including the members of the Audit Committee and the Talent and Compensation Committee, who are subject to heightened "independence" standards. The members of the Talent and Compensation Committee are also non-employee directors as defined in Rule 16b-3 of the Exchange Act.

In making the determination of the independence of our directors, the Board considered whether there were any transactions between NetApp and entities associated with our directors or members of their immediate families, including transactions involving NetApp, investments in companies in which our directors or their affiliated entities are stockholders, and payments made to or from companies and entities in the ordinary course of business where our directors or members of their immediate families serve as a partner, director, or member of the executive management of the other party to the transaction.

The independent directors regularly meet in executive session, without management, as part of the normal agenda of our Board meetings. Our Chair, Mr. Nevens, is a non-employee director and is independent (as defined by the Nasdaq Listing Rules).

Director Attendance

Average director attendance at fiscal 2024 Board and committee meetings:

All directors attended at least 75% of Board and committee meetings in fiscal 2024.

Director Selection

Our Board has adopted guidelines for the identification, evaluation and nomination of candidates for director.

To assist with director nominations, our Board has assigned the Corporate Governance and Nominating Committee responsibility for reviewing and recommending nominees to our Board. Although there are no specific minimum qualifications for director nominees, the ideal candidate should have the highest professional and personal ethics and values, and broad experience at the policy-making level in business, government, education, technology, or public service. In evaluating the suitability of a particular director nominee, our Board considers a broad range of factors, including, without limitation, diversity of business experience, personal traits and background, professional expertise, length of service, character, integrity, judgment, independence, age, skills, education, understanding of the Company’s business, and other commitments, including NetApp's policy regarding limitation on other board service (further described in the Limitation on Other Board Service section on page 35 of this Proxy Statement). In addition, our Corporate Governance and Nominating Committee may consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

The Corporate Governance and Nominating Committee works to ensure that our Board’s composition reflects a broad diversity of experience, professions, skills, viewpoints, geographic representation, personal traits and backgrounds. Additionally, although we have no formal policy with respect to diversity, due to the global and complex nature of our business, our Board believes it is important to identify otherwise qualified candidates who would increase our Board’s racial, ethnic, gender and/or cultural diversity. No specific weights are assigned to particular criteria, and the Corporate Governance and Nominating Committee does not believe that any specific criterion is necessarily applicable to all prospective nominees. When the Corporate Governance and Nominating Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of our Board at that time, given the then-current mix of director attributes. With respect to the nomination of continuing directors for re-election, each continuing director’s past contributions to our Board are also considered.

When considering new director candidates, the Corporate Governance and Nominating Committee reviews whether the nominee is independent for Nasdaq purposes and recommends a determination to the Board, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Corporate Governance and Nominating Committee generally relies on a variety of resources to compile a list of potential candidates, including, among other things and depending upon the circumstances, its network of contacts, searches of corporate, academic and government environments and resources, and third-party executive search firms. The Board’s use of third-party executive search firms has increased in recent years. We believe utilizing such a broad variety of resources furthers our Board’s goal of ensuring the identification and consideration of a diverse range of qualified candidates.

After considering the function and needs of our Board, the Corporate Governance and Nominating Committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates. The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote.

1	Reviewing and recommendation

The Corporate Governance and Nominating Committee reviews whether the nominee is independent for Nasdaq purposes and recommends a determination to the Board, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

2	Background check

After considering the function and needs of our Board, the Corporate Governance and Nominating Committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates.

3	Meeting	The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote.

If the Corporate Governance and Nominating Committee determines to identify new independent director candidates for Board membership, it works with the full Board to determine the skills and qualifications that would best complement our Board, and is authorized to retain and to approve the fees of third-party executive search firms to identify and interview prospective director nominees.

The Corporate Governance and Nominating Committee uses the same process for evaluating all nominees, regardless of the source of the nomination. The Corporate Governance and Nominating Committee has periodically retained the services of an executive search firm to assist it in identifying new candidates to join the Board.

Stockholder Director Recommendation Procedures

A stockholder meeting the ownership requirements in our bylaws, including our proxy access bylaw, who desires to recommend a candidate for election to our Board must direct the recommendation in writing to NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128, Attention: Corporate Secretary. The recommendation must include among other things, the recommended candidate’s name, biographical data and qualifications, a written statement that, if nominated, such candidate will tender an irrevocable advance resignation in accordance with the Company’s Corporate Governance Guidelines, and such recommendations are otherwise made in compliance with the Company’s bylaws.

Corporate Governance

Our Board has adopted policies and procedures that our Board believes are in the best interests of the Company and its stockholders while being compliant with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and Nasdaq.

Our Board leadership structure, which includes a separation of the role of Board Chair and Chief Executive Officer, reflects our Company leadership needs and provides effective independent oversight of Company management and risk management. Nine of our ten directors are independent, including our Board Chair. Within the last five years, the Company has added three new independent directors to our Board and increased our Board’s gender, racial and ethnic diversity.

The operation and functions of the Board are governed by our Corporate Governance Guidelines. In addition, all of the Company’s directors, officers and employees are subject to our Code of Conduct.

Further details on our governance practices are provided in the following sections.

Corporate Governance Highlights

We are committed to strong corporate governance, which promotes the long-term interests of our stockholders and strengthens our Board and management accountability.

Governance highlights include:

✓
Other than the Chief Executive Officer, our Board is composed of all independent directors (i.e., nine out of ten directors are independent)
✓
Separation of the roles of Chair of the Board and Chief Executive Officer
✓
Board refreshment
✓
Increased board diversity
✓
Majority voting in the uncontested election of directors
✓
Limitations on outside board service
✓
Each director nominee is required to submit an irrevocable, conditional resignation effective only upon both (1) the failure to receive the required vote for reelection and (2) our Board’s acceptance of such resignation
✓
Three active standing Board committees with 100% independent members
✓
Robust Code of Conduct
✓
Annual publication of ESG Report

✓
Proxy access bylaws
✓
Stockholder right to call special meeting
✓
Stockholder right to act by written consent
✓
Annual Say-on-Pay vote
✓
Director and executive stock ownership guidelines
✓
Board involvement in setting long-term corporate strategy
✓
Board oversight of risk management, including financial, operational, strategic, data privacy, cybersecurity, legal and regulatory risks
✓
Board oversight of human capital management, including workforce diversity and inclusion
✓
Board oversight of ESG programs, policies and practices
✓
Annual Board and Board committee self-evaluations
✓
Annual assessment of director compensation by independent compensation consultant
✓
Diversity data, including EEO-1 reporting, posted on Company website

Our Board has adopted a formal set of Corporate Governance Guidelines concerning various issues related to Board membership, structure, function and processes; Board committees; leadership development, including succession planning; oversight of risk management; and our ethics helpline. A copy of the Corporate Governance Guidelines is available on our website at http://investors.netapp.com/corporate-governance.

Board Structure and Responsibilities

Board Leadership Structure

Our Board does not view any particular leadership structure as preferred and routinely considers the appropriate leadership structure. This consideration includes the pros and cons of alternative leadership structures in light of the Company’s operating and governance environment at the time, with the goal of achieving the optimal model for Board leadership and effective oversight of management by our Board.

The responsibilities of the Chair include:

•
Preside at all meetings of the Board, including executive sessions of the independent directors.
•
Have the authority to call or adjourn meetings of the Board and of the stockholders to the extent provided in the Company’s bylaws.
•
Discuss with the full Board and/or members of management any issues or concerns raised by the other independent directors.
•
Approve the agendas for Board meetings, including ensuring that matters are appropriately prioritized and that there is sufficient time for discussion of agenda items.
•
When asked, recommend to the Board the retention of consultants who report directly to the Board.
•
If requested and appropriate, be available for direct communication with stockholders.
•
Exercise and perform such other powers and duties as may be from time to time assigned to them by the Board or prescribed by the Company's bylaws.

As of the date of this Proxy Statement, our Board consists of ten directors, nine of whom are independent. Our only non-independent director is Mr. Kurian, our Chief Executive Officer. Mr. Nevens, an independent director, holds the role of Chair of the Board. The Board believes this structure benefits the Board and the Company by enabling the Chief Executive Officer to focus on operational and strategic matters while enabling the Chair to focus on Board and governance matters, including, among other things, the creation of long-term stockholder value and long-range strategic planning.

As described in more detail below, our Board of Directors has three standing committees, each of which is composed solely of independent directors and chaired by an independent director. Our Board delegates substantial responsibility to each Board committee, which regularly reports its activities and actions back to the Board. We believe that our independent Board committees and their respective chairs are an important aspect of our Board leadership structure.

Based on the recommendations of the Corporate Governance and Nominating Committee, the Board appoints committee members and committee chairs according to criteria set forth in the applicable committee charter and such other criteria that the Board determines to be appropriate in light of the responsibilities of each committee. Committee membership and the position of committee chair are not rotated on a mandatory basis unless the Board determines that rotation is in the best interest of the Company.

Board Oversight

Strategic Planning

Our Board oversees and contributes to the formation of the Company’s strategy and provides oversight of management’s execution and refinement of our strategic plans. The Board engages in discussions regarding our corporate strategy at every Board meeting and, at least annually, receives a formal update on the Company’s short- and long-term objectives, including the Company’s operating plan and long-term strategic plan.

Board’s Role in Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management.

Board

In its oversight role, our Board is responsible for satisfying itself that the risk management processes designed and implemented by our executive officers are adequate and functioning as designed. The involvement of our Board in setting our long-term business strategy is a key part of our Board’s oversight of risk management and allows our Board to assess and determine what constitutes an appropriate level of risk for the Company and review and consider management’s role in risk management. Our Board regularly receives updates from management and outside advisors regarding material risks the Company faces. At least annually, the head of enterprise risk management and senior management members report on our top enterprise risks and the steps management has taken or will take to mitigate these risks. Our Chief Security Officer ("CSO") also provides regular updates to the Board on top risks related to cybersecurity, our enterprise and products. We have also adopted guidelines regarding escalation of cybersecurity incidents to our Board.

Committees

Each committee of our Board oversees specific aspects of risk management and meets in executive session with management to discuss our risks and exposures. Our committees regularly report their findings to our Board.

Audit Committee	Talent and Compensation Committee	Corporate Governance and Nominating Committee

Oversees overall integrity of our financial statements, accounting and auditing matters, our compliance with legal, regulatory and public disclosure requirements, our enterprise risk management program, and our initiatives related to information security and cybersecurity, including prevention and monitoring.

Oversees the design of our incentive programs and reviews risks associated with our compensation policies and programs; reviews human capital strategy and programs to assist in understanding our corporate culture, workforce diversity and inclusion, talent acquisition, development and engagement.

Oversees the management of risks associated with director independence, conflicts of interest, board composition and organization, and director succession planning; oversees and regularly reviews our ESG programs, policies and practices.

Management

Senior Management

Our senior management regularly attends meetings of the Board and its committees and provides the Board and its committees with reports regarding our operations, strategies, and objectives, and the risks inherent within them, as well as management action plans to monitor and address risk exposures. Board and committee meetings also provide a forum for directors to discuss issues with, request additional information from, and provide guidance to, senior management.

Integrity and Compliance Office

Our Integrity and Compliance Office is comprised of a global team of professionals responsible for maintaining ethical and compliance excellence at NetApp. This team works under the leadership of our Chief Legal Officer to discuss compliance and ethics-related trends, risks, and action plans. The Integrity and Compliance Office is responsible for ensuring adherence to internal compliance requirements, overseeing the team that investigates alleged violations of our Code of Conduct. The Integrity and Compliance Office further works closely with our executives to ensure appropriate legal and compliance training to support and reinforce NetApp’s ethical culture throughout the enterprise.

Disclosure Committee

The Disclosure Committee, which is comprised of a cross-functional team, regularly reviews NetApp’s financial and business disclosures, including quarterly and annual reports prior to filing with the SEC. The Disclosure Committee works to ensure that NetApp’s required disclosures regarding its risks are accurate, complete, and timely. NetApp’s internal legal and financial reporting teams seek input and advice from internal subject matter experts and external advisors in drafting specific disclosures, and such input and advice is communicated to the Disclosure Committee.

Cybersecurity Oversight

The Board oversees the Company’s risk management process, including cybersecurity risks, directly and through its committees. The Audit Committee oversees the Company’s risk management program, which focuses on the most significant risks the Company faces in the short-, intermediate-, and long-term timeframes. The CSO updates the Audit Committee on a quarterly basis and the full Board at least twice annually. Such updates include a review of cybersecurity risks affecting the company, related metrics, and any incidents or issues that require attention from the Board.

The CSO provides leadership, strategic direction, and oversight for NetApp's Global Security Risk and Compliance functions and security program. Global Security executives oversee management of risks and track projects progress, remediations, and any issues related to cybersecurity risks.

The CSO, in coordination with the Chief Information Security Officer ("CISO") is responsible for leading the assessment and management of cybersecurity risks. The current CSO and CISO each have over 30 years of experience in IT and information security. The CSO and CISO stay informed on information security risks through regular meetings on key cybersecurity projects and KPIs. Updates are communicated to the Global Security Steering Committee, which provides quarterly reports to the Board and to the Audit Committee.

AI Oversight

The Board, in coordination with the Audit Committee and Corporate Governance and Nominating Committee, is responsible for overseeing our AI governance and risk management processes, which address the development and use of AI products and services and our use of AI in our internal operations. As this is a nascent and rapidly developing area, the Board and management are working together to build a strong AI governance and risk management program.

Succession Planning

The Board plans for succession to the position of CEO and other senior management positions to help ensure continuity of leadership. The Talent and Compensation Committee reviews succession plans for the CEO and other senior management positions and the development plans and strategies to accelerate the readiness of internal candidates. The Talent and Compensation Committee and management review the succession plans with the Board annually. To assist the Board in this effort, the CEO provides the Board with an assessment of other executives and their potential as a suitable successor. The CEO also provides the Board with an assessment of individuals considered to be potential successors to other key senior management positions. The Board discusses and evaluates these assessments, including in private sessions, and provides feedback to the CEO. Management is responsible for developing retention and development plans for potential successors and periodic progress reports and reviews are provided to the Board.

ESG Oversight

At NetApp, we are inspired by the belief that our impact on society and the environment drives business success. We believe that effective ESG management benefits all of our stakeholders, including our stockholders, employees, customers and partners.

The Corporate Governance and Nominating Committee is responsible for oversight and periodic review of the Company’s ESG programs, policies and practices, including climate- and human- rights related programs, policies and practices, and considers any feedback received from stockholders. Management presents updates with respect to the Company’s ESG programs to the Corporate Governance and Nominating Committee at least twice a year. The Corporate Governance and Nominating Committee is responsible for evaluating ESG goals set by NetApp management and ensuring that those goals align with NetApp’s stated values and long-term strategy.

The other Board committees also assist the Board in fulfilling its oversight responsibilities by overseeing related risks in their areas of responsibility, including:

Talent and Compensation Committee	Oversees initiatives related to key human capital management strategies and programs, including diversity, inclusion and belonging initiatives
Audit Committee	Oversees the implementation and effectiveness of the Company’s corporate integrity, internal control, disclosure and compliance programs

Our Chief Sustainability Officer, who reports to our Executive Vice President, Chief Legal Officer and Corporate Secretary, is responsible for driving the development of the Company’s ESG strategy and coordinating implementation of those efforts throughout the business.

The Global Business Conduct Council (“GBCC”) has management oversight of the Company’s ESG program, including strategy, goal setting and progress, and reporting. The GBCC is a cross-functional leadership team that includes executives from our finance, human resources, legal, go to market, investor relations, internal audit, operations, and engineering teams.

More information about our ESG programs, including our ESG Reports, is available in the Investor Relations section of our website at https://www.netapp.com. Our website, ESG Reports, and other information available on our website are not part of, nor are they incorporated by reference into, this Proxy Statement.

Political Spending and Contributions

The Company’s Political Contributions Policy and its Code of Conduct prohibit political contributions of any kind, by or on behalf of the Company. Our Code of Conduct also requires advance approval of any donation of NetApp assets or funds. We believe this provides an additional measure of oversight in enforcing our policy against Company political contributions.

Committees of the Board of Directors

Our Board currently has three standing committees, each of which is composed entirely of independent directors, and each of which operates under a charter approved by our Board: the Audit Committee, the Corporate Governance and Nominating Committee, and the Talent and Compensation Committee.

Corporate Governance and Nominating Committee

Members T. Michael Nevens (Chair) Kathryn M. Hill George T. Shaheen	Meetings The Corporate Governance and Nominating Committee held seven meetings during fiscal 2024.

Responsibilities

•
Review of matters concerning corporate governance and providing recommendations to the Board.
•
Review of composition of the Board and its committees and providing recommendations to the Board.
•
Evaluation and recommendation of candidates for Board membership and consideration of nominees recommended by stockholders who satisfy the conditions described above under “Director Selection.”
•
Evaluation of the performance of the Board.
•
Review of conflicts of interest of members of the Board and corporate officers.
•
Review and approval of related person transactions.
•
Oversight and management of risks associated with director independence, conflicts of interest, board composition and organization, and director succession planning.
•
Development and recommendation of corporate governance policies and other governance guidelines and procedures to our Board.
•
Oversight and review of the Company’s ESG programs, policies, and practices.

All members of the Corporate Governance and Nominating Committee are independent in accordance with the applicable laws and regulations of the SEC and the Nasdaq Listing Rules.

If each of the nine director nominees is elected by the stockholders, effective immediately following the Annual Meeting, Ms. Palin and Mr. Gustafsson will join the Corporate Governance and Nominating Committee as members.

The functions of the Corporate Governance and Nominating Committee are detailed in the Corporate Governance and Nominating Committee Charter, which can be found on the Company’s website at http://investors.netapp.com/corporate-governance.

Talent and Compensation Committee

Members Scott F. Schenkel (Chair) Anders Gustafsson Gerald Held Carrie Palin George T. Shaheen	Meetings The Talent and Compensation Committee held five meetings during fiscal 2024.

Responsibilities

•
Review of the Company’s overall compensation and benefits philosophy and strategy and advising the Company’s management.
•
Assist the Board in completing its responsibilities relating to oversight, evaluation and approval of the compensation of the Company’s Chief Executive Officer, all executive vice presidents, all senior vice presidents, other executive officers and non-employee directors.
•
Review of the corporate goals relevant to compensation, and our executive and leadership development policies.
•
Review and approval of the Company’s compensation and benefits plans and programs in accordance with the Talent and Compensation Committee charter.
•
Creation of the compensation guidelines under which management establishes salaries for non-officers and other employees of the Company.
•
Administration of the compensation and benefit plans of the Company.
•
Establishment of salaries, incentive and equity compensation programs, and other forms of compensation for our officers and non-employee directors.
•
Oversight of the management of risks associated with the Company’s compensation policies and programs.
•
Oversight of the Company’s human capital management strategy and programs, including the Company’s talent strategy and key programs related to corporate culture, workforce diversity and inclusion, talent acquisition, engagement, development and retention.
•
Review of executive and leadership development policies, plans and practices for the retention and development of executive and leadership talent, including annual review with the Board of succession plans for the CEO and executive officers reporting to the CEO.
•
In accordance with applicable Nasdaq Listing Rules, review and assessment of the independence of any compensation consultant, legal counsel or other advisor that provides advice to the Talent and Compensation Committee.

All members of the Talent and Compensation Committee are independent in accordance with the applicable laws and regulations of the SEC and the Nasdaq Listing Rules.

In fulfilling its responsibilities, the Talent and Compensation Committee is entitled to delegate certain of its responsibilities, power and authority to a subcommittee as the Talent and Compensation Committee deems appropriate. Specifically, at its discretion, the Talent and Compensation Committee has the authority to designate a subcommittee with the authority to grant options, restricted stock units or other equity awards to non-executive officer employees of the Company and to amend such equity awards.

The functions of the Talent and Compensation Committee are detailed in the Talent and Compensation Committee Charter, which can be found on the Company’s website at http://investors.netapp.com/corporate-governance. The Talent and Compensation Committee meets regularly with its outside advisors independently of management.

Audit Committee

Members Deepak Ahuja (Chair) T. Michael Nevens Kathryn M. Hill Deborah L. Kerr	Meetings The Audit Committee held ten meetings during fiscal 2024.

Responsibilities

•
Oversight of the integrity of the Company’s financial statements and adequacy of the Company’s internal controls.
•
Appointment, compensation, retention, termination and oversight of the work of the Company’s independent registered public accounting firm, Deloitte & Touche LLP, which reports directly to the Audit Committee.
•
Review of various auditing and accounting matters, including the selection of the Company’s independent registered public accounting firm, the scope of the annual audits, fees to be paid to the independent registered public accounting firm, the performance of the Company’s independent registered public accounting firm, the accounting practices of the Company and other such functions as detailed in the Audit Committee Charter.
•
Oversight of the quality of the internal audit function of the Company, which reports directly to the Audit Committee.
•
Oversight of the Company’s risk management program, including financial, operational, strategic, privacy, cybersecurity, legal and regulatory risks.
•
Oversight of compliance with legal, regulatory and public disclosure requirements.

All members of the Audit Committee are independent in accordance with the applicable laws and regulations of the SEC and the Nasdaq Listing Rules. All of the members of the Audit Committee also meet the applicable requirements for financial literacy. Each member of the Audit Committee has the requisite financial management expertise. Our Board has determined that Mr. Ahuja qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.

The functions of the Audit Committee are detailed in the Audit Committee Charter, which can be found on the Company’s website at http://investors.netapp.com/corporate-governance.

Meetings and Attendance of Our Board of Directors

Our Board held six meetings and also acted by written consent during fiscal 2024. During fiscal 2024, each member of our Board attended at least 75% of the aggregate of (1) the total number of meetings of our Board held during fiscal 2024; and (2) the total number of meetings held by all Board committees on which such director served, in each case covering the periods of fiscal 2024 during which such director served on our Board or such committees, as applicable.

Stockholder Meeting Attendance for Directors

We do not have a formal policy for director attendance at our annual meetings, but historically they have been attended by all of the directors. All nine of the directors then serving attended the 2023 Annual Meeting, which was held virtually.

Board Accountability and Processes

Stockholder Communications Policy

Stockholders may contact any of the Company’s directors by writing to them c/o NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128, Attn: Corporate Secretary. Employees and others who wish to contact our Board or any member of the Audit Committee to report questionable practices may do so anonymously by using this address and designating the communication as “confidential.”

Board Self-Evaluation

Our Board maintains a regular and robust evaluation process designed to continually assess its effectiveness. Every year, the Board conducts a formal evaluation of each Board committee, individual directors, and the Board as a whole. Our process is designed to gauge understandings of and effectiveness in Board composition and conduct; meeting structure and materials; Board committee composition; strategic planning and oversight; succession planning; culture and diversity; and other relevant topics, such as crisis management and ESG-related perspectives and skills.

Review and Design of Evaluation Process	Standard Interview Topics	One-on-One Discussion	Evaluation Results
•
The Corporate Governance and Nominating Committee reviews the evaluation process annually, and designs each year’s evaluation process and interview topics
•
The Board considers the current dynamics of the boardroom, the Company and its strategy, and our industry, the format of previous annual evaluations, and issues that are at the forefront of our investors’ minds

•
Board efficiency, effectiveness and processes
•
Board and Board committee composition
•
Quality of Board and Board committee discussions
•
Quality of information and materials provided
•
Company strategy
•
Board leadership and director education
•
Board processes and culture

•
One-on-one discussions, using standard interview questions, between an independent, third-party facilitator, on one hand, and each director and certain members of senior management, on the other hand, to solicit their views on the Board’s effectiveness

•
Preliminary evaluation results are discussed with the Chair of the Board, followed by the Corporate Governance and Nominating Committee
•
Final evaluation results and recommendations discussed in a meeting of the full Board
•
Feedback for individual directors is delivered to them by the Chair

Over the past several years, the evaluation process has led to a broader scope of topics covered in Board meetings, improvements in Board process, changes to Board and Board committee composition, leadership and structure, and the identification of new key skills and qualifications relevant to service on our Board.

This year’s evaluation identified areas for continued focus, including:

•
Growth strategy and execution;
•
Management performance, development and succession; and
•
Technology transformation.

Code of Conduct

The Company has adopted a Code of Conduct that includes a conflicts of interest policy that applies to all directors, officers and employees. All employees are required to affirm in writing their understanding and acceptance of the Code of Conduct.

The Audit Committee is responsible for reviewing the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s approach to human rights as established in our Code of Conduct.

The Code of Conduct is posted on the Company’s website at: http://investors.netapp.com/corporate-governance. The Company will post any amendments to or waivers of the provisions of the Code of Conduct requiring disclosure on its website.

Stockholder Engagement and Outreach

The Company’s relationships with its stockholders are a crucial part of our corporate governance practices, and the Board recognizes the value of taking their perspectives into account. Among other things, this engagement helps the Board and management to understand the larger context and impact of the Company’s operations, address expectations and views around our business strategy and performance and assess emerging issues that may affect our business, governance and sustainability practices.

On an annual basis and beginning in the months following our annual stockholder’s meeting, we conduct a formal outreach to stockholders as part of a year-round engagement process described below:

Late Winter/Spring	Spring/Early Summer	Late Summer/Early Fall

We reach out to many of our investors to engage in discussion regarding issues that are important to them and to seek their input on our company strategy, corporate governance, executive compensation, ESG, investor “top of mind” and other matters. Our outreach team includes Investor Relations, Total Rewards, ESG and Legal representatives from NetApp’s management teams and, if requested, independent directors of the Board.

We consider investor feedback and perspectives in evaluating our company strategy, corporate governance practices, executive compensation program, ESG priorities, and preparing proxy statement disclosures.

After proxy materials are filed, we invite our largest investors to discuss proposals to be considered at the next annual meeting of stockholders.

In fiscal 2024 following our 2023 annual meeting, we invited stockholders representing approximately 60% of our outstanding shares to participate in our stockholder engagement program and engaged with stockholders representing approximately 32% of outstanding shares. The Chair of the Board, Mr. Nevens, participated in select meetings held during fiscal 2024.

Our stockholder engagement and outreach program enables us to collect and understand stockholder feedback, concerns and perspectives. Topics discussed included our company strategy, Board and Board committee composition and refreshment, our environmental and social priorities as identified in our materiality assessment, our approach to human capital management, and our executive compensation practices.

The Board and Talent and Compensation Committee greatly value the engagement with our stockholders and have considered, and will continue to consider, stockholder feedback in their future deliberations. Stockholder communications and inquiries are shared with the Company’s management, and with the Chair of the Board and its committees, as appropriate. Additional information regarding our outreach program, and its impact on our executive compensation planning is provided in the Compensation Discussion and Analysis section below.

Director Onboarding & Continuing Education

Our Board maintains an orientation and onboarding program for new directors and a continuing education and reimbursement policy for all directors.

The orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of NetApp and the technology industry. Materials provided to new directors include information on the Company’s products and services, organizational structure and operations, strategic plans, financial matters, Corporate Governance Guidelines, Code of Conduct, and other key policies and practices. The onboarding process includes meetings with other directors and members of senior management.

Continuing director education is facilitated through our continuing education and reimbursement policy, where the Company will reimburse directors for participation in director education seminars and opportunities, and our directors are encouraged to seek out continuing educational opportunities on topics necessary to assist them in fulfilling their duties.

Director Succession Planning

The Corporate Governance and Nominating Committee plays an important role in director succession planning and refreshment. The Corporate Governance and Nominating Committee is responsible for overseeing the management of risks associated with director succession planning. Additionally, the Corporate Governance and Nominating Committee is responsible for reviewing and making recommendations to the Board regarding the composition and size of the Board and for determining the criteria for membership on the Board.

We believe that our approach to Board succession planning and refreshment plays an important role in addressing Board effectiveness. Over the last five years, three new directors have joined our Board, and one director retired. This year two directors are leaving the Board and a new nominee is being recommended for election at the Annual Meeting.

Director term limits do not currently play a role in our approach to director succession planning and refreshment. As each director is subject to election by stockholders annually, the Board does not believe it is in the best interests of the Company to establish term limits at this time. Additionally, such term limits may cause the Company to lose the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company’s business and therefore can provide an increasingly significant contribution to the Board and the Company’s stockholders.

Advanced Director Resignation Policy

The Company maintains a policy in our Corporate Governance Guidelines regarding advanced director resignation as a prerequisite to director nominations. The policy requires that the Board nominate for election or re-election as director only candidates who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next stockholders’ meeting at which they face reelection; and (ii) the Board’s acceptance of such resignation.

In addition, our policy is that the Board fills director vacancies and new directorships only with candidates who agree to tender, promptly following appointment to the Board, the same form of resignation tendered by other directors in accordance with our director resignation policy.

If an incumbent director fails to receive the required vote for re-election, the Corporate Governance and Nominating Committee acts to determine whether to accept the director’s irrevocable, conditional resignation, and it will submit such recommendation for consideration by the Board. The Board has discretion to accept or reject the offer of resignation of any director.

Board Size

The Company’s Bylaws provide that the number of directors is determined by the Board. Our Corporate Governance and Nominating Committee reviews and make recommendations to the Board regarding the composition and size of the Board at least annually to ensure that the current number of members most effectively support the Company, and recommends changes to the Board as appropriate.

As of the date of this Proxy Statement, our Board consists of ten members. Following Ms. Hill's and Mr. Shaheen's departure from the Board effective as of the 2024 Annual Meeting, the size of the Board will be reduced to nine directors.

Limitation on Other Board Service

The Board does not believe that its members should be prohibited from serving on boards of other organizations. Service on other boards or committees must be consistent with the Company’s conflict of interest policies, applicable laws and regulations and must not materially interfere with the member's services as a director.

The Board believes that the Company’s CEO should sit on no more than a total of two public company boards, including the Company, and that the Company's executives who report to the CEO should sit on no more than one public company board. The Board further believes that non-employee members of the Board should sit on no more than a total of four public company boards.

As of the date of this Proxy Statement, every director is in compliance with our policy regarding limitation on other board service.

Our policy is that directors advise the Board Chair or Lead Independent Director, as applicable, and the Corporate Governance and Nominating Committee before accepting an invitation to serve on an additional for-profit corporate board of directors. The Corporate Governance and Nominating Committee may take into account the nature of and time involved in a director’s service on other boards or committees in evaluating the suitability of individual director candidates and current directors.

Personal Loans to Executive Officers and Directors

The Company does not provide personal loans or extend credit to any executive officer or director.

Director Compensation

The Talent and Compensation Committee evaluates the non-employee director compensation program annually with the assistance of its independent compensation consultant, Meridian Compensation Partners, LLC. As a part of this process, the Talent and Compensation Committee reviews market data for director compensation from the Company’s Compensation Peer Group, the same group used for our executive compensation review, including cash compensation, equity compensation and stock ownership requirements. Non-employee director compensation is generally aligned with the market median and is periodically adjusted to maintain alignment with market and peer pay practices. Non-employee directors receive annual cash retainers as well as equity awards for their service on our Board. Details of the compensation are discussed in the narrative below. Employee directors do not receive any compensation for their services as members of our Board.

Director Compensation Highlights

•
The Board Chair and Committee Chairs receive additional fees to differentiate individual pay based on workload.
•
The overall compensation mix emphasizes equity.
•
Annual equity grants have a fixed value and vest on the day immediately preceding the date of the next annual stockholders meeting following the initial grant date.
•
Directors do not receive performance-based equity awards.
•
Directors are subject to robust stock ownership guidelines to support alignment between director and stockholder interests.
•
No perquisites for non-employee directors.
•
Compensation generally aligned with market median.
•
Our outside director compensation program facilitates stock ownership.

Director Compensation Table

The table below summarizes the total compensation paid by the Company to our directors for fiscal 2024.

					Change in
					Pension Value
					and Nonqualified
				Nonequity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)(3)	($)(4)	($)	($)	($)	($)
T. Michael Nevens	195,000	341,268	—	—	—	—	536,268
Deepak Ahuja	125,000	268,117	—	—	—	—	393,117
Anders Gustafsson	30,000	269,288	—	—	—	—	299,288
Gerald Held	90,000	268,117	—	—	—	—	358,117
Kathryn M. Hill	105,000	268,117	—	—	—	—	373,117
Deborah L. Kerr	95,000	268,117	—	—	—	—	363,117
Carrie Palin	90,000	268,117	—	—	—	—	358,117
Scott F. Schenkel	112,500	268,117	—	—	—	—	380,617
George T. Shaheen	100,000	268,117	—	—	—	—	368,117
George Kurian(5)	—	—	—	—	—	—	—

(1)
The amounts in this column represent compensation that was earned in fiscal 2024. Our Board year does not correspond with our fiscal year. Our Board year begins on the date of each annual meeting and runs until the next annual meeting. Cash board fees are paid in arrears on a quarterly basis. A portion of the fees earned during the last quarter of fiscal 2023 were paid in the first quarter of fiscal 2024 and are included in this table. Likewise, a portion of the fees earned during the last quarter of fiscal 2024 were paid in the first quarter of fiscal 2025 and are not included in this table.
(2)
Each non-employee director received a service-vested restricted stock unit (“RSU”) award representing the contingent right to receive shares of common stock. The amounts reported represent the grant date fair value of RSU awards to the director under the 2021 Plan, and are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718). Assumptions used in the valuations of these awards are included in Note 10 of the Annual Report. These amounts do not represent the actual value that may be realized by the non-employee director.
(3)
The table below sets forth the aggregate number of RSUs, including RSUs for which the payout of shares has been deferred by such director, held as of April 26, 2024 by the non-employee directors who served on the Board in fiscal 2024:

	# of RSUs	Total Equity Awards
Name	(in Shares)	Outstanding
T. Michael Nevens	4,488	4,488
Deepak Ahuja	6,976	6,976
Anders Gustafsson	3,547	3,547
Gerald Held	41,702	41,702
Kathryn M. Hill	6,976	6,976
Deborah L. Kerr	8,982	8,982
Carrie Palin	3,526	3,526
Scott F. Schenkel	3,526	3,526
George T. Shaheen	20,220	20,220

(4)
As of April 26, 2024, no outstanding options were held by the non-employee directors who served on the Board in fiscal 2024.
(5)
During fiscal 2024, Mr. Kurian served as our Chief Executive Officer and a member of the Board. Mr. Kurian did not receive any additional compensation for serving on our Board. For more information on Mr. Kurian’s compensation as our Chief Executive Officer, please see the “Executive Compensation Tables and Related Information—Summary Compensation Table” below.

Summary of Director Compensation Policy

The following table sets forth a summary of our total compensation policy for our non-employee directors as of the end of fiscal 2024:

Board Retainer	Committee Retainer

Lead Independent Director/Chair
$150,000
Annual
Cash Retainer
$350,000
Equity
Grants
Other Board Members
$75,000
Annual
Cash
Retainer
$275,000
Equity
Grants

## Audit Committee

$30,000
Chairperson
$20,000
Member

## Talent and Compensation Committee

$22,500
Chairperson
$15,000
Member

## Corporate Governance and Nominating Committee

$15,000
Chairperson
$10,000
Member

As previously disclosed in our 2023 Proxy Statement, in July 2023 the Talent and Compensation Committee evaluated the compensation for non-employee directors in consultation with Meridian and determined that the board retainer paid to our non-employee directors was below the median paid by peer companies and that the board retainer should be adjusted upward to be consistent with our pay practices and remain competitive. Accordingly, effective as of the 2023 Annual Meeting, the annual equity grant to our non-employee directors was increased by $25,000, from $325,000 to $350,000 for our Chair and $250,000 to $275,000 for our other directors.

In July 2024, in accordance with its annual practice, the Talent and Compensation Committee evaluated the compensation for non-employee directors, including benchmarking the directors’ cash and equity compensation against our Compensation Peer Group (as disclosed in the section titled “Compensation Peer Group and Use of Market Data” beginning on page 56 of this Proxy Statement). In connection with this evaluation, the Talent and Compensation Committee reviewed the annual cash retainer, the annual equity grant, fees for committee services, fees for chairs, grants on initial appointment, and stock ownership guidelines for our non-employee directors (additional information on stock ownership guidelines and director compliance is available on page 59 of this Proxy Statement). The Talent and Compensation Committee reviewed data compiled by Meridian, including average compensation per director of peer companies, committee member and chair retainers, director equity grant practices and other relevant director pay practices. The Talent and Compensation Committee determined, with the assistance of its independent advisor, that the board compensation paid to our non-employee directors was just above the median paid by peer companies. Accordingly, no changes were recommended or approved to director compensation.

Our non-employee directors received automatic annual equity grants under the 2021 Plan pursuant to an outside director compensation policy adopted by our Board and the Talent and Compensation Committee, which may be revised from time to time as our Board or the Talent and Compensation Committee deems appropriate. Since fiscal 2016, all non-employee director automatic annual equity grants have been in the form of RSUs.

Following the 2023 Annual Meeting, each of the individuals re-elected as a non-employee director received the number of RSUs indicated in the table below with respect to their automatic annual equity awards. Mr. Gustafsson, who was appointed to the Board in November 2023, received the number of RSUs indicated in the table below upon his appointment to the Board pursuant to an automatic grant.

		Stock Option	Stock Option
Name	RSUs	Grants (in Shares)	Exercise Price ($)	Grant Date
T. Michael Nevens	4,488	—	—	September 13, 2023
Deepak Ahuja	3,526	—	—	September 13, 2023
Anders Gustafsson	3,547	—	—	November 17, 2023
Gerald Held	3,526	—	—	September 13, 2023
Kathryn M. Hill	3,526	—	—	September 13, 2023
Deborah L. Kerr	3,526	—	—	September 13, 2023
Carrie Palin	3,526	—	—	September 13, 2023
Scott F. Schenkel	3,526	—	—	September 13, 2023
George T. Shaheen	3,526	—	—	September 13, 2023

As provided in the outside director compensation policy, a newly elected or appointed non-employee director automatically receives a grant of RSUs upon his or her first election or appointment to the Board with a value of $275,000 (if such election or appointment occurs before February of the applicable year) or with a value of $137,500 (if such election or appointment occurs in or after February of the applicable year). On the date of each annual stockholders meeting, but after any stockholder votes are taken on such date, each outside director who is re-elected automatically receives a grant with a value of $275,000, except the Chair of the Board, who receives a grant with a value of $350,000. Such RSUs shall vest upon the recipient's continuous service as a director through the day immediately preceding the date of the next Annual Stockholders Meeting following the grant date. Effective as of the Annual Meeting, elected outside directors will receive a grant with a value of $275,000 and the Chair of the Board will receive a grant with a value of $350,000.

Equity awards for non-employee directors are represented as a dollar value. For these purposes, the value of any awards of RSUs will equal the product of (1) the fair market value of one share of common stock on the grant date of such award and (2) the aggregate number of RSUs.

Each non-employee director is also eligible to receive an annual cash retainer for his or her Board and committee service, pursuant to the terms of the outside director compensation policy. The Talent and Compensation Committee has approved a deferral program for our non-employee directors, which allows each non-employee director to elect to defer the receipt of his or her annual cash retainer until a later date in accordance with applicable tax laws. Additionally, for any automatic equity grant in the form of RSUs, the director may elect in accordance with federal tax laws when he or she will receive payout from his or her vested RSUs and defer income taxation until the award is paid. In connection with this deferral, a director may elect to receive payout within 30 days of the earliest of: (1) if the director so specifies, a specified date that is no earlier than January 1 of the second calendar year immediately following the date on which the RSUs vested; (2) the date the director ceases to serve as a director for any reason (in accordance with Internal Revenue Code Section 409A and the regulations thereunder (“Section 409A”)); and (3) the date on which a Change of Control occurs. If the director does not specify a date per (1) above, then the RSUs shall be paid out upon the earlier to occur of (2) and (3) above. For the definition of “Change of Control”, please see “Termination of Employment and Change of Control Agreements – Definitions Contained in Change of Control Severance Agreement” below. An election to defer the payout of vested RSUs is not intended to increase the value of the payout to the non-employee director, but rather to give the non-employee director the flexibility to decide when he or she will be subject to taxation with respect to the award. Any election to defer payment of any vested RSUs will not alter the other terms of the award, including the vesting requirements. Dividend-equivalents will accrue on each equity award granted to our non-employee directors in fiscal 2020 and onwards if any such equity award is vested but has been deferred by such director.

Executive Compensation

Proposal 2
Advisory Vote to Approve Named Executive Officer Compensation (“Say-On-Pay”)

Introduction

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution approving the compensation of our NEOs as reported in this Proxy Statement. As described in the CD&A, the Talent and Compensation Committee has designed the compensation of our NEOs to align each NEO’s compensation with our short-term and long-term performance and the interests of our stockholders, and to provide the compensation and incentives needed to attract, motivate and retain our NEOs. Our NEOs are crucial to our long-term success. You are urged to read the disclosure in the CD&A, which describes in more detail our executive compensation practices, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, which provide detailed information on the compensation of our NEOs.

The resolution to approve the compensation of our NEOs on an advisory basis, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal 2024 Summary Compensation Table and the other related tables and disclosure.”

We hold our say-on-pay vote every year and expect to hold another say-on-pay vote at our 2025 Annual Meeting.

Vote Required

The affirmative vote of a majority of the stock having voting power present in person or represented by proxy and entitled to vote on the subject matter is required to approve this Proposal Number 2. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote, on an Advisory Basis, FOR Proposal Number 2.

Compensation Discussion and Analysis

Executive Summary

This CD&A explains the objectives and practices underlying the design of our executive compensation program and the compensation paid to our NEOs in fiscal 2024. For fiscal 2024, our NEOs were:

George Kurian	Chief Executive Officer
Michael J. Berry	Executive Vice President and Chief Financial Officer(1)
Cesar Cernuda	President
Harvinder S. Bhela	Executive Vice President and Chief Product Officer
Elizabeth M. O’Callahan	Executive Vice President, Chief Legal Officer and Corporate Secretary

(1) Mr. Berry also served as the Company's principal accounting officer on an interim basis from September 15, 2023 until April 8, 2024.

For certain information concerning our Executive Officers, see “Information About Our Executive Officers” in Item 1 of Part I of our Annual Report on Form 10-K filed June 10, 2024 (the “Annual Report”).

Executive Compensation Objectives

The Talent and Compensation Committee’s objectives for our executive compensation programs are to:

•
Drive long-term stock price appreciation by linking a meaningful portion of executive compensation to financial and non-financial measures that we believe will drive or reflect the creation of stockholder value;
•
Help recruit and retain experienced and highly qualified executives in the competitive labor environment in which the Company competes for talent; and
•
Motivate our executives to perform to the best of their abilities while holding them accountable for business results, and for obtaining those results ethically.

Our Fiscal 2024 Company Performance

$6.27B Net Revenues (-1% year-over-year)	$1.21B Operating Income (+19% year-over-year)	$4.63 EPS(1) (-20% year-over-year)

$1.69B Operating Cash Flow (+52% year-over-year)	$1.33B AOI(2) (+8% year-over-year)	$6.46 Non-GAAP EPS(1) (+16% year-over-year)

(1) EPS, or earnings per share, is computed using the diluted number of shares on both a GAAP and non-GAAP basis. A reconciliation of non-GAAP to GAAP results can be found in Annex A.

(2) AOI is Adjusted Operating Income. A reconciliation of non-GAAP to GAAP results can be found in Annex A.

Fiscal 2024 was a year of turnaround. Despite a 1% decrease in revenue year over year, our focused efforts led to a return to revenue growth in the second half and delivered record annual operating cash flow. At the start of fiscal 2024, we implemented a plan to enhance the performance of our storage business and build a more focused approach to the Public Cloud business, while managing the elements within our control in an uncertain macro environment. This plan has yielded tangible results, as evidenced by our growth acceleration in the second half of fiscal 2024. NetApp is leading the evolution of the storage industry, helping our customers make their data infrastructure intelligent for the age of artificial intelligence. Our value proposition is resonating strongly in the marketplace.

At the start of fiscal 2024, we expanded our addressable market with the introduction of the ASA A-series and ASA C-series all-flash arrays optimized for block environments. Both the ASA families and AFF C-series capacity-oriented all flash array family exceeded our expectations in fiscal 2024, helping drive our all-flash business to a record high annualized revenue run rate of $3.6 billion (computed as products and services revenue for the quarter multiplied by four) for the fourth quarter of fiscal 2024. As we sharpened the focus of our cloud portfolio, first party and hyperscaler marketplace storage services remain our priority and helped drive our 6% Public Cloud segment revenue growth, year over year.

Our leading innovation continues to be recognized by third parties and win awards.

•
We were named as Google Cloud Technology Partner of the Year Infrastructure – Storage in 2023 and 2024. Additionally, we were awarded Google Cloud Technology Partner of the Year Marketplace Infrastructure in 2023;
•
We are a leader in the Gartner Magic Quadrant for Primary Storage for the 11th consecutive year and our AFF received first place scores for the Containers and Hybrid Cloud IT Operations use cases in Gartner’s 2023 Critical Capabilities for Primary Storage;

•
We are a leader in the GigaOm Radars for Kubernetes Resource Management, Primary Storage for Midsized Businesses, Primary Storage for Large Enterprises, Scale-Out File Storage, High-Performance Cloud File Storage, File-Based Primary Storage Ransomware Protection, Data Security Storage Posture – Infrastructure, Unstructured Data Management, Cloud FinOps, and Cloud Resource Optimization; and
•
We were named Frost & Sullivan’s 2024 Company of the Year in the Global Hybrid Cloud Storage Management Industry.

Our strong fiscal 2024 financial performance resulted in approximately 65% 1-year Total Shareholder Return (TSR)(1), outpacing our peer companies(2) and the S&P 500 IT Index companies for the year.

(1) Total Shareholder Return for 1-, 3- and 5-years is calculated as the annualized percentage increase or decrease in the adjusted closing price per share from the last day of fiscal 2023, 2021 and 2019, respectively, to the last day of fiscal 2024, including dividends paid, stock splits and similar corporate transactions.

(2) “Peers” refers to the median TSR of our Compensation Peer Group (as identified in this CD&A in the “Compensation Peer Group and Use of Market Data” section below).

Supporting Sustainable Performance - Continued Focus on Organizational Health and Employee Engagement

NetApp’s business performance and competitive advantage depends on our ability to hire, engage and develop talented employees. Our Board of Directors, Talent and Compensation Committee, and senior executive leadership team are committed to maintaining and improving the health of our organization and fostering positive employee engagement. Examples of actions and results to sustain and evolve our organizational health in fiscal 2024 include:

•
Regular cadence of cross-functional senior leadership meetings, in person and virtually, to ensure alignment to our enterprise business priorities across the organization and to reinforce the competencies necessary to lead people and teams effectively at NetApp;
•
Achievement of strong overall employee engagement that is in-line with industry benchmarks as well as maintained attrition at rates below the technology industry average;
•
Board committee oversight of key human capital/talent strategy and certain programs related to corporate culture, workforce diversity and inclusion, talent acquisition, engagement, development and retention;
•
Hiring of leadership talent into key roles, including Alessandra Yockelson, who joined NetApp as our Executive Vice President and Chief Human Resources Officer in March 2024; and
•
Evolution of our hybrid work model to maintain flexibility in where, when and how work is performed to deliver business outcomes, enhance our digital-first workflows, tools resources and programs, and increase in-person work and interaction to capture the value of people being together, building relationships, fostering trust, collaboration and innovation.

Our Fiscal 2024 Compensation Highlights

Our compensation program is designed to align our executive team with stockholders. Further, the program drives growth in NetApp’s business and builds long-term stockholder value by linking a substantial portion of pay to Company performance. The target pay mix for our Chief Executive Officer and other NEOs for fiscal 2024 was primarily long-term and performance-based as illustrated in the charts below.

(1)
Charts reflect fiscal 2024 target annual cash incentive award value and target equity award grant value. Amounts reflected in these charts may not add to exactly 100% due to rounding and may differ from the amounts in the Summary Compensation Table because the values in the Summary Compensation Table are based on accounting standards and reflect actual bonus payouts, not targets.

Summary of Key Elements of Fiscal 2024 Compensation

The key elements of our fiscal 2024 executive compensation program were as follows:

Features
Compensation Element	Form	Performance/ Vesting Period	Performance Metric	Alignment to Compensation Objectives	Changes from fiscal 2023(1)
Base Salary	Cash	–	–	Set in accordance with market rates for the role, adjusted to reflect performance and job scope over time	No change in our approach for fiscal 2024
Annual ICP	Cash	Fiscal year

Subject to achievement of revenue and adjusted operating income ("AOI") goals: 40% each, with the remaining 20% based on achievement of management objectives ("MBOs"), consisting of: strategic/leadership objectives (10%), and diversity, equity, inclusion and belonging ("DEI&B") objectives (10%)

Aligns executive compensation to near-term key financial operating objectives and strategic leadership priorities aimed at driving long-term stockholder returns
•
Increased weighting of revenue and AOI metrics from 25% to 40% each(1)
•
Removed the Public Cloud Annualized Revenue Run-Rate ("Cloud ARR") metric (25%) that was used in FY23(1)
•
Decreased weighting of strategic/leadership MBO objectives from 15% to 10%(1)
•
Widened performance range for the financial component of the ICP, with the performance range for revenue and AOI set at 90% to 110% of target and 85% to 115% of target, respectively(1)

Long-Term Equity Awards	Service-Vested RSUs	25% vests after 1 year with remainder vesting quarterly over the next 3 years (4-year total vest)	–	Promotes retention and is a direct tie to stockholder experience	No changes for fiscal 2024
	PBRSUs	PBRSUs vest after a 3-year performance/ vesting period (nothing vests before three years have elapsed)	50% vest based on our TSR vs. a Performance Peer Group over a 3-year measurement period 50% vest based on Billings, measured over three annual measurement periods to support sustained performance	Incentive to focus on key driver of value creation while aligning executive pay outcomes with the stockholder experience	No changes for fiscal 2024
(1)
Fiscal 2024 ICP change details: The Talent and Compensation Committee reviews the ICP metrics and performance goals on an annual basis, considering feedback from shareholders, market practices, and the short- and long-term strategic plans of the Company as discussed with the management team. For 2024, the plan design was reviewed and adjusted to put a heavier emphasis on the overall enterprise financial results for both revenue and AOI, which are preferred metrics of our shareholders and ensure focus on both growth and profitability. Public Cloud ARR was removed for 2024 to shift into strategic objectives within the business focused on developing this segment, and in favor of revenue which is a more appropriate measure for our consumption model. The result of these changes is an increase in the overall weight of the financial component of the ICP from 75% to 80%, and a decrease to the MBO component from 25% to 20%. The performance ranges between the threshold and maximum financial goals were also widened to provide a balanced pay for performance model (i.e., a flatter curve requiring a higher level of performance to achieve maximum payout). Specifically, our fiscal 2024 revenue performance range was set at 90% to 110% of target, compared to 95% to 105% in fiscal 2023, while our fiscal 2024 AOI performance range was set at 85% to 115% of target compared to 95% to 110% in fiscal 2023.These changes were approved by the Talent and Compensation Committee in the first quarter of fiscal 2024.

Incentive Plan Payouts

Annual ICP: Fiscal 2024

The fiscal 2024 annual incentive compensation plan (“Annual ICP”) under the Company’s Executive Compensation Plan for executives is earned based on achievement against the following goals: (1) NetApp's financial performance based on revenue and AOI, each weighted 40%, (2) strategic/leadership MBOs, weighted 10% in total, and (3) DEI&B MBOs, weighted 10% in total. We describe our fiscal 2024 Annual ICP goals and performance in the Components of Compensation section beginning on page 46.

Total ICP payout for NEOs for fiscal 2024 ranged from 136.3% to 139.8% of target award amount, based on the following components:

•
Financial component (80% weight) - Company revenue and AOI both exceeded fiscal 2024 targets, resulting in total weighted payout of 116.6% of target;
•
Strategic/Leadership MBOs (10% weight) - total weighted payout for NEOs ranged from 9.0% to 12.5% of target based on an assessment of each NEO's performance against executive strategic and leadership objectives established at the beginning of fiscal 2024; and
•
DEI&B MBOs (10% weight) - our inclusive leadership outcomes led to an increase in representation for both women (global) and Hispanic / Latino US employees, but a decrease in Black / African American US employees. The resulting total weighted payout for the DEI&B component was 10.6% of target.

Long-Term Incentive Plan: Fiscal 2022 Award of 3-year PBRSUs earned at the end of fiscal 2024

The Talent and Compensation Committee approved the performance results for the PBRSUs granted in fiscal 2022 based on the results against pre-determined relative total shareholder return (TSR) targets for the performance period starting at the beginning of fiscal 2022 and ending at the end of fiscal 2024. NetApp’s annualized TSR for the fiscal 2022 through fiscal 2024 PBRSU performance period was 13.61% which was at the 58th percentile of the Performance Peer Group, resulting in a payout of 131.58% of target for the four NEOs who received this award.

Stockholder Engagement and Advisory Vote on Executive Compensation

NetApp values the input of our stockholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis. We also regularly communicate with our stockholders to better understand their opinions on governance issues, including compensation.

Specific to our 2023 Say-On-Pay results, over 96% of the votes cast were voted “FOR” the approval of our executive compensation proposal (excluding broker non-votes). The Talent and Compensation Committee considered the result of this vote and believes that it affirms our stockholders’ support for our approach to executive compensation. The Committee approved the continued use of the programs in place with targeted changes to the metrics and weightings of the ICP for fiscal 2024 for business and strategic reasons, as described in the Summary of Key Elements of Fiscal 2024 Compensation section.

Following our annual stockholder’s meeting and in preparation for our fiscal 2025 compensation design cycle, we conducted a formal outreach to stockholders who owned approximately 60% of our outstanding shares; this included direct engagement regarding executive pay, which was discussed with stockholders representing approximately 32% of our outstanding shares. The results of our engagements indicated that stockholders support our executive pay structure, pay alignment, and transparency of disclosure. We will continue to seek stockholder input as part of our annual pay planning cycle.

The Talent and Compensation Committee will continue to consider input from stockholders and the outcome of our annual Say-On-Pay votes when making future executive compensation decisions.

Executive Compensation Policies and Practices

NetApp’s Talent and Compensation Committee is committed to following best practices in compensation-related governance, as highlighted in the following table:

What We Do	What We Don’t Do
✓
Employ a pay-for-performance philosophy reflected in our program design and target pay levels for NEOs
✓
Cap maximum annual incentive and performance-vested equity award payouts
✓
Maintain robust stock ownership guidelines for officers and directors
✓
Rely on an independent Talent and Compensation Committee and engage an independent Compensation Consultant
✓
Maintain a clawback policy
✓
Provide only double-trigger change of control vesting
✓
Engage regularly with stockholders

✗  Guarantee bonuses, compensation increases or multi-year equity grants

✗  Provide tax gross-ups

✗  Pay dividends/dividend equivalents on unvested equity awards

✗  Permit hedging or pledging Company stock by employees or directors

✗  Provide excessive perquisites

✗  Provide executive-only pension plans

✗  Encourage unnecessary or excessive risk taking

✗  Reprice or cash out underwater options

Components of Compensation

The key elements of our fiscal 2024 executive compensation program – Base Salary, Annual ICP and Long-Term (Incentive) Equity Compensation – are described in more detail below.

Base Salary

What is it?	Base salary provides a fixed level of cash compensation designed to be commensurate with an executive’s performance, qualifications, experience, responsibilities, potential and tenure.
How is it set?

The Talent and Compensation Committee reviews base salaries at least annually with the aim of paying market-competitive base salaries to attract and retain key executive talent. Annual salary increases are at the discretion of the Talent and Compensation Committee and are not automatic or guaranteed.

Why is it important?	Base salaries promote excellence in day-to-day management and operation of our business. Base salaries also serve as the basis for Annual ICP and other benefits (e.g. severance).

Fiscal 2024 Base Salary Decisions
Based on the criteria noted in the Establishing Compensation section below, the Talent and Compensation Committee conducted its holistic annual compensation review with the support of its independent compensation consultant. The pay for each of the officers listed below was reviewed, resulting in the fiscal 2024 salary shown in the table below.

Upon reviewing Mr. Kurian's compensation for fiscal 2024, the Talent and Compensation Committee determined that no adjustment was needed to the salary provided, as Mr. Kurian's base pay continues to be aligned with competitive pay levels within NetApp's Compensation Peer Group.

Upon reviewing the other NEOs' pay positioning to the market data, and considering Mr. Kurian's recommendations and their respective performance, the Talent and Compensation Committee approved base salary increases for Mr. Berry and Ms. O'Callahan for fiscal 2024 as shown below.

	Fiscal 2024	Percentage Increase
Name	Base Salary	from Fiscal 2023
George Kurian	$1,000,000	0.0%
Michael J. Berry	$625,000	4.2%
Cesar Cernuda(1)	$717,938	0.0%
Harvinder S. Bhela	$700,000	0.0%
Elizabeth M. O’Callahan	$530,000	6.0%

(1)
Mr. Cernuda is paid in EUR. The amount shown above has been converted to USD based on the exchange rate as of April 26, 2024; there is no change in salary year-over-year.

Annual ICP

What is it?

Annual ICP is cash earned based on NetApp’s financial (weighted 80%) and Management Business Objective (weighted 20%) performance, consisting of strategic/leadership objectives (weighted 10%) and Diversity, Equity, Inclusion and Belonging objectives (weighted 10%). Threshold levels of performance are required to earn a payout for the incentives.

How is it set?

The Talent and Compensation Committee determines the eligibility of NEOs to participate in the Annual ICP when it approves the terms and conditions, including the performance targets and payout levels, which are set in the first quarter of our fiscal year. NetApp does not guarantee payment of Annual ICP amounts to any NEO.

The Talent and Compensation Committee certifies the level of performance achieved and determines resulting payouts shortly after the end of the fiscal year.

Why is it important?

Annual ICP is designed to align executive compensation to our annual performance and drive the achievement of key business results, which ultimately lead to long-term stockholder value. It also creates accountability, and rewards NEOs, for driving the achievement of strategic objectives.

Target Annual ICP Awards

Based on the criteria noted in the Establishing Compensation section below, the Target Annual ICP award for Mr. Kurian was not changed for fiscal 2024 because his Target Annual ICP award was deemed to be competitively positioned to peer companies. Upon reviewing the other NEOs' positioning to the market data, and considering Mr. Kurian's recommendations and their performance, the Talent and Compensation Committee approved an increase to Ms. O'Callahan's Target Annual ICP from 80% to 90% for fiscal 2024.

	Fiscal 2024
	Target ICP Award %
Name	of Salary	Changes from Fiscal 2023
George Kurian	170%	None
Michael J. Berry	110%	None
Cesar Cernuda	130%	None
Harvinder S. Bhela	110%	None
Elizabeth M. O’Callahan	90%	+10% Increase

ICP Design Changes for Fiscal 2024

As part of the annual review of the Company's executive incentive programs, the Talent and Compensation Committee considers feedback from shareholders, market practices, and the short- and long-term strategic plans of the Company as discussed with the management team. For fiscal 2024, the plan design was adjusted to put a heavier emphasis on the overall enterprise financial results for both revenue and AOI, which are preferred metrics of our shareholders and ensure focus on both growth and profitability. Cloud ARR was removed for fiscal 2024 to shift into strategic objectives within the business focused on developing this segment, and in favor of revenue which is a more appropriate measure for our consumption model. The result of these changes is an increase in the overall weight of the financial component of ICP from 75% to 80%, and a decrease to the MBO component from 25% to 20%. The performance ranges between the threshold and maximum financial goals were also widened to provide a balanced pay for performance model (i.e., a flatter curve requiring a higher level of performance to achieve maximum payout). Specifically, our fiscal 2024 revenue performance range was set at 90% to 110% of target, compared to 95% to 105% in fiscal 2023, while our fiscal 2024 AOI performance range was set at 85% to 115% of target compared to 95% to 110% in fiscal 2023.These changes were approved by the Talent and Compensation Committee in the first quarter of fiscal 2024.

Determination of Awards

Payouts are earned based on NetApp’s performance against financial goals and DEI&B objectives at the enterprise level, and each NEO’s achievement of their strategic/leadership MBOs. The Talent and Compensation Committee approves such goals and MBOs at the beginning of each fiscal year. Each participant was eligible to earn a maximum award of 200% of such participant’s target award. Following the end of fiscal 2024, the Talent and Compensation Committee determined the level of achievement by the Company of revenue and AOI goals and their respective payout levels and the achievement of the MBOs tied to strategic/leadership objectives and DEI&B objectives, as further described below.

Revenue
40% Weighting
Adjusted
Operating Income
40% Weighting
Strategic/
Leadership MBO
10% Weighting
DEI&B MBO
10% Weighting
Individual Target amount
(Base Pay(a) x Target %)
Individual Final
Payout (Capped
at 200%)

(a)
Base Pay equals actual gross base salary paid during fiscal 2024

Financial Goals
In fiscal 2024, the financial metrics used in the Annual ICP were revenue and AOI, both of which were also used in the fiscal 2023 ICP. When determining the targets for our financial metrics, the Talent and Compensation Committee considers the Company's annual operating plan, macroeconomic conditions and forecasts, advice from our outside advisors, and shareholder expectations and feedback. In fiscal 2024, the review of these factors resulted in targets that were set slightly below actual performance in fiscal 2023, but at levels the Talent and Compensation Committee viewed as sufficiently rigorous.

The measures, weighting and rationales for the fiscal 2024 financial metrics are as follows:

Metric Definition: Net revenues Strategic Role: Encourage growth and the long-term creation of stockholder value through market development and market share acquisition

Metric Definition: Non-GAAP operating income minus stock-based compensation expense Strategic Role: Encourage effective management of Company resources and the creation of stockholder value

The measure of non-GAAP operating income is derived from net revenues from our products and services and the costs related to the generation of those revenues, including non-GAAP cost of revenue, sales and marketing, research and development, and general and administrative expenses. To promote disciplined use of equity-based compensation for incentive compensation purposes, NetApp defines AOI as non-GAAP operating income minus stock-based compensation expense. Non-GAAP operating income and AOI for fiscal 2024, both on an actual and target basis, excluded items that we believe are not reflective of our short-term operating performance, such as amortization of intangible assets, restructuring charges and acquisition-related expenses. We publicly disclose a detailed reconciliation of GAAP to non-GAAP net income and operating income, along with other statement of operations items, on a regular basis with the Company’s quarterly earnings announcements. Actual results used to assess performance against ICP financial goals are measured in constant currency, at the same foreign currency exchange rates used to establish targets. A reconciliation of non-GAAP operating income and AOI to GAAP operating income, and reconciliations of these constant currency results to the results included in the Company’s quarterly earnings announcements, can be found in Annex A.

Management Business Objectives (MBOs)
For fiscal 2024, NetApp’s MBOs were structured to support what we believe are foundational elements of sustainable long-term performance – (1) achieving strategic/leadership objectives tied to strengthening and maturing our cloud business, and (2) progressing our inclusive culture that attracts and retains diverse talent and perspectives. MBOs were selected based on the following criteria:

•
Aligned with NetApp's business strategy, both short-term and long-term;
•
Include both key driver metrics and leading indicators;
•
Simple and focused; and
•
Reflect key areas of focus for investors, the organization, and its employees.

Strategic/Leadership MBOs (10% Weighting)

The Fiscal 2024 strategic/leadership MBOs were focused on execution within the business to strengthen the cloud segment and drive toward a growth model across all functions in the business. This included operational foundations, customer experience and delivery, and product strategy focus.

Process for determining performance on the strategic/leadership MBOs for NEOs other than the CEO:

CEO considers NEO’s achievement of MBOs, both "What" was achieved and "How" it was achieved.	CEO recommends to the Talent and Compensation Committee a payout for each NEO.	After reviewing the CEO’s assessment and recommendation, the Talent and Compensation Committee determines and approves final payout.
Process for determining performance on the strategic/leadership MBOs for the CEO:
CEO submits a self-assessment to the Talent and Compensation Committee.	The Talent and Compensation Committee reviews the CEO’s self-assessment and considers his achievements within a broader set of expectations.	After reviewing the CEO’s self-assessment and his performance for the year, the Talent and Compensation Committee determines and approves the CEO’s payout.

Diversity, Equity, Inclusion & Belonging MBOs (10% Weighting)

•
Enterprise Representation of Women (global; 5% weighting)
•
Representation of Black / African American employees (U.S. only; 2.5% weighting)
•
Representation of Hispanic / Latino employees (U.S. only; 2.5% weighting)

The fiscal 2024 DEI&B objectives support our values and culture, knowing that how we work together is as important as the results we achieve in driving long-term, sustainable performance. Progressing representation of underrepresented groups as an enterprise provides NetApp a workforce of more diverse thinking, perspectives, backgrounds and ultimately, solutions for the business. Our objectives target meaningful improvements and are supported with planning, insights, accountability and behaviors to drive achievement. Specifically, we use diverse interview slates and interviewers, leader-led functional action plans, and sponsorship programs to help progress our representation of underrepresented groups. All NEOs were subject to the same enterprise targets.

Fiscal 2024 Annual ICP Results

Results for Financial Component (representing 80% of ICP):

The chart below shows the revenue and AOI goals and our achievement for fiscal 2024. Actual results for revenue and AOI (both weighted 40% of ICP) are measured in constant currency, at the same foreign currency exchange rates used for establishing targets. The Company’s fiscal 2024 financial performance resulted in revenue and AOI achievement above target with a total weighted payout of 116.6% of target.

	Performance (in millions)(1)			Payout % of Target(1)	Weighted Payout % of Target(2)
	Threshold (25% of Target Payout)	Target (100% of Target Payout)	Maximum (200% of Target Payout)
Revenue (40% weighting)				109.6%	43.8%
AOI (40% weighting)				182.1%	72.8%
Total Weighted Payout (Financial Component)					116.6%
(1)
Payout percentages were determined by interpolating for performance between discrete points shown in the table above.
(2)
Calculated for each metric based on "Payout % of Target" multiplied by the metric weighting; final results added together to arrive at Total Weighted Payout.

Results for Strategic/Leadership MBOs (representing 10% of ICP):

Each NEO’s individual payout factor is based on an assessment of their performance against executive strategic/leadership objectives established at the beginning of fiscal 2024 (described in the Strategic/Leadership MBO section above). Total weighted payout for NEOs ranged from 9.0% to 12.5% as noted in the table below.

Name	Fiscal 2024 Achievements against Strategic/Leadership MBOs	MBO Payout (% of target)	Weighted MBO Payout
George Kurian	• Progressed the cloud strategy and positioned the segment for the next phase of growth in the context of the enterprise strategy	110%	11.0%
Michael J. Berry	• Strengthened operating foundations (reporting, transaction processing, etc.), and forecasting to accelerate business and customer processes	90%	9.0%
Cesar Cernuda	• Streamlined Go-To-Market organization and execution in cloud, implemented customer success model and accelerated growth	125%	12.5%
Harvinder S. Bhela	• Reduced number of individual products to focus on fewer, more differentiated positions with long-term strategic objectives for each portfolio position • Delivered on key product roadmap priorities and targets and accelerated through the year	100%	10.0%
Elizabeth M. O’Callahan	• Enabled the capabilities needed to more quickly acquire customers and position NetApp for speed and scale	125%	12.5%

Results for Diversity, Equity, Inclusion and Belonging MBOs (representing 10% of ICP):

NetApp's workforce had a more diverse representation at the end of fiscal 2024, with total weighted payout of 10.6% of target for this component of the ICP as noted in the table below. Representation of women (global) increased 0.6% in fiscal 2024, resulting in maximum payout for this component, while representation for Black / African Americans (US) decreased 0.1% in FY24, resulting in no payout, and Hispanic / Latinos (US) representation increased 0.1%, but fell below the target goal, resulting in a threshold payout for this component of the DEI&B MBOs.

	Threshold (25% of Target Payout)	Target (100% of Target Payout)	Maximum (200% of Target Payout)	Payout % of Target(1)	Weighted Payout % of Target(2)
Women Representation (global; 5% weighting)				200.0%	10.0%
Black / African American Representation (U.S. only; 2.5% weighting)				0.0%	0.0%
Hispanic / Latino Representation (U.S. only; 2.5% weighting)				25.2%	0.6%
Total Weighted Payout (DEI&B Component)					10.6%

(1) Payout percentages were determined by interpolating for performance between discrete points shown in the table above.

(2) Calculated for each metric based on "Payout % of Target" multiplied by the metric weighting; final results added together to arrive at Total Weighted Payout.

Overall ICP Results and Payouts:

Based on the results of the ICP performance components as described above, the payouts for the officers for fiscal 2024 were:

		Weighted Payout (%) by ICP Component
Name	Target Award(1)	Financial Goals	Strategic/ Leadership MBOs	DEIB MBOs	Fiscal 2024 Annual ICP(2)	Actual Award as a %(2) of Target Award
George Kurian	$1,700,000	116.6%	11.0%	10.6%	$2,350,726	138.3%
Michael J. Berry	$682,211	116.6%	9.0%	10.6%	$929,704	136.3%
Cesar Cernuda(3)	$933,319	116.6%	12.5%	10.6%	$1,304,574	139.8%
Harvinder S. Bhela	$770,000	116.6%	10.0%	10.6%	$1,057,041	137.3%
Elizabeth M. O’Callahan	$462,447	116.6%	12.5%	10.6%	$646,398	139.8%

(1)
Target award is based on actual salary paid.
(2)
Sum of the individual payout components may not reflect the totals due to rounding.
(3)
Mr. Cernuda is paid in EUR. The value shown is converted to USD based on the foreign exchange rate on April 26, 2024.

Long-Term Equity Incentive Compensation

The grant of equity awards to our NEOs is designed to align their interests with those of stockholders and provide them with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The mix of PBRSUs versus RSUs is reviewed by the Talent and Compensation Committee annually and may change from year to year.

Target Grant Values

The size of the actual equity grant to each NEO, which is based on a target dollar value approved by the Talent and Compensation Committee ("Target Grant Value"), is designed to create a meaningful opportunity for stock ownership and is based on several factors, including the NEO’s current position, level of performance, comparison to benchmarks, market data, internal equity, strategic importance to the Company, potential for future responsibility and promotion over time, as well as the remaining share reserve under the Company’s equity plan. The Talent and Compensation Committee does not place any particular weight on any one individual factor and does not strictly adhere to any specific guidelines in making its determinations.

Fiscal 2024 Long Term Equity Incentive Compensation Decisions

In fiscal 2024, the Talent and Compensation Committee granted PBRSUs and RSUs to the NEOs. The target mix of equity awards was consistent with fiscal 2023: 75% PBRSUs and 25% RSUs for the CEO; 70% PBRSUs and 30% RSUs for the President, Chief Product Officer and Chief Financial Officer; and 60% PBRSUs and 40% RSUs for the Chief Legal Officer. We believe that this mix of long-term performance-based versus service-vested awards for these executives appropriately reflects their relative impact upon, and accountability for, our stock price and operational performance over time.

The following chart shows the grants of PBRSUs and RSUs to our NEOs in fiscal 2024. The target dollar values of the grants, as approved by the Talent and Compensation Committee, may differ from the dollar values in the Summary Compensation Table because the values in the Summary Compensation Table are calculated based on prescribed valuation and disclosure standards.

Name	Total Target $ Value of Grants	Target Number of PBRSUs	Number of RSUs
George Kurian	$13,800,000	138,500	46,166
Michael J. Berry	$5,000,000	46,836	20,072
Cesar Cernuda	$7,000,000	65,570	28,101
Harvinder S. Bhela	$5,500,000	51,518	22,079
Elizabeth M. O’Callahan	$3,000,000	24,086	16,058

PBRSUs
What are they?	PBRSUs provide an opportunity for each NEO to earn shares of our common stock based on achievement of performance goals approved by the Talent and Compensation Committee.
How are they set?

The Talent and Compensation Committee determines the eligibility of each NEO for PBRSUs annually at the beginning of the fiscal year when it approves the performance goals, performance periods, Performance Peer Group and target share amounts that can be earned. The Company does not guarantee PBRSU grants or minimum payouts to any executive.

The Talent and Compensation Committee certifies the level of performance achieved and resulting payouts shortly after the end of the performance period.

Why are they important?

Performance-based, long-term equity compensation aligns the interests of our NEOs with the interests of our stockholders, rewards executives for delivering long-term performance, serves as an important retention tool and aligns the contributions and efforts of NEOs with NetApp’s future success.

For fiscal 2024, the Talent and Compensation Committee maintained the design and structure of the PBRSU program from fiscal 2023.

For fiscal 2024 grants, 50% of the PBRSU awards were subject to the achievement of goals based on 3-year cumulative TSR performance relative to the companies in a Performance Peer Group (as described below). The Talent and Compensation Committee elected to maintain relative TSR as a fiscal 2024 PBRSU performance metric because it is an objective indicator of the Company’s long-term performance and provides strong alignment between the interests of NEOs and the stockholders. TSR performance will be measured against our 2024 Performance Peer Group.

The other 50% of the PBRSUs may be earned and issued based on an average of the Company's performance against three annual financial targets for Billings (calculated by adding net revenues to the change in total deferred revenue and financed unearned services revenue as reported on our Condensed Consolidated Statements of Cash Flows for the same period, computed on a constant currency basis). In light of continued macro-level uncertainty and the challenges of forecasting over a multi-year period, the Talent and Compensation Committee determined to continue setting annual Billings targets at the beginning of each fiscal year during the performance period, allowing the Talent and Compensation Committee to take changes in business context into account each year.

PBRSUs vest, to the extent earned, at the end of the total 3-year performance period based on the Company’s performance over the performance period (unless shortened due to a change of control or termination due to death or disability), subject to continued service through the vesting date.

The PBRSUs granted in fiscal 2024 have the following features:

During each fiscal year in the 3-year performance period, actual Billings are measured as a percentage of that year’s Billings target. The Billings target is set at the beginning of each year in the 3-year performance period. At the end of the 3-year performance period, the three Billings Result Percentages are averaged for a “Billings Result Average”. That Billings Result Average is multiplied by the target number of PBRSUs and the resulting eligible PBRSUs generally vest at the end of the 3-year performance period.

PBRSU Performance Peer Group

The Performance Peer Group is used to measure NetApp's relative TSR performance for the fiscal 2024 PBRSU grant and determine payouts for this component of the award following the 3-year performance period.

Unlike the Compensation Peer Group, which is used to benchmark executive pay levels, size and complexity are less of a factor in the Performance Peer Group selection process. For fiscal 2024, the companies in the Performance Peer Group were selected primarily based on the criteria below.

•
Degree of correlation between NetApp's share price movements and peer candidate movements;
•
Peer company share price volatility, market cap and dividend yield; and
•
Similarities of business models

The fiscal 2024 “Performance Peer Group” consisted of:

•	• Akamai • Arista Networks • Cisco Systems • Commvault • Dell • F5 Networks	• HP Enterprise • IBM • Juniper Networks • Microsoft • Nutanix • Palo Alto Networks	• Pure Storage • Seagate Technology • Teradata • VMware* • Western Digital • Xerox
* VMware was acquired by Broadcom during the performance period

Service-Vested RSUs

What are they?

Service-vested RSUs allow the recipient to earn a fixed number of shares of our common stock for their continued service to the Company. The annual RSU awards vest as to 25% of the RSUs after 1 year and then quarterly over the next 3 years (for a 4-year total vest), subject to continued service through the applicable vesting date. New hire RSU awards generally vest over three years in equal annual installments.

How are they set?

The Talent and Compensation Committee determines the eligibility of each NEO for RSUs annually in the first quarter of the fiscal year when it approves the share amounts granted. The Company does not guarantee RSU grants to any executive.

Why are they important?	The Talent and Compensation Committee grants service-vested RSUs to promote retention while aligning the ultimate award value directly with changes in our stock price over the vesting period.

Target Values versus Accounting Values

Because of the rules governing the preparation of the Summary Compensation Table on page 61, which require the disclosure of the grant date accounting value for equity awards granted in a particular fiscal year, the grant date value for RSUs and PBRSUs awarded in fiscal 2024 as reported in the Summary Compensation Table are different than the target award values set forth in the table on page 52. As discussed above, the Talent and Compensation Committee approves dollar-denominated target award values. These target award values are translated into an actual number of RSUs and PBRSUs using the unweighted average of the Nasdaq closing price for the 20 trading days preceding the grant date.

At the beginning of the first year of the TSR-based PBRSUs’ 3-year performance period, the Talent and Compensation Committee establishes TSR-based PBRSU performance goals for the 3-year performance period. The target grant values set forth in the table above reflect the value of the entire 2024 PBRSUs tied to TSR performance.

As described above with respect to Billings-based PBRSUs, at the beginning of each year of the Billings-based PBRSUs’ 3-year performance period, the Talent and Compensation Committee establishes the Billings targets for such year. The target grant values set forth in the table above reflect the value of the entire 2024 PBRSUs, without regard for when the Billings targets are established.

Under the applicable reporting rules, certain tables, including the Summary Compensation Table, only reflect the value of grants made during the year for which the applicable targets have been determined. With respect to the fiscal 2024 Billings-based PBRSUs, only the Billings target for the 2024 fiscal year, the first fiscal year of the 3-year performance period, was approved at the time the PBRSUs were awarded in fiscal 2024. As a result, for the 2024 Billings-based PBRSUs, certain tables, including the Summary Compensation Table, do not include the value of the Billings-based PBRSUs for which targets are established in fiscal 2025 or fiscal 2026. Such amounts will be included in the applicable table, including as equity compensation in the Summary Compensation Table, for fiscal 2025 and fiscal 2026, respectively, when the Billings targets are established. Moreover, the 2024 Stock Awards section of the Summary Compensation Table includes the second fiscal year of the 2023 Billings-based PBRSUs linked to the performance goal established for fiscal 2024. The Talent and Compensation Committee considered the full value of the 2024 PBRSU award when making the 2024 Billings-based PBRSU grant.

With respect to RSUs, the values reflected in the Summary Compensation Table are computed as the product of the number of RSUs awarded multiplied by the closing stock price on the date of grant less the present value of expected dividends during the vesting period, discounted at a risk-free interest rate.

Payouts for the Fiscal 2022 PBRSUs

PBRSUs granted in fiscal 2022 allowed the recipient to earn a variable number of shares of our common stock based on the performance of our TSR compared to a Performance Peer Group at the end of the 3-year performance period. The performance period for the PBRSUs granted in fiscal 2022 ended as of April 26, 2024. The Talent and Compensation Committee certified performance and vesting for the NEOs based on the following pre-determined payout scale:

NetApp’s annualized TSR for the fiscal 2022 through fiscal 2024 PBRSU performance period was 13.61% which was at the 58th percentile of the Performance Peer Group, resulting in a payout of 131.58% of target. The Talent and Compensation Committee certified PBRSU performance and vesting, by NEO, as follows:

Name	PBRSUs Shares Vested
George Kurian	142,369
Michael J. Berry	45,395
Cesar Cernuda	70,526
Harvinder S. Bhela	154,568
Elizabeth M. O’Callahan	—

Ms. O’Callahan did not receive fiscal 2022 PBRSU awards.

Looking Ahead - Fiscal 2025 Compensation Program

The Talent and Compensation Committee and management team regularly review and assess the structure and alignment of executive pay plans. For fiscal 2025, the Talent and Compensation Committee made the following changes to the Annual ICP to continue to focus on key measures of growth and operational strength:

•
AOI remains weighted 40%;
•
Revenue is weighted 30% compared with 40% for fiscal 2024;
•
Strategic growth initiatives are represented by new quantitative goals (weighted 20%), which replace the Strategic/Leadership MBOs that were weighted 10% in fiscal 2024; and
•
Inclusive culture and leadership goals remain weighted 10%.

For fiscal 2025, the Talent and Compensation Committee also made certain changes to the Long-Term Incentive Plan, including providing that the vesting of outstanding service-vesting RSUs will be accelerated in full in the event of termination due to death or permanent disability. This change was made to align with market practice and our total rewards philosophy. In addition for TSR-based PBRSUs only, we also changed the 30-day averaging period to start at the grant date, rather than beginning of the new fiscal year, to align performance with the timing of the grant.

Establishing Compensation

Role of the Talent and Compensation Committee

The Talent and Compensation Committee oversees and approves all compensation arrangements for our NEOs. Each year, the Talent and Compensation Committee:

•
Reviews our executive compensation program design and effectiveness and adjusts the program to support our business, taking into consideration the needs of the business, compensation peer data and other market prevalence and trend data, recommendations by our CEO and compensation consultant, shareholder input, retention and succession planning considerations, and legal, financial, and regulatory developments;
•
Approves compensation decisions for NEOs, taking into account the recommendations of the CEO for all NEOs except himself, by setting compensation levels and targets for the performance-based elements of our compensation program for the current fiscal year and certifying achievement of performance targets and determining the associated payouts for the prior fiscal year;
•
Assesses performance of our CEO (together with the independent members of our Board);
•
Addresses executive compensation matters as they arise during the fiscal year due to personnel changes, changes in status and retention considerations; and
•
Evaluates the effectiveness of our executive compensation program, including whether the program encourages excessive risk-taking.

A note about our focus on talent and the importance of employee engagement:

In accordance with its charter, the Talent and Compensation Committee is charged with the regular oversight of human capital strategy including certain programs related to corporate culture, workforce diversity and inclusion, talent acquisition, employee engagement, development, retention, and succession planning. These elements are foundational to sustainable performance and supporting a positive work environment. We regularly seek feedback from our employees to understand key tenets of our culture and to align employee investments, and this is reviewed with the Talent and Compensation Committee and used in the consideration of our future plans. This is an on-going cycle and remains a commitment to ensure a holistic view of the business.

CEO Input

The Talent and Compensation Committee solicits input from our CEO regarding all elements of the compensation to be paid to those executives reporting to him, including all NEOs other than himself. As part of the annual review process, our CEO provides compensation recommendations for the executives consistent with our pay principles and competitive market data. His recommendations are based on his assessment of each NEO’s responsibilities and contributions to overall Company performance.

Determining CEO Pay

With respect to compensation for our CEO, the Chair of the Talent and Compensation Committee reviews the CEO’s self-assessment and solicits input from the Board of Directors as to their perspectives of the CEO’s and the Company’s performance. The Talent and Compensation Committee approves all aspects of our CEO’s pay.

Role of the Compensation Consultant

In making its decisions regarding compensation, the Talent and Compensation Committee obtains the advice and counsel of an independent compensation consultant. In fiscal 2024, the Talent and Compensation Committee again retained Meridian Compensation Partners, LLC (the “Consultant”) as its independent compensation consultant. The Consultant provides information and guidance on our compensation strategy, peer groups, competitive pay levels and pay practices, investor and proxy advisor preferences, alignment between our executive pay and performance, design of our incentive plans, including performance measures and goals, our annual compensation risk assessment, and Board compensation. The Consultant provided no other services to the Company other than those requested and approved by the Talent and Compensation Committee in fiscal 2024. The Talent and Compensation Committee assessed the independence of the Consultant pursuant to SEC rules and concluded that no conflict of interest existed that would prevent the Consultant from independently advising the Talent and Compensation Committee.

Compensation Peer Group and Use of Market Data

Each year, the Talent and Compensation Committee reviews and approves a Compensation Peer Group composed of technology companies.

For fiscal 2024, the companies in the Compensation Peer Group were selected primarily based on the following criteria:

•
Similar revenue, market capitalization, number of employees, and other comparable business considerations;
•
Operating in the various markets in which we compete for talent; and
•
Similar business models / share price behavior.

The Talent and Compensation Committee also used relevant subsets of these peers to evaluate certain other pay practices, including the mix of compensation vehicles and measures used in incentive plans. For fiscal 2024, the Talent and Compensation Committee removed two peer companies (Commvault and Teradata) from the fiscal 2023 Compensation Peer Group after considering the factors described above. At the time of the Talent and Compensation Committee’s review, NetApp remained positioned appropriately in terms of business and talent objectives and those factors considered for size and scope of the Company shown below.

	NetApp(1)	Percentile
Trailing Twelve-Months Revenue	$6,452M
Market Capitalization	$13,444M
Number of Employees	~12,000
(1)
Source: S&P Capital IQ; based on NetApp and peer financials at the time of the Compensation Peer Group review (Fall 2022) used to inform fiscal 2024 pay decisions.

The fiscal 2024 “Compensation Peer Group” consisted of:

•	• Adobe • Akamai • Arista Networks • Citrix Systems • F5 Networks • Gen Digital • HP Enterprise	• Intuit • Juniper Networks • Nutanix • Palo Alto Networks • Pure Storage • Salesforce • Seagate Technology	• ServiceNow • Splunk • VMware • Western Digital • Workday

In determining each NEO’s pay positioning with respect to their target total compensation, the Talent and Compensation Committee reviewed each NEO’s current target total compensation and the ranges of base salary, target annual cash incentive and equity compensation at the 25th, 50th, 65th and 75th percentiles within the Compensation Peer Group. The Talent and Compensation Committee also considered multiple other factors, including, but not limited to, internal equity and hierarchy, succession planning, individual performance, Company performance, strategic role and tenure, before applying its judgment in approving proper levels of each component of compensation for each NEO.

Other Compensation for NEOs

Separation and Change of Control Arrangements

Change of Control

The Talent and Compensation Committee maintains change of control severance agreements for its key senior executives to: (1) assure we will have the continued dedication and objectivity of our senior executives, notwithstanding the possibility of a change of control of the Company, thereby aligning the interests of these key senior executives with those of our stockholders in connection with potentially advantageous offers to acquire the Company; and (2) create a total executive compensation plan that is competitive with our Compensation Peer Group. The Talent and Compensation Committee from time to time determines which key senior executives will receive a change of control severance agreement. Individuals are selected as needed to support the above outlined objectives.

The terms of the Company’s change of control severance agreements are described in further detail in the section below titled “Potential Payments upon Termination or Change of Control.” The Talent and Compensation Committee believes that these change of control severance agreements satisfy the objectives above and ensure that key executives are focused on the Company’s goals and objectives and the interests of our stockholders.

Each of our NEOs entered into a change of control severance agreement with the Company in connection with their respective hiring or promotion. Please see “Termination of Employment and Change of Control Agreements – Change of Control Severance Agreements” below for further information on the change of control severance agreements.

NetApp may pay cash compensation to a departing executive in exchange for any requested services, such as an orderly and stockholder-focused transition to the respective successor, performance during the lead-up period until the executive’s departure, and/or in exchange for a release and restrictive covenants.

Retirement

Consistent with the practice of many companies, and to encourage our employees to remain employed with the Company through the date of the applicable vesting event, retirement-eligible executives receive pro-rata vesting on their outstanding RSUs and PBRSUs (pro-rated payout is generally based on actual performance at the end of the applicable PBRSU performance period), when they terminate due to retirement. NetApp does not pay cash severance to retiring executives. The Talent and Compensation Committee has adopted a framework providing that retirement-eligible NEOs will receive a prorated bonus (based on actual performance and the time employed during a fiscal year, at the end of the Annual ICP performance period) if they retire during the fiscal year.

Retirement eligible NEOs who retire during a fiscal year may also be eligible to receive prorated bonus targets and payouts based on their period of employment during the applicable fiscal year.

Death or Disability Termination

If an NEO’s employment terminates due to death or permanent disability (a “Qualifying Termination”), then the measurement period of PBRSUs shall terminate on the date of the Qualifying Termination and the number of PBRSUs that vest (measured based on the actual performance of the Company’s TSR or Company performance, as applicable) will be prorated based on the percentage of time worked during the applicable performance period.

In addition, the Talent and Compensation Committee approved an amendment to the Company’s outstanding and unvested RSU grants for which RSUs have not fully vested, effective as of June 6, 2024, subject to the applicable plan participant’s continued employment with the Company, to accelerate the vesting of RSUs in the event of a participant’s termination due to death or disability. Prior to this amendment, the outstanding RSUs for NEOs terminate due to death or a permanent disability would be forfeited upon termination of employment.

Please see “Termination of Employment and Change of Control Agreements” below for more information.

Supplemental Benefits and Perquisites

The Company provides limited supplemental benefits and perquisites to our NEOs.

Our NEOs are also entitled to a preventative care medical benefit of an annual physical with a dollar value of up to $2,500 per calendar year not available to nonexecutives.

Other Benefits and Reimbursements

NEOs are eligible to participate in local employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance, our nonqualified deferred compensation program, and 401(k) plan for executives located in United States. We match 100% of the first 2% of eligible earnings contributed to our 401(k) plan, and match 50% of the next 4% of eligible earnings contributed, up to a maximum of $6,000 per calendar year. Under the Company’s nonqualified deferred compensation program (discussed in further detail below), eligible participating employees (including NEOs) may defer a percentage of their compensation. The program permits contributions on a tax deferred basis in excess of IRS limits imposed on 401(k) plans as permitted and in compliance with Section 409A.

Mr. Cernuda is located in Spain and is eligible to participate in the local employee benefits plans, including the Spanish defined contribution plan that is similar in substance to the Company’s tax-qualified 401(k) plan. The annual contribution amount is 5% of pensionable earnings. Pensionable earnings is defined as Base Pay plus average of current and past year target Annual ICP.

Compensation Policies and Practices

Stock Ownership Guidelines

The Board believes that stock ownership by the Company’s directors and executives helps to align the interests of the Company’s directors and executives with the interests of the Company’s stockholders. The Company has established the following minimum stock ownership guidelines for the Company’s directors, CEO, and Executive Vice Presidents:

Guideline as a Multiple of Salary/Cash Board Retainer

Independent Directors

Chief Executive Officer

Executive Vice Presidents

Shares counted toward the guideline include 50% of shares underlying unvested restricted stock units, shares owned outright by the director or executive or their immediate family, shares held in trust for the benefit of the director or executive or their immediate family, and any shares underlying vested restricted stock units that have been deferred under the Company's deferred compensation plans.

Once a covered executive or independent director becomes subject to these guidelines (i.e., generally upon hire, promotion, or election), they have five years to comply with these guidelines. Once achieved, ownership at the guideline amount must be maintained. All of the covered executives were in compliance with the guidelines as of the end of fiscal 2024. All of the directors, other than Mr. Gustafsson, also met the guidelines as of the end of fiscal 2024. Mr. Gustafsson was appointed to the Board in November 2023 and is not required to meet the guidelines until 2028.

Clawback Policy

The Board adopted a clawback policy for NEOs and other senior executives, which gives the Board discretion to require that designated Company employees repay cash incentive and/or equity compensation (including time and performance-vesting equity awards) to the Company if the Board determines that the individual’s actions caused or partially caused the Company to materially restate all or a portion of its financial statements on which such compensation was calculated. Such determination must be made by the Board within three years of the date of filing of the applicable financial statements. The Talent and Compensation Committee believes that the Company’s clawback policy is in keeping with good standards of corporate governance and mitigates the potential for excessive risk taking by Company executives. The Board also adopted a new mandatory clawback policy (effective November 15, 2023) which supplements NetApp's discretionary clawback policy described above and was intended to comply with the new SEC and Nasdaq requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Anti-Hedging and Anti-Pledging Policies

Our Board has adopted a policy prohibiting all employees and members of the Board from engaging in any hedging transactions with respect to any equity securities of the Company held by them, including the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities. The Company’s Insider Trading Policy prohibits all employees of the Company and members of the Board from pledging the Company’s securities as collateral for a loan.

Talent and Compensation Committee Report

The information contained in the following Talent and Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Talent and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Talent and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Talent and Compensation Committee of the Board of Directors:

Scott Schenkel, Chair
Anders Gustafsson

Gerald Held
Carrie Palin
George T. Shaheen

Executive Compensation Tables and Related Information

Summary Compensation Table

The table below summarizes the compensation information for the NEOs for fiscal 2024, fiscal 2023 and fiscal 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[10]	Total ($)
George Kurian(5a, 5b)	2024	1,000,000	—	14,377,251	—	2,350,726	—	13,482	17,741,459
Chief Executive Officer	2023	1,000,000	—	9,908,566	—	448,375	—	13,482	11,370,423
	2022	991,346	—	15,745,686	—	2,133,037	—	13,482	18,883,551
Michael J. Berry(6a, 6b)	2024	620,192	—	5,196,713	—	929,704	—	18,159	6,764,768
Executive Vice President	2023	600,000	—	3,646,112	—	172,838	—	15,170	4,434,120
and Chief Financial Officer	2022	600,000	—	5,911,920	—	835,560	—	11,934	7,359,414
Cesar Cernuda(7a, 7b)	2024	717,938	—	7,367,403	—	1,304,574	—	99,702	9,489,617
President	2023	742,141	—	5,671,847	—	251,750	—	158,767	6,824,505
	2022	708,877	—	9,182,310	—	1,180,497	—	145,346	11,217,030
Harvinder S. Bhela(8a, 8b)	2024	700,000	—	5,788,583	—	1,057,041	—	9,726	7,555,350
Executive Vice President	2023	700,000	—	4,456,341	—	201,644	—	10,168	5,368,153
and Chief Product Officer	2022	199,231	1,000,000	18,939,458	—	271,827	—	6,182	20,416,698
Elizabeth M.	2024	524,231	—	3,106,947	—	646,398	—	14,611	4,292,187
O’Callahan(9a, 9b)	2023	500,000	—	2,294,808	—	105,500	—	10,600	2,910,908
Executive Vice President,	2022	449,038	—	2,226,546	—	449,606	—	11,307	3,136,497
Chief Legal Officer and Corporate Secretary

(1)
Our fiscal 2024, fiscal 2023 and fiscal 2022 were 52-week years.
(2)
Amounts shown for Mr. Bhela in fiscal 2022 represent a one-time signing bonus in connection with the commencement of his employment with the Company.
(3)
Amounts shown represent the aggregate grant date fair value as calculated for financial statement reporting purposes in accordance with FASB ASC 718 for RSUs and PBRSUs as applicable, granted in fiscal 2024, fiscal 2023 and fiscal 2022. The estimated fair value for PBRSUs is different from (and lower than) the maximum value of PBRSUs and sales-based PBRSUs ("SPBRSUs") set forth in the following footnotes. Consistent with the applicable accounting rules, the amounts shown in the table above in 2024 represent (x) the full value of the target number of 2024 TSR-based PBRSUs awarded at grant, (y) the value of one-third of the target number of 2024 Billings-based PBRSUs awarded at grant, as only the first-year Billings target of the three-year performance period beginning in fiscal 2024 was communicated to award holders in fiscal 2024 as described above in “Target Values versus Accounting Values” in the “Compensation Discussion and Analysis” above and (z) the value of one-third of the target number of 2023 Billings-based PBRSUs awarded at grant, as the second-year Billings target of the three-year performance period beginning in fiscal 2024 was communicated to award holders in fiscal 2024. The Talent and Compensation Committee considered the full value of the 2024 PBRSU award when making the 2024 Billings-based PBRSU grant and the amounts shown below represent the grant date fair (full) values for the 2024 RSU, TSR-based PBRSU and Billings-based PBRSU awards using a fair value of $73.79 per RSU; $109.04 per TSR-based PBRSU at target level and maximum level of performance; $73.08 per 2024 Billings-based PBRSU at target level and maximum level of performance; and $75.32 per 2023 Billings-based PBRSU at target level and maximum level of performance. The aggregate grant date fair value of the TSR-based PBRSU awards is determined by multiplying the target number of shares by a Monte Carlo calculation model, further described below, which determined the grant date fair value. The aggregate grant date fair value of the Billings-based PBRSU awards is determined by multiplying one-third of the target number of shares by the market value of our common stock on the grant date of the award, less the present value of expected dividends during the vesting period, discounted at a risk-free interest rate.

Name	RSUs	TSR-Based PBRSUs at target level performance	Billings-based PBRSUs at target level performance	FY 2024 Stock Awards (Full Grant Date Fair Value)	PBRSUs at Maximum Level of Performance
George Kurian	$3,406,589	$7,551,020	$3,419,642	$14,377,251	$14,390,304
Michael J. Berry	$1,481,113	$2,553,499	$1,162,101	$5,196,713	$4,877,701
Cesar Cernuda	$2,073,573	$3,574,876	$1,718,953	$7,367,402	$7,012,783
Harvinder S. Bhela	$1,629,209	$2,808,761	$1,350,612	$5,788,582	$5,509,986
Elizabeth M. O’Callahan	$1,184,920	$1,313,169	$608,859	$3,106,948	$2,530,886

These amounts do not necessarily represent actual value that may be realized by the NEOs. Assumptions used in the valuations of these awards are included in Note 10 of the Annual Report and in the footnote below.

(4)
Description of Monte Carlo Calculation Model: The fair value of TSR-based PBRSU awards is determined using a Monte Carlo simulation model that uses the following assumptions: (i) expected volatility based on historical price volatility of NetApp and the designated peer group; (ii) expected risk-free interest rate based on the U.S. Treasury rates as of the grant date; and (iii) expected term. The following table provides the specific inputs that were used in the simulation. Refer to Note 1 of the Annual Report for a description of our stock-based compensation expense accounting policy.

TSR-based PBRSU Valuation Assumptions
	FY 2024	FY 2023	FY 2022
Expected Volatility	30.6%	39.9%	44.1%
Expected Risk-Free Interest Rate	4.6%	2.8%	0.4%
Expected Term (Years)	2.6	2.8	2.8

Description of Billings-Based PBRSU Fair Value Calculation: The fair value of Billings-based PBRSU awards is equal to the market value of our common stock on the grant date of the award, less the present value of expected dividends during the vesting period, discounted at a risk-free interest rate. The fair value calculation uses the following assumptions: (i) expected risk-free interest rate based on the U.S. Treasury rates as of the grant date; (ii) expected term; and (iii) expected dividend yield. The following table provides the specific inputs that were used in the calculation. Refer to Note 1 of the Annual Report for a description of our stock-based compensation expense accounting policy.

Billings-based PBRSU Valuation Assumptions
	FY 2024	FY 2023	FY 2022
Expected Risk-Free Interest Rate	4.8%	2.8%	—
Expected Term (Years)	2.6	2.8	—
Expected Dividend Yield	2.6%	2.7%	—

(5)
(a) For fiscal 2024, the value of the PBRSU awards (excluding certain Billings-based PBRSUs – see note 3 above) at the grant date assuming that the highest level of performance conditions will be achieved is $14,390,304. For fiscal 2023, the value of the PBRSU awards (excluding certain Billings-based PBRSUs – see note 3 above) at the grant date assuming that the highest level of performance conditions will be achieved is $8,622,127. For fiscal 2022, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $12,945,048. (b) For Annual ICP, Mr. Kurian received 138.3% of his eligible earnings for fiscal 2024, 26.4% of his eligible earnings for fiscal 2023, and 127.0% of his eligible earnings for fiscal 2022.
(6)
(a) For fiscal 2024, the value of the PBRSU awards (excluding certain Billings-based PBRSUs – see note 3 above) at the grant date assuming that the highest level of performance conditions will be achieved is $4,877,701. For fiscal 2023, the value of the PBRSU awards (excluding certain Billings-based PBRSUs – see note 3 above) at the grant date assuming that the highest level of performance conditions will be achieved is $2,944,181. For fiscal 2022, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $4,126,580. (b) For Annual ICP, Mr. Berry received 136.3% of his eligible earnings for fiscal 2024, 26.2% of his eligible earnings for fiscal 2023, and 127.0% of his eligible earnings for fiscal 2022.
(7)
(a) For fiscal 2024, the value of the PBRSU awards (excluding certain Billings-based PBRSUs – see note 3 above) at the grant date assuming that the highest level of performance conditions will be achieved is $7,012,783. For fiscal 2023, the value of the PBRSU awards (excluding certain Billings-based PBRSUs – see note 3 above) at the grant date assuming that the highest level of performance conditions will be achieved is $4,579,849. For fiscal 2022, the value of the PBRSU award and SPBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $6,412,704. (b) For Annual ICP, Mr. Cernuda received 139.8% of his eligible earnings for fiscal 2024, 26.1% of his eligible earnings for fiscal 2023, 128.0% of his eligible earnings for fiscal 2022. Mr. Cernuda’s cash compensation is payable in Euros and was converted using an exchange rate of €0.93624 per U.S. dollar for fiscal 2024, €0.90570 per U.S. dollar for fiscal 2023, and €0.94820 per U.S. dollar for fiscal 2022.
(8)
(a) For fiscal 2024, the value of the PBRSU awards (excluding certain Billings-based PBRSUs – see note 3 above) at the grant date assuming that the highest level of performance conditions will be achieved is $5,509,986. For fiscal 2023, the value of the PBRSU awards (excluding certain Billings-based PBRSUs – see note 3 above) at the grant date assuming that the highest level of performance conditions will be achieved is $3,598,358. For fiscal 2022, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $15,513,220. (b) For Annual ICP, Mr. Bhela received 137.3% of his eligible earnings for fiscal 2024, 26.2% of his eligible earnings for fiscal 2023, and 125.0% of his eligible earnings for fiscal 2022. Mr. Bhela commenced employment in the third quarter of the fiscal 2022.
(9)
(a) For fiscal 2024, the value of the PBRSU awards (excluding certain Billings-based PBRSUs – see note 3 above) at the grant date assuming that the highest level of performance conditions will be achieved is $2,530,886. For fiscal 2023, the value of the PBRSU awards (excluding certain Billings-based PBRSUs – see note 3 above) at the grant date assuming that the highest level of performance conditions will be achieved is $1,570,078. (b) For Annual ICP, Ms. O’Callahan received 139.8% of her eligible earnings for fiscal 2024, 26.4% of her eligible earnings for fiscal 2023, and 125.0% of her eligible earnings for fiscal 2022. Ms. O’Callahan was named Executive Vice President, Chief Legal Officer and Corporate Secretary in the third quarter of fiscal 2022.
(10)
Amounts shown include the portion of cash compensation for the Company’s matching contributions on the tax-qualified 401(k) plan, the value of life insurance premiums paid by the Company, and the Spanish medical coverage, life insurance premium or defined contribution plans, as applicable.

All Other Compensation Table

Name	Year	401(k) ($)(A)	Life Insurance Premium ($)(B)	Other ($)(C)	Total ($)
George Kurian	2024	6,000	7,482	—	13,482
	2023	6,000	7,482	—	13,482
	2022	6,000	7,482	—	13,482
Michael J. Berry	2024	6,231	9,428	2,500	18,159
	2023	6,000	6,972	2,198	15,170
	2022	6,000	5,934	—	11,934
Cesar Cernuda	2024	—	8,913	90,789	99,702
	2023	—	9,166	149,601	158,767
	2022	—	10,817	134,529	145,346
Harvinder S. Bhela	2024	6,000	3,726	—	9,726
	2023	6,442	3,726	—	10,168
	2022	5,250	932	—	6,182
Elizabeth M. O’Callahan	2024	6,615	7,996	—	14,611
	2023	5,836	4,764	—	10,600
	2022	7,217	4,090	—	11,307

(A)
Amounts shown represent the Company’s matching contributions under the tax-qualified 401(k) plan. The Company match is capped at $6,000 for the calendar year and amounts over this cap represent timing of allocations across fiscal years and remain within the calendar year cap.
(B)
Amounts shown represent the dollar value of the life insurance premiums paid by the Company; except, however, Mr. Cernuda’s aggregate of $8,913 for fiscal 2024 value is comprised of global life insurance of $2,604 and Spanish life insurance premiums of $6,309 for fiscal year 2024, which was converted using an exchange rate of €0.93624 per U.S. dollar.
(C)
Amounts shown for Mr. Berry in 2024 represent reimbursement of an annual physical under NetApp's executive preventative care medical benefit. Amount shown for Mr. Cernuda for fiscal 2024 represents $37,393 that the Company accrued for contribution to the Spanish defined contribution plan and $53,396 for premiums for additional medical coverage in fiscal 2024, which was converted using an exchange rate of €0.93624 per U.S. dollar.

Grants of Plan-Based Awards

The table below summarizes information concerning all plan-based awards granted to the NEOs during fiscal 2024, which ended on April 26, 2024.

										Grant
			Estimated Future Payouts			Estimated Future Payouts			All Other Stock	Date Fair
			Under Non-Equity Incentive			Under Equity Incentive			Awards: Number	Value of
			Plan Awards(2)			Plan Awards(3)			of Shares of	Stock
	Type of	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Awards
Name	Award(1)	Date	($)	($)	($)	(#)	(#)	(#)	(#)(4)	($)(5)(6)
George Kurian	RSU	7/13/2023	—	—	—	-	-	-	46,166	3,406,589
	PBRSUT	7/13/2023	—	—	—	34,625	69,250	138,500	—	7,551,020
	PBRSUB	7/13/2023	—	—	—	34,625	69,250	138,500	—	1,686,906
	ICP		425,000	1,700,000	3,400,000
Michael J. Berry	RSU	7/13/2023	—	—	—	—	—	—	20,072	1,481,113
	PBRSUT	7/13/2023	—	—	—	11,709	23,418	46,836	—	2,553,499
	PBRSUB	7/13/2023	—	—	—	11,709	23,418	46,836	—	570,462
	ICP		170,553	682,211	1,364,423
Cesar Cernuda	RSU	7/13/2023	—	—	—	—	—	—	28,101	2,073,573
	PBRSUT	7/13/2023	—	—	—	16,392	32,785	65,570	—	3,574,876
	PBRSUB	7/13/2023	—	—	—	16,392	32,785	65,570	—	798,618
	ICP		233,330	933,319	1,866,638
Harvinder S. Bhela	RSU	7/13/2023	—	—	—	—	—	—	22,079	1,629,209
	PBRSUT	7/13/2023	—	—	—	12,879	25,759	51,518	—	2,808,761
	PBRSUB	7/13/2023	—	—	—	12,879	25,759	51,518	—	627,465
	ICP		192,500	770,000	1,540,000
Elizabeth M. O’Callahan	RSU	7/13/2023	—	—	—	—	—	—	16,058	1,184,920
	PBRSUT	7/13/2023	—	—	—	6,021	12,043	24,086	—	1,313,169
	PBRSUB	7/13/2023	—	—	—	6,021	12,043	24,086	—	293,343
	ICP		115,612	462,447	924,893

(1)
All equity awards included in this table were granted under the 2021 Plan. The types of awards granted include:

ICP	Annual Executive Compensation Plan
RSU	Restricted Stock Unit
PBRSUT	TSR-Based Performance Vested Restricted Stock Unit
PBRSUB	Billings-Based Performance Vested Restricted Stock Unit

(2)
Amounts shown in these columns represent the range of possible cash payouts for each NEO under the Company’s Executive Compensation Plan, as determined by the Talent and Compensation Committee in May 2023. Please see the discussion in the “Annual ICP” section of the “Compensation Discussion and Analysis” above.
(3)
Represents awards of PBRSUs granted under the 2021 Plan. Each PBRSU has performance-based vesting criteria (in addition to the service vesting criteria) such that the PBRSU cliff-vests at the end of a three-year performance period, which began on first day of fiscal 2024 and ends the last day of fiscal 2026. The number of shares of common stock that will be issued to settle the PBRSUs at the end of the applicable performance and service period will range from 0% to 200% of a target number of shares originally granted, and will depend upon the Company’s percentile ranking in the Total Shareholder Return compared to performance peers and performance against Billings targets as set by the Talent and Compensation Committee in each of the fiscal years covered by the performance period. For additional information regarding the specific terms of the PBRSUs granted to our NEOs in fiscal 2024, see the discussion of “PBRSUs” in the “Compensation Discussion and Analysis” above. Upon vesting, each PBRSU automatically converts into one share of Company common stock and does not have an exercise price or expiration date. Because the grant date for the Billings-based PBRSUs under the accounting rules occurs when the applicable Billings target is set, the “Value” amount shown represents one-third of the total 2024 Billings-based PBRSUs awarded in 2024 for the performance period fiscal 2024. See the Summary Compensation Table footnote 3 for further information on the full value of the 2024 Billings-based PBRSU grant.
(4)
The RSUs were granted under the 2021 Plan. Each award vests as to 25% of the shares beginning on the first anniversary of the grant date and 6.25% vesting quarterly thereafter, subject to the NEO’s continuous service with the Company through each such date.
(5)
The amounts shown represent the aggregate grant date fair value as calculated for financial statement reporting purposes in accordance with FASB ASC 718 for RSUs and PBRSUs, as applicable, granted in fiscal 2024. Assumptions used in the valuations of these awards are included in Note 10 of the Annual Report and in the footnotes in the Summary Compensation Table above. The amount shown excludes the grant date fair value for the fiscal 2023 Billings-based PBRSU grant because these PBRSUs were not awarded in fiscal 2024. The amounts included in the “Stock Awards” column of the Summary Compensation Table for fiscal 2024 related to the PBRSUs awarded in fiscal 2023 are as follows: $1,732,737 for Mr. Kurian; $591,639 for Mr. Berry; $920,335 for Mr. Cernuda; $723,147 for Mr. Bhela; and $315,515 for Ms. O'Callahan.
(6)
The ratio of the number of shares subject to the target PBRSU awards and the RSUs awards is consistent with the mix of PBRSUs to RSUs described in the CD&A (that is, 75%/25% for our CEO, 70%/30% for our President, CFO and CPO and 60%/40% for our CLO), but the grant date fair values do not match these ratios. This discrepancy is a function of how values are calculated for financial statement reporting purposes in accordance with FASB ASC 718.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding stock awards held by the NEOs as of April 26, 2024. Market values are calculated based on our closing stock price on April 26, 2024, which was $101.33 per share.

		Stock Awards
				Equity Incentive Plan	Equity Incentive Plan
		Number of	Market Value of	Awards: Number of	Awards: Market or Payout
		Shares or Units	Shares or Units of	Unearned Shares, Units	Value of Unearned Shares,
		of Stock That	Stock That Have	or Other Rights That	Units or Other Rights That
		Have Not Vested	Not Vested	Have Not Vested	Have Not Vested
Name	Grant Date	(#)	($)	(#)	($)
George Kurian	7/1/2020(1)	13,875	1,405,954	—	—
	7/1/2021(2)	11,282	1,143,205	—	—
	7/1/2022(3)	25,881	2,622,522	—	—
	7/13/2023(4)	46,166	4,678,001	—	—
	7/1/2021(5)	—	—	142,369	14,426,251
	7/1/2022(6)	—	—	138,032	13,986,783
	7/1/2022(7)	—	—	69,016	6,993,391
	7/13/2023(8)	—	—	138,500	14,034,205
	7/13/2023(9)	—	—	69,250	7,017,103
Michael J. Berry	7/1/2020(1)	7,625	772,641	—	—
	7/1/2021(2)	7,188	728,360	—	—
	7/1/2022(3)	11,363	1,151,413	—	—
	7/13/2023(4)	20,072	2,033,896	—	—
	7/1/2021(5)	—	—	45,395	4,599,875
	7/1/2022(6)	—	—	47,132	4,775,886
	7/1/2022(7)	—	—	23,566	2,387,943
	7/13/2023(8)	—	—	46,836	4,745,892
	7/13/2023(9)	—	—	23,418	2,372,946
Cesar Cernuda	7/1/2021(2)	11,157	1,130,539	—	—
	7/1/2022(3)	17,676	1,791,109	—	—
	7/13/2023(4)	28,101	2,847,474	—	—
	7/1/2021(5)	—	—	70,526	7,146,400
	7/1/2022(6)	—	—	73,318	7,429,313
	7/1/2022(7)	—	—	36,659	3,714,656
	7/13/2023(8)	—	—	65,570	6,644,208
	7/13/2023(9)	—	—	32,785	3,322,104
Harvinder S. Bhela	7/1/2022(3)	13,887	1,407,170	—	—
	7/13/2023(4)	22,079	2,237,265	—	—
	2/15/2022(5)	—	—	154,568	15,662,375
	7/1/2022(6)	—	—	57,606	5,837,216
	7/1/2022(7)	—	—	28,803	2,918,608
	7/13/2023(8)	—	—	51,518	5,220,319
	7/13/2023(9)	—	—	25,759	2,610,159
Elizabeth M. O’Callahan	7/1/2020(1)	1,250	126,663	—	—
	7/1/2021(2)	8,969	908,829	—	—
	7/1/2022(3)	9,427	955,238	—	—
	7/13/2023(4)	16,058	1,627,157	—	—
	7/1/2022(6)	—	—	25,136	2,547,031
	7/1/2022(7)	—	—	12,568	1,273,515
	7/13/2023(8)	—	—	24,086	2,440,634
	7/13/2023(9)	—	—	12,043	1,220,317

(1)
For these awards, 25% of the RSU shares vest in equal annual installments over four years measured from the vesting commencement date, subject to continued service through each applicable vesting date. The vesting commencement date for these awards is June 1, 2020.
(2)
For these awards, 25% of the RSU shares vest on the first anniversary of the vesting commencement date, with 6.25% vesting quarterly thereafter, subject to continued service through each applicable vesting date. The vesting commencement date for these awards is May 15, 2021.
(3)
For these awards, 25% of the RSU shares vest on the first anniversary of the vesting commencement date, with 6.25% vesting quarterly thereafter, subject to continued service through each applicable vesting date. The vesting commencement date for these awards is May 15, 2022.
(4)
For these awards, 25% of the RSU shares vest on the first anniversary of the vesting commencement date, with 6.25% vesting quarterly thereafter, subject to continued service through each applicable vesting date. The vesting commencement date for these awards is May 15, 2023.

(5)
These awards are TSR-based PBRSUs. These shares were earned following the certification by the Talent and Compensation Committee of the relative performance of our TSR compared to the median TSR of the companies listed in our Performance Peer Group. These PBRSU awards vested after the completion of the performance period which began on May 1, 2021 and ended on April 26, 2024. The earned PBRSUs remained subject to the NEO’s continued employment through their settlement on May 16, 2024.
(6)
These awards are TSR-based PBRSUs. The number of shares and value of the shares reported in the table is the maximum amount since relative performance of our TSR compared to the median TSR of the companies listed in our Performance Peer Group as measured through the end of the first two years of the three-year performance period exceeded target levels. These PBRSU awards will vest after the completion of the performance period which began on April 30, 2022 and ends on April 25, 2025.
(7)
These awards are Billings-based PBRSUs. The number of shares and value of the shares reported in the table is the target amount since Billing target performance goals as measured through the end of the first two years of the three-year performance period exceeded threshold levels but did not exceed target levels. Up to an additional 100% of the target amount may be earned, depending on the achievement of Billings target performance goals. These PBRSU awards will vest after the completion of the performance period which began on April 30, 2022 and ends on April 25, 2025. See the Summary Compensation Table footnote 3 for further information on the full value of the Billings-based PBRSU grant.
(8)
These awards are TSR-based PBRSUs. The number of shares and value of the shares reported in the table is the maximum amount since relative performance of our TSR compared to the median TSR of the companies listed in our Performance Peer Group as measured through the end of the first year of the three-year performance period exceeded target levels. These PBRSU awards will vest after the completion of the performance period which began on April 29, 2023 and ends on April 24, 2026.
(9)
These awards are Billings-based PBRSUs. The number of shares and value of the shares reported in the table is the target amount since Billing target performance goals as measured through the end of the first year of the three-year performance period exceeded threshold levels but did not exceed target levels. Up to an additional 100% of the target amount may be earned, depending on the achievement of Billings target performance goals. These PBRSU awards will vest after the completion of the performance period which began on April 29, 2023 and ends on April 24, 2026. See the Summary Compensation Table footnote 3 for further information on the full value of the Billings-based PBRSU grant.

Option Exercises and Stock Vested for Fiscal 2024

The following table provides information regarding options and stock awards exercised and vested, respectively, and the value realized for each of the NEOs during fiscal 2024.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
George Kurian	—	—	307,789(2)	20,512,210
Michael J. Berry	—	—	121,046(3)	9,168,108
Cesar Cernuda	—	—	160,202(4)	10,666,163
Harvinder S. Bhela	—	—	30,380(5)	2,482,443
Elizabeth M. O’Callahan	—	—	16,756(6)	1,238,206

(1)
Represents the product obtained by multiplying (1) the number of shares of the Company’s common stock issued upon the vesting of RSUs and PBRSUs; by (2) the closing price of the Company’s common stock on the Nasdaq Global Select Market on the vesting date.
(2)
Of this amount, 149,932 shares were withheld by the Company to satisfy tax withholding requirements.
(3)
Of this amount, 46,155 shares were withheld by the Company to satisfy tax withholding requirements.
(4)
Of this amount, 74,326 shares were withheld by the Company to satisfy tax withholding requirements.
(5)
Of this amount, 10,285 shares were withheld by the Company to satisfy tax withholding requirements.
(6)
Of this amount, 8,386 shares were withheld by the Company to satisfy tax withholding requirements.

Nonqualified Deferred Compensation

Under the Company’s Deferred Compensation Plan, key employees, including the NEOs, may defer from 1% to 100% of the compensation they receive. The Deferred Compensation Plan allows contributions on a tax deferred basis in excess of IRS limits imposed on 401(k) plans as permitted and in compliance with Section 409A. Eligible employees may defer an elected percentage of eligible earnings, which includes base salary, sales incentive compensation, and Company incentive compensation. Eligible employees are director level and higher who are on U.S. payroll. Elections made under the Deferred Compensation Plan are irrevocable for the period (plan year) to which they apply and cannot be changed or terminated. If no new election is made for a subsequent plan year, the election will be 0%. Previous elections do not carry forward.

Interest (earnings) generated by amounts held in the plan is not calculated by the Company or related to the Company’s earnings in the last fiscal year. Instead, deferrals are placed (at the participant’s direction) into a variety of publicly traded mutual funds administered through Fidelity Investments. The mutual funds available mirror those in our 401(k) plan. Available mutual funds are selected and monitored by the 401(k) Committee, which is composed of a group of executives (none of whom are NEOs), with input from an outside investment advisor as well as Fidelity Investment Advisors. Participants are permitted to make changes to their investment choices (but not their deferral percentages) at any time, but always within the family of publicly traded mutual funds. Neither common stock of the Company nor securities of any other issuers are included among the investment choices. However, it is possible that common stock of the Company may compose a portion of the portfolio of investments held by these mutual funds.

At the time of initial enrollment, the participant must also elect a distribution option. Options include a separation distribution (paid six months after termination of employment) or an optional in-service distribution (paid at a specified fixed future date). Participants are not permitted to change the timing of a separation distribution. In-service distributions begin on January 15 of the specified year, and deferrals must be at least two years old before distribution can begin. Participants are permitted to delay the timing of an in-service distribution, but any such modification to timing must delay the distribution for at least five years.

None of our NEOs participate in the Company's Deferred Compensation Plan.

Termination of Employment and Change of Control Agreements

Potential Payments upon Termination or Change of Control

Change of Control Severance Agreements

The Company enters into change of control severance agreements (the “Change of Control Severance Agreements”) with key senior executives, including each of our NEOs, in connection with their respective hiring or promotion.

Term of Change of Control Severance Agreement

Each Change of Control Severance Agreement has an initial term of three years and will renew automatically for additional one-year terms unless a notice of nonrenewal is provided by the Company or the senior executive at least 12 months prior to the date of automatic renewal. Notwithstanding the foregoing, if a Change of Control (as defined below) occurs and there are fewer than 24 months remaining during the term of the agreement, the term of the Change of Control Severance Agreement will extend automatically for 24 months following the effective date of the Change of Control. If a senior executive becomes entitled to severance benefits pursuant to his or her Change of Control Severance Agreement, the Change of Control Severance Agreement will not terminate until all of obligations of the Change of Control Severance Agreement have been satisfied.

Circumstances Triggering Payment under Change of Control Severance Agreement

Each Change of Control Severance Agreement provides that if the Company terminates a senior executive’s employment without Cause (as defined below) or if the senior executive resigns for Good Reason (as defined below), and such termination or resignation occurs on or within 24 months after a Change of Control, the senior executive will receive certain benefits (as described below). The senior executive will not be entitled to any benefits, compensation or other payments or rights upon his or her termination following a Change of Control other than as set forth in his or her Change of Control Severance Agreement.

If the senior executive voluntarily terminates his or her employment with the Company (other than for Good Reason during the period that is on or within 24 months after a Change of Control), or if the Company terminates the senior executive’s employment for Cause, then the senior executive will not be entitled to receive severance or benefits except for those (if any) provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

If the Company terminates the senior executive’s employment as a result of the senior executive’s disability, or if the senior executive’s employment terminates due to his or her death, then the senior executive will not be entitled to receive severance or benefits, except for those (if any) provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

If the senior executive voluntarily terminates his or her employment and such termination is for Good Reason, or if the Company terminates the senior executive’s employment without Cause, and in either event such termination does not occur on or within 24 months after a Change of Control, then the senior executive will not be entitled to receive severance or benefits except for those (if any) as provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

The Company has general severance guidelines applicable to all employees, including the NEOs, providing for additional months of pay and welfare benefits based on years of service, plus periods of access to a career center and office resources, one-on-one coaching, and access to an online jobs database, but payment of any severance and other benefits pursuant to the guidelines is discretionary. For NEOs, these severance guidelines provide for up to twelve months salary and continuation of welfare benefits and payment of prorated non-equity incentive plan bonus. In addition, pursuant to his employment agreement, upon termination by the Company without cause and conditioned upon his execution of (and not revoking) the Company’s form separation agreement, Mr. Cernuda is entitled to a payment equal to 18 months of his base salary plus his target bonus for the fiscal year in which he is terminated.

Pursuant to his grant agreements, upon termination by the Company without cause and conditioned upon his execution of (and not revoking) the Company’s form separation agreement, Mr. Bhela is entitled to a prorated portion of his new hire PBRSUs (based on his employment during the performance period) of the lesser of (a) the number of shares earned based on achievement of the performance metrics and (b) his target shares. Mr. Bhela’s new hire equity grant agreements also provide that upon termination due to Mr. Bhela’s death or disability, his unvested new hire RSUs shall vest immediately and his new hire PBRSUs shall immediately vest at target. Mr. Bhela’s other equity grants do not contain these vesting provisions.

Notwithstanding the foregoing, if the senior executive is eligible to receive any payments under his or her Change of Control Severance Agreement, the senior executive will not be eligible to receive any payments or benefits pursuant to any Company severance plan, policy, guidelines or other arrangement.

Timing and Form of Severance Payments under Change of Control Severance Agreement

Unless otherwise required by Section 409A, any severance payments to be made pursuant to the Change of Control Severance Agreement will be paid in a lump sum in accordance with the terms of the Change of Control Severance Agreement. No severance or other benefits will be paid or provided until a separation agreement and release of claims between the senior executive and the Company becomes effective. If the senior executive should die before all of the severance has been paid, any unpaid amounts will be paid in a lump-sum payment to the senior executive’s designated beneficiary. All payments and benefits under the Change of Control Severance Agreement will be paid less applicable withholding taxes.

Severance Payments Under Change of Control Severance Agreement

If the Company terminates a senior executive’s employment without Cause or if the senior executive resigns for Good Reason and such termination occurs on or within 24 months after a Change of Control, the senior executive will receive the following benefits:

•
The sum of (1) 150% (200% in the case of Mr. Kurian) of the senior executive’s annual base salary as in effect immediately prior to the senior executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control; and (2) 150% (200% in the case of Mr. Kurian) of the senior executive’s target annual bonus in effect immediately prior to the senior executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control;
•
A single, lump sum cash payment equal to the greater of (1) the senior executive’s annual target bonus in effect for the fiscal year in which the termination occurs, or (if greater) in effect immediately prior to the Change of Control, or (2) the bonus the senior executive would have received for the fiscal year during which the termination occurs based on actual performance being accrued for financial accounting purposes at the time of termination against the performance goals applicable to the senior executive’s bonus arrangement in effect immediately prior to the senior executive’s termination date, in either case, which will be pro-rated for the period during the fiscal year the senior executive was employed by the Company;
•
All expense reimbursements, wages, and other benefits due to the senior executive under any Company plan or policy (except that a senior executive will not be eligible to receive any benefits under any Company severance plan, policy or other arrangement); and
•
Accelerated vesting of the senior executive’s outstanding equity awards as follows:
•
Equity awards subject to service vesting will vest as to that portion of the award that would have vested through the 48-month period following the applicable senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 100% of the then unvested portion of all of his or her outstanding equity awards that are scheduled to vest pursuant to performance-based criteria, if any, unless otherwise provided in the applicable award agreement governing the equity award.
•
Each senior executive will have one year following the date of his or her termination in which to exercise any outstanding stock options or other similar rights to acquire Company stock (but such post-termination exercise period will not extend beyond the original maximum term of the award).
•
If the senior executive elects continuation coverage pursuant to COBRA for himself or herself and his or her eligible dependents, the Company will reimburse the senior executive for the COBRA premiums for such coverage until the earlier of (1) 18 months (24 months in the case of Mr. Kurian); or (2) the date upon which the senior executive and/or the senior executive’s eligible dependents are covered under similar plans or cease to be eligible for coverage under COBRA.

Conditions to Receipt of Severance under Change of Control Severance Agreement

The senior executive’s receipt of any payments or benefits under the Change of Control Severance Agreement will be subject to the senior executive continuing to comply with the terms of any confidential information agreement entered into between the senior executive and the Company and complying with the provisions of the Change of Control Severance Agreement. Additionally, the receipt of any severance payment under the Change of Control Severance Agreement is conditioned on the senior executive signing and not revoking a separation agreement and release of claims with the Company, with such release to be effective as set forth in the Change of Control Severance Agreement. If a senior executive becomes entitled to any cash severance, continued health benefits or vesting acceleration (other than under the Change of Control Severance Agreement) by operation of applicable law, then the corresponding severance payments and benefits under the Change of Control Severance Agreement will be reduced by the amount of such other benefits paid or provided to the senior executive.

Excise Tax under Change of Control Severance Agreement

In the event that the severance payments and other benefits payable to the senior executive pursuant to his or her Change of Control Severance Agreement constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the senior executive’s severance benefits will be either (1) delivered in full; or (2) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the senior executive on an after-tax basis of the greatest amount of benefits. To the extent the senior executive’s severance benefits are delivered in full, the Company will not provide the senior executive any tax gross-up to cover the cost of any excise tax.

Definitions Contained in Change of Control Severance Agreement

Each Change of Control Severance Agreement defines “Cause” as: (1) the senior executive’s continued intentional and demonstrable failure to perform his or her duties customarily associated with his or her position (other than any such failure resulting from the senior executive’s mental or physical disability) after the senior executive has received a written demand of performance from the Company and the senior executive has failed to cure such non-performance within 30 days after receiving such notice; (2) the senior executive’s conviction of, or plea of nolo contendere to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or (3) the senior executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against, and causing material harm to, the Company.

Each Change of Control Severance Agreement defines “Change of Control” as any of the following events: (1) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (either, a “Person”), acquires beneficial ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; (2) a change in the effective control of the Company which occurs on the date that a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (3) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. Notwithstanding the foregoing provisions of this definition, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change of control event within the meaning of Section 409A.

Mr. Kurian’s Change of Control Severance Agreement defines “Good Reason” as his termination of employment within 90 days following the expiration of any cure period following the occurrence of any of the following, without his consent: (1) a material reduction of his authority or responsibilities, provided that a reduction of authority or responsibilities that occurs as a direct consequence of a Change of Control and the Company becoming part of larger entity will not be considered a material reduction of Mr. Kurian’s authority or responsibilities; and any change which results in Mr. Kurian ceasing to have the same functional supervisory authority and responsibility following a Change of Control or a change in Mr. Kurian’s reporting position so that he no longer directly reports to the Chief Executive Officer or Board of Directors of the parent entity following a Change of Control will constitute a material reduction of his authority or responsibilities; (2) a material reduction in his base salary or target annual incentive (“Base Compensation”), unless the Company also similarly reduces the Base Compensation of all other employees of the Company; (3) a material change in the geographic location at which he must perform services; (4) any purported termination of his employment for “Cause” without first satisfying the procedural protections set forth in his agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that he will retain substantially similar responsibilities in the acquirer or the merged or surviving company as he had prior to the transaction.

The Change of Control Severance Agreement for each of the other senior executives, including the other NEOs, defines “Good Reason” as the termination of employment within 90 days following the occurrence of any of the following, without the senior executive’s consent: (1) a material reduction of the senior executive’s authority or responsibilities, relative to the senior executive’s authority or responsibilities in effect immediately prior to such reduction, or a change in the senior executive’s reporting position such that the senior executive no longer reports directly to the officer position or its functional equivalent to which the senior executive was reporting immediately prior to such change in reporting position (unless the senior executive is reporting to the comparable officer position of the parent corporation in a group of controlled corporations following a Change of Control); (2) a material reduction in the senior executive’s base salary or target annual incentive (“Base Compensation”), unless the Company also similarly reduces the Base Compensation of all other employees of the Company with positions, duties and responsibilities comparable to the senior executive’s; (3) a material change in the geographic location at which the senior executive must perform services; (4) any purported termination of the senior executive’s employment for “Cause” without first satisfying the procedural protections set forth in his or her agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that the senior executive will retain substantially similar responsibilities in the acquirer or the merged or surviving company as he or she had prior to the transaction.

PBRSUs

In the event of a Change of Control (as defined in the applicable award agreement) of the Company prior to the expiration of the applicable performance period for a PBRSU grant, the number of shares that vest at the end of the applicable performance period (such vesting, the “Change of Control Vesting”) will be determined for PBRSUs by (1) the relative performance of the Company’s TSR using the per share value of the Company’s common stock payable to stockholders in connection with the Change of Control and will be measured against the applicable benchmark for the same period, and/or (2) the achievement of any financial targets measured as of the date of the change of control, subject, in all cases, to continuous service by the NEO through the end of the performance period. If the NEO is terminated without “Cause” or resigns for “Good Reason” (each as defined in the NEO’s Change of Control Severance Agreement) on or following the Change of Control, the vesting of the PBRSUs will accelerate upon the date on which the NEO is terminated or resigns and the number of PBRSUs that vest will be determined in accordance with the Change of Control Vesting.

If an NEO’s employment (other than Mr. Bhela with respect to his new hire PBRSUs) terminates due to the NEO’s death or permanent disability (a “Qualifying Termination”), then the measurement period shall terminate on the date of the Qualifying Termination and the number of PBRSUs that vest (measured based on the actual performance of the Company’s TSR or Company performance, as applicable) will be prorated based on the percentage of time worked during the applicable performance period. Pursuant to his grant agreements and solely with respect to Mr. Bhela’s new hire PBRSUs, if Mr. Bhela’s employment terminates due to a Qualifying Termination, then the measurement period shall terminate on the date of the Qualifying Termination and the outstanding unvested new hire PBRSUs shall immediately vest at target.

In the event of an NEO's retirement, defined as voluntary termination of employment by the NEO either (a) after reaching 62 years of age or (b) on or after reaching 55 years of age following a minimum of 10 years of continuous service to the Company or its subsidiaries, the NEO’s PBRSUs will remain outstanding through the applicable performance period and the number of PBRSUs that vest will be prorated based on the percentage of time worked during the applicable performance period.

RSUs

In the event of an NEO's retirement, defined as voluntary termination of employment by the NEO either (a) after reaching 62 years of age or (b) on or after reaching 55 years of age following a minimum of 10 years of continuous service to the Company or its subsidiaries, the next tranche of RSUs scheduled to vest will accelerate, prorated based on the percentage of time worked from the most recent vesting date of the award (or if no vesting has occurred, the vesting commencement date) and the NEO's termination date. In addition, prior to the amendment described below, the outstanding RSUs for NEOs who experienced death or a permanent disability would be forfeited upon termination of employment.

In May 2024, the Talent and Compensation Committee also approved an amendment to the Company’s outstanding and unvested RSU grants (that applies to RSUs that had not fully vested effective as of June 6, 2024), subject to the applicable plan participant’s continued employment with the Company on June 6, 2024, to accelerate the vesting of such RSUs in the event of the corresponding participant’s termination due to death or disability. This change did not impact the tables below, which present information as of the last day of fiscal 2024 (April 26, 2024).

Estimated Payments Upon Termination of Employment and/or a Change of Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the NEOs serving as of the end of fiscal 2024 pursuant to the Change of Control Severance Agreements in effect at that time. Except as noted below, payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2024 (April 26, 2024), and the price per share of the Company’s common stock is the closing price of the Nasdaq Global Select Market as of that date of $101.33. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments of benefits, any actual payments and benefits may be different.

		Potential Payments Upon
		Death or			Involuntary Termination				Voluntary Termination
		Disability(5)		Retirement (7)	Other Than For Cause				For Good Reason
							On or Within				On or Within
					Prior to		24 Months		Prior to		24 Months
					Change		Following Change		Change of		Following Change
					of Control		of Control		Control		of Control
Name	Type of Benefit	($)		($)	($)		($)		($)		($)
George Kurian	Cash severance payments	—		—	3,200,000	(1)	7,750,726	(2)	3,200,000	(1)	7,750,726	(2)
	Vesting acceleration of RSUs & PBRSUs(3)	29,527,359		29,143,825	—		56,786,143	(4)(6)	—		56,786,143	(4)(6)
	Continued coverage of employee benefits(10)	—		—	46,283		61,711		46,283		61,711
	Total termination benefits	29,527,359		29,143,825	3,246,283		64,598,580		3,246,283		64,598,580
Michael J. Berry	Cash severance payments	—		—	1,307,211	(1)	2,890,521	(11)	1,307,211	(1)	2,890,521	(11)
	Vesting acceleration of RSUs & PBRSUs(3)	9,735,685		—	—		20,325,481	(4)(6)			20,325,481	(4)(6)
	Continued coverage of employee benefits(12)	—		—	22,477		33,715		22,477		33,715
	Total termination benefits	9,735,685		—	1,329,688		23,249,717		1,329,688		23,249,717
Cesar Cernuda	Cash severance payments	—		—	2,010,225	(13)	3,781,459	(11)	2,010,225	(13)	3,781,459	(11)
	Vesting acceleration of RSUs & PBRSUs(3)	14,808,873		—	—		29,104,003	(4)(6)	—		29,104,003	(4)(6)
	Continued coverage of employee benefits(12)	—		—	—		—		—		—
	Total termination benefits	14,808,873		—	2,010,225		32,885,462		2,010,225		32,885,462
Harvinder S. Bhela	Cash severance payments	—		—	1,470,000	(1)	3,262,041	(11)	1,470,000	(1)	3,262,041	(11)
	Vesting acceleration of RSUs & PBRSUs(3)	21,682,897	(8)	—	11,903,336	(9)	28,267,017	(4)(6)(9)	11,903,336	(9)	28,267,017	(4)(6)(9)
	Continued coverage of employee benefits(12)	—		—	31,351		47,027		31,351		47,027
	Total termination benefits	21,682,897		—	13,404,687		31,576,085		13,404,687		31,576,085
Elizabeth M. O'Callahan	Cash severance payments	—			992,447	(1)	2,135,068	(11)	992,447	(1)	2,135,068	(11)
	Vesting acceleration of RSUs & PBRSUs(3)	2,698,823		2,630,527	—		9,384,577	(4)(6)	—		9,384,577	(4)(6)
	Continued coverage of employee benefits(12)	—			35,767		53,650		35,767		53,650
	Total termination benefits	2,698,823		2,630,527	1,028,214		11,573,295		1,028,214		11,573,295

(1)
Pursuant to the Company’s severance guidelines applicable to NEOs in effect on April 26, 2024, this amount represents the sum of 18 months of annual salary for the CEO and 12 months of annual base salary for other officers, and the payment of a prorated non-equity incentive plan bonus at target under the Company’s severance guidelines, represented in this table utilizing a 12 month proration period.
(2)
Pursuant to the applicable terms of Mr. Kurian’s Change of Control Severance Agreement in effect on April 26, 2024, this amount represents the sum of 200% of the Mr. Kurian’s annual base salary, 200% of Mr. Kurian’s target annual bonus, and the amount of the bonus that Mr. Kurian earned in fiscal 2024.
(3)
For unvested RSUs and unvested PBRSUs, aggregate market value is determined by multiplying (1) the number of shares subject to such awards as of April 26, 2024, by (2) $101.33, the Company’s closing stock price on April 26, 2024.
(4)
Pursuant to the applicable terms of the Change of Control Severance Agreement in effect on April 26, 2024, equity awards that are service-vested will vest as to that portion of the award that would have vested through the 48-month period following the senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 100% of the then-unvested portion of all of his outstanding equity awards that are scheduled to vest pursuant to performance-based criteria, unless otherwise provided in the applicable award agreement governing the equity award. Under the terms of the grant agreements for the PBRSUs, the performance period for the grant is deemed to end upon a change of control of the Company and the number of PBRSUs that vest will be determined by (1) the Company’s TSR as measured against the applicable benchmark, as applicable or (2) the Company’s achievement of annual billings targets, and the actual award amount.
(5)
Pursuant to the terms of the grant agreement for the PBRSUs, if the senior executive’s employment terminates due to his or her death or permanent disability (a “Qualifying Termination”), then the measurement period shall terminate on the date of the Qualifying Termination and the number of PBRSUs that vest (measured based on (1) the actual performance of the Company’s TSR against the applicable benchmark, as applicable, or (2) the Company’s achievement of annual billings targets) will be prorated based the percentage of time worked during the applicable performance period.
(6)
Pursuant to the terms of the grant agreement for the PBRSUs, the vesting of the PBRSUs will accelerate upon the date on which the senior executive is terminated without cause or resigns for good reason and the number of PBRSUs that vest will be determined in accordance with the Change of Control Vesting. For purposes of this table, the closing price of the Company’s common stock on April 26, 2024 ($101.33) is used as the per share value of the Company’s common stock payable to stockholders in connection with the change of control.
(7)
Messrs. Berry, Cernuda and Bhela were not retirement-eligible executives as of April 26, 2024.
(8)
Pursuant to the terms of Mr. Bhela’s grant agreement for his new hire PBRSUs, if Mr. Bhela’s employment terminates due to a Qualifying Termination prior to April 26, 2024, then the measurement period shall terminate on the date of the Qualifying Termination and the new hire PBRSUs shall immediately vest at target. However, for Mr. Bhela's new hire PBRSUs, the amount disclosed reflects the number of PBRSUs that vested based on the Company's actual performance.
(9)
Pursuant to the terms of Mr. Bhela’s grant agreement for his new hire PBRSUs, the vesting of the PBRSUs will accelerate upon the date on which Mr. Bhela is terminated without cause or resigns for good reason outside of a change of control (and in the event a change of control occurs on or after April 26, 2024) and the new hire PBRSUs shall immediately vest at target. For purposes of this table, the closing price of the Company’s common stock on April 26, 2024 ($101.33) is used as the per share value of the Company’s common stock payable to Mr. Bhela.
(10)
Pursuant to the Company’s severance guidelines and applicable terms of the Change of Control Severance Agreement, each in effect on April 26, 2024, if Mr. Kurian elects continuation coverage pursuant to COBRA for himself and his eligible dependents, the Company will reimburse Mr. Kurian for the COBRA premiums for such coverage until the earlier of (1) 18 months in the case of an involuntary termination other than for cause or voluntary termination for good reason prior to a change in control and 24 months in cases following a change of control, or (2) the date upon which Mr. Kurian and/or his eligible dependents are covered under similar plans or are no longer eligible for coverage under COBRA.

(11)
Pursuant to the applicable terms of the Change of Control Severance Agreement in effect on April 26, 2024, this amount represents the sum of 150% of the senior executive’s annual base salary, 150% of the senior executive’s target annual bonus, and the amount of the bonus that the senior executive earned in fiscal 2024.
(12)
Pursuant to the Company’s severance guidelines and applicable terms of the Change of Control Severance Agreement, each in effect April 26, 2024, if the senior executive (except for Mr. Cernuda, who is not eligible for COBRA continued coverage as a non-US employee) elects continuation coverage pursuant to COBRA for the senior executive and his or her eligible dependents, the Company will reimburse the senior executive for the COBRA premiums for such coverage until the earlier of (1) 12 months in the case of an involuntary termination other than for cause or voluntary termination for good reason prior to a change of control and 18 months in cases following a change of control; or (2) the date upon which the senior executive and/or his or her eligible dependents are covered under similar plans are no longer eligible for coverage under COBRA.
(13)
Mr. Cernuda’s employment agreement provides that he is entitled to 3 months’ notice for any termination without cause by the Company, in which case, subject to signing the Company’s form separation agreement, he is entitled to a payment equal to 18 months of his base salary plus his target annual bonus for the fiscal year in which he is terminated.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of George Kurian, our CEO.

Under the pay ratio rules, a company is required to identify its median employee only once every three years and calculate total compensation for that employee each year, provided that, during the Company’s last completed fiscal year there has been no change in its employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio disclosure. Due to the changes in the employee population during fiscal 2024, the Company most recently determined its median employee as of April 26, 2024 (fiscal year end 2024).

We determined our median employee from the global Company employee population (except the CEO) as of April 26, 2024 using earned annual base salary and earned base wages as well as cash incentive targets (including with respect to commissions targets). All foreign currencies were converted to U.S. dollars using the April 2024 average exchange rates. We annualized the salaries and target incentives / commissions for employees that were employed for a portion of the year. We did not exclude any employees from the calculation of the median or use any cost-of-living adjustments.

The median employee’s annual total compensation for fiscal 2024 as of April 26, 2024 is calculated in the same manner that we calculate our CEO’s total compensation as shown in the Summary Compensation Table. We determined that the median employee’s annual total compensation was $140,410. In fiscal 2024, our CEO’s annual total compensation was $17,741,459 as shown in the Summary Compensation Table. The fiscal 2024 ratio of our CEO’s annual total compensation to that of our median employee is 126:1.

NetApp believes that its methodology, which is consistent with the requirements of the SEC, yielded a reasonable estimate of the pay ratio. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. Thus, the pay ratio reported by other companies may not be comparable to the pay ratio we are reporting, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

This section should be read in conjunction with the Compensation Discussion & Analysis in this Proxy Statement, which includes additional discussion of the objectives of our executive compensation program and how they are aligned with the Company’s financial and operational performance.

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) (CAP) and certain financial performance measures of the Company. For further information concerning our pay for performance philosophy and how we align executive compensation with the Company’s performance, refer to the Compensation Discussion & Analysis section of this Proxy Statement.

Pay Versus Performance Table

			Average	Average
			Summary	Compensation	Value of Initial Fixed $100
			Compensation	Actually Paid	Investment Based On:
	Summary	Compensation	Table for Non-	to Non-PEO		Peer Group		Adjusted
	Compensation	Actually Paid	PEO Named	Named	Total	Total		Operating
	Table Total for	to CEO/PEO	Executive	Executive	Shareholder	Shareholder	Net Income	Income
Fiscal Year(1)	CEO/PEO ($)	($)(2)	Officers ($)	Officers ($)(2)	Return ($)	Return ($)(3)	($ millions)	($ millions)(4)
2024	17,741,459	39,832,980	7,025,481	16,382,651	263.82	245.24	986	1,325
2023	11,370,423	(3,130,451)	4,883,872	3,274,077	159.90	175.17	1,274	1,227
2022	18,883,551	17,384,526	8,466,683	4,539,483	180.47	162.08	937	1,251
2021	14,358,852	41,911,587	6,478,405	14,519,389	179.77	159.07	730	987

(1)
The PEO for each year was George Kurian. The Non-PEO NEOs for (i) fiscal years 2024 and 2023 were Michael J. Berry, Cesar Cernuda, Harvinder S. Bhela and Elizabeth M. O’Callahan, (ii) fiscal year 2022 were Michael J. Berry, Cesar Cernuda, Harvinder S. Bhela, Elizabeth M. O’Callahan, Bradley R. Anderson and Matthew K. Fawcett, and (iii) fiscal year 2021 were Michael J. Berry, Cesar Cernuda, Bradley R. Anderson, Matthew K. Fawcett and Henri Richard.
(2)
“Compensation Actually Paid” to the CEO/PEO and the average “Compensation Actually Paid” to the Non-PEO NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	FY 2024 ($)
Total Equity Award Adjustments to Determine Compensation “Actually Paid”	CEO/PEO	Non-PEO
Total Reported in Summary Compensation Table	17,741,459	7,025,481
Less change in actuarial present value reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the summary compensation table	-	-
Plus “service cost” for pension plans	-	-
Less for amounts reported under the “Stock Awards” column in the summary compensation table	(14,377,251)	(5,364,912)
Less for amounts reported under the “Option Awards” column in the summary compensation table	-	-
Plus the fair value of awards as of the end of the covered year granted during the covered year that remain outstanding and unvested as of year-end	20,210,200	7,521,332
Plus the change in fair value from prior year-end to current year-end of awards granted prior to covered year that were outstanding and unvested as of year-end	15,103,212	6,475,038
Plus fair value for awards that are granted and vested in the covered year	-	-
Less the change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	1,155,360	725,713
Less the fair value as of prior year-end of awards granted prior to covered year that were forfeited during covered year	-	-
Plus the dollar value of any dividends or other earnings paid on awards in the covered year prior to the vesting date that are not otherwise included	-	-
Total Equity Award Adjustments	22,091,521	9,357,171
Compensation Actually Paid	39,832,980	16,382,651

“Compensation Actually Paid” does not correlate to the total amount of cash or equity compensation realized during each fiscal year and is different from “realizable” or “realized” compensation as reported in the Compensation Discussion & Analysis. Instead, it is a nuanced calculation that includes the increase or decrease in value of certain elements of compensation over each fiscal year, including compensation granted in a prior year, in accordance with Item 402(v) of Regulation S-K. The amount of compensation ultimately received may, in fact, be different from the amounts disclosed in these columns of the Pay Versus Performance Table.

(3)
We selected the S&P 500 Information Technology Sector as our peer group for purposes of this disclosure, which is an industry peer group reported as required by Item 201(e) of Regulation S-K in the Company’s Annual Report on Form 10-K filed with the SEC on June 10, 2024. Historical stock performance is not necessarily indicative of future stock performance.
(4)
Adjusted Operating Income represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to our NEOs, including our CEO, for the most recently completed fiscal year to the Company’s performance. Adjusted Operating Income is non-GAAP operating income less stock compensation expense. For a reconciliation of Adjusted Operating Income to the most directly comparable GAAP financial measure and insight into how Adjusted Operating Income is considered by management, please see Annex A to this Proxy Statement.

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail in the Compensation Discussion & Analysis section of this Proxy Statement, the Company’s executive compensation program reflects our commitment to pay-for-performance. We selected adjusted operating income as our Company Selected Measure for purposes of evaluating Pay Versus Performance because it is a key performance metric within our Annual ICP and underlying factor in achieving the performance targets for our long-term incentive compensation programs. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the

Pay Versus Performance table above. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic depictions of the relationships between information presented in the Pay Versus Performance table.

CAP and TSR

The graph below shows the relationship between (i) the total return to stockholders on our common stock and the return on the S&P 500 Information Technology Sector through the end of the listed fiscal year, in each case assuming that $100 was invested in our common stock and in the S&P 500 Information Technology Sector on April 24, 2020 and that any dividends were reinvested, and (ii) the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of Fiscal Year 2024, 2023, 2022 and 2021.

Relationship Between Compensation Actually Paid and Company/Peer Group Total Shareholder Return

CAP and Net Income

The graph below shows the relationship between our net income and the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of Fiscal Year 2024, 2023, 2022 and 2021.

Relationship Between Compensation Actually Paid and Net Income

CAP and Adjusted Operating Income

The graph below shows the relationship between our adjusted operating income and the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of Fiscal Year 2024, 2023, 2022 and 2021.

Relationship Between Compensation Actually Paid and Adjusted Operating Income

## CAP vs. Adjusted Operating Income

$987M
$1,250M
$1,227M
$1,325M
50
40
30
20
10
0
-10
$41.9M
$14.5M
$17.4M
$4.5M
-$3.1M
$3.3M
$39.8M
$16.4M
2021
2022
2023
2024
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Adjusted Operating Income

Tabular List of Most Important Financial Performance Measures

As described in greater detail in the Compensation Discussion & Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. We utilize metrics for our short- and long-term incentive compensation programs based on an objective of driving profitable growth and increasing stockholder value. Listed below are the financial and non-financial performance measures which in our assessment represent the most important performance measures we used to link compensation actually paid to our NEOs, including our CEO, for Fiscal Year 2024, to Company performance.

These measures are not ranked by importance.

Adjusted Operating Income*
Revenue
Billings**
Relative Total Shareholder Return

* Adjusted Operating Income is non-GAAP operating income less stock compensation expense. For a reconciliation of Adjusted Operating Income to the most directly comparable GAAP financial measure and insight into how Adjusted Operating Income is considered by management, please see Annex A to this Proxy Statement.

** Billings is not prepared in accordance with GAAP. A definition of Billings can be found in the Long-Term Equity Incentive Compensation -- PBRSUs section on page 53 above.

Audit Committee Matters

Proposal 3
Ratification of Independent Registered Public Accounting Firm

Introduction

The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 25, 2025.

In the event the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will consider it as a direction to select another independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote on the subject matter is required to approve this Proposal Number 3. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote FOR Proposal Number 3.

Principal Accountant Fees and Services

The Audit Committee preapproves services performed by its independent registered public accounting firm and reviews auditor billings in accordance with the Audit Committee charter. All requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific preapproval and cannot commence until such approval has been granted. Normally, preapproval is provided at regularly scheduled meetings. However, the authority to grant specific preapproval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair of the Audit Committee must update the Audit Committee at its next regularly scheduled meeting of any services that were granted specific preapproval.

Aggregate fees shown in the table below for fiscal 2024 and fiscal 2023, respectively, represent fees billed or to be billed by the Company’s independent registered accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, “Deloitte & Touche”). During fiscal 2024 and fiscal 2023, all of the services shown in the table below were preapproved by the Audit Committee in accordance with the preapproval policies discussed above.

	FY 2024	FY 2023
Audit fees(1)	$6,015,000	$6,877,000
Audit-related fees(2)	$—	$—
Total audit and audit-related fees	$6,015,000	$6,877,000
Tax fees(3)	$1,388,000	$785,000
All other fees(4)	$73,000	$109,000
Total fees	$7,476,000	$7,771,000

(1)
Includes fees for professional services rendered in connection with (1) the audit of the Company’s annual consolidated financial statements and its internal control over financial reporting; (2) reviews of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q; and (3) services related to statutory and regulatory filings or engagements.
(2)
Includes fees that are reasonably related to the performance of the audit or review other than those included under “Audit fees.” The services in this category relate primarily to technical consultations on audit and reporting requirements not arising during the course of the audit.
(3)
Includes fees for tax compliance, tax advice, and tax planning services. These services include assistance regarding federal, state and international tax compliance, tax return review, tax audits, and miscellaneous consulting services.
(4)
Includes fees for professional services other than the services reported above. These services include permissible business advisory and consulting services, translations of foreign financial statements, and subscriptions to an accounting regulatory database.

The Audit Committee has considered whether the provision of the non-audit services discussed above is compatible with maintaining the principal auditor’s independence and believes such services are compatible with maintaining the auditor’s independence.

Audit Committee Report

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm (“Deloitte & Touche”). The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 26, 2024, as filed with the SEC on June 10, 2024.

Submitted by the Audit Committee of the Board of Directors:

Deepak Ahuja, Chair
T. Michael Nevens
Kathryn M. Hill
Deborah L. Kerr

Equity Plan Matters

Proposal 4
Amendment to the Company’s 2021 Equity Incentive Plan

Introduction

The Board is requesting that our stockholders vote in favor of amending the NetApp, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) to, among other things, increase the number of shares of common stock of the Company available for issuance thereunder by 3,250,000 shares (the 2021 Plan, as amended, the “Amended 2021 Plan”). The 2021 Plan was also amended to provide for a number of compensation governance best practices and to make a number of other clarifying and conforming changes. We have included a summary of the material changes below. The Amended 2021 Plan was approved by the Board on July 23, 2024, subject to stockholder approval. If the Amended 2021 Plan is approved by our stockholders, it will become effective on the day immediately following the Annual Meeting (the "Effective Date"). If the Amended 2021 Plan is approved, the total number of shares authorized for issuance under the Amended 2021 Plan will be 25,715,221 shares. A copy of the 2021 Plan, as proposed to be amended, is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

The 3,250,000 shares requested reflects the number of shares we forecast to be necessary to support our equity compensation program through at least fiscal year 2026 based on our recent burn rate history and new hire and annual grant practices. Based on the closing price per share of Company common stock of $131.59 on July 16, 2024, the aggregate market value of the 3,250,000 additional shares available for equity awards under the Amended 2021 Plan if this proposal is approved would be approximately $427,667,500.

As of July 16, 2024, we had 7,506,752 shares remaining available for issuance under the 2021 Plan. The 2021 Plan is the Company’s only current plan for granting equity incentive compensation to our employees, directors and consultants, other than the Company’s Employee Stock Purchase Plan, which allows employees to purchase our stock at a discount.

Vote Required

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote on the subject matter is required to approve this Proposal No. 4. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote FOR Proposal Number 4.

Key Reasons to Vote for this Proposal

Equity Awards Are Essential to Our Ability to Attract, Motivate and Retain Experienced and Talented Employees, Directors and Consultants

We believe that our future success and ability to create long-term stockholder value depend in large part upon our ability to attract, motivate and retain highly skilled and experienced executives, managerial, professional and technical employees, as well as consultants and directors. In the software industry and the communities that we operate within, equity compensation is a vital element of compensation and is essential to our ability to compete for exceptional talent to deliver distinctive client value, innovation and productivity, while achieving operational excellence that stands out in a highly competitive and fast-paced industry.

Equity Compensation Aligns Employee Incentives with Long-term Interests of Our Stockholders

Equity awards are important to our human capital management strategy to keep employees focused on how their individual performance drives value for the Company, which in turn provides an opportunity to share in long-term wealth building based on their ownership of our equity. Historically, we have granted equity awards deeply in our organization, believing that a culture of ownership is important to our ability to achieve our short- and long-term business objectives and that our success is dependent on our employees feeling invested in our future. In fiscal 2024, we granted equity awards to 5,677 employees (which represents approximately 48% of our workforce). We believe our equity grant practices support the attraction and retention of our talent, as observed through a voluntary attrition rate that was below market attrition for our industry and a high job offer acceptance rate.

Compensation Program Instills Pay for Performance Culture

Our equity compensation program has historically consisted primarily of PBRSUs and RSUs, as described in more detail in our Compensation Discussion and Analysis above. In fiscal 2024, we granted 0.5 million PBRSUs (assuming target performance) and 4.8 million RSUs. In fiscal 2023, we granted 0.5 million PBRSUs (assuming target performance) and 7.0 million RSUs.

•
Historically, a meaningful portion of awards under the 2021 Plan have been in the form of PBRSUs that are eligible to be earned and vest based on our achievement of specified performance goals, such as relative TSR and billings over a three-year performance period under our fiscal 2024 incentive program. PBRSUs both serve as a retention tool and are a critical element of our performance-based compensation program, furthering our pay-for-performance compensation philosophy and incentivizing strong financial results and stockholder returns.
•
RSUs primarily serve as a retention tool because they generally require continued service over a specified vesting schedule, typically a four-year period, to fully vest in the award.
•
Both types of awards help tie our success as a Company to individual performance and therefore align the interests of our employees and other service providers with those of our stockholders.

In addition to meaningful vesting schedules and performance periods, all forms of equity compensation: (i) granted to executive officers and directors are subject to robust stock ownership guidelines, (ii) granted to NEOs are subject to a post-vest holding period of 12 months and (iii) granted to covered executives and Section 16 officers are subject to a clawback policy.

Summary of Changes to the 2021 Plan

If approved, the Amended 2021 Plan would make, among other things, the following changes to the 2021 Plan:

•
Increase in Share Reserve. Subject to capitalization adjustments, as of the Effective Date, a total of 25,715,221 shares will be authorized for awards granted under the Amended 2021 Plan (which amount includes 3,250,000 additional shares).
•
Clarify that Certain Tendered Shares Will Not Be Recycled. The Amended 2021 Plan clarifies that previously issued shares tendered by a participant to satisfy tax liabilities or withholdings related to an award will not become available for future grant or sale under the Amended 2021 Plan.
•
Clarify that Certain Withheld Shares Will Not Be Recycled. The Amended 2021 Plan clarifies that shares withheld by the Company to satisfy the tax liabilities or withholdings related to a stock option, stock appreciation right or restricted stock award will not become available for future grant or sale under the Amended 2021 Plan.
•
Clarify that Delegates of the Administrator May Grant Awards. Except to the extent prohibited by applicable law, the Administrator (as defined below) may delegate to one or more individuals the day-to-day administration of the Amended 2021 Plan and any of the functions assigned to it in the Amended 2021 Plan (including for the avoidance of the doubt, the ability to grant awards under the Amended 2021 Plan).
•
Clarify That Administrator May Modify RSU Vesting Criteria. The Amended 2021 Plan clarifies that, after the grant of an RSU award, the Administrator (as defined below), in its sole discretion, may modify or waive any vesting criteria that must be met to receive a payout.
•
Clarify When Termination of Service Occurs. The Amended 2021 Plan clarifies that (a) an employee’s status as a service provider terminates upon a cessation of the employee-employer relationship between the employee and the Company or an affiliate for any reason; (b) a consultant status as a service provider terminates upon a cessation of the service relationship between a consultant and the Company or an affiliate for any reason; and (c) a non-employee director’s status as a service provider occurs upon a cessation of the non-employee director’s service on the Board for any reason; provided a termination of status as a service provider will not occur where there is a simultaneous reemployment or re-engagement by the Company or an affiliate or where there is a change in status from employee to non-employee director or consultant, from consultant to employee or non-employee director, or from non-employee director to employee or consultant.

•
Clarify Disability Definition. The Amended 2021 Plan clarifies that disability will mean total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of awards other than incentive stock options, the Administrator (as defined below) in its discretion may determine whether a permanent and total disability exists in accordance with standards adopted by the Administrator from time to time, provided such standards comply with applicable laws.
•
Clarify Methodology for Determining Fair Market Value of Share Withheld or Delivered. The Amended 2021 Plan clarifies that the fair market value of shares to be withheld or delivered in respect of an award will be determined based on such methodology that the Company deems to be reasonable and in accordance with applicable law.
•
Prohibit Payment of Exercise Price with Promissory Notes. The Amended 2021 Plan provides that the exercise price of a stock option may not be satisfied pursuant to a promissory note.
•
Provide for Additional Requirements on Transferability of Awards. The Amended 2021 Plan clarifies that in no event may any award be transferred for consideration to a third-party financial institution.
•
Clarify Applicability of Company Policies. The Amended 2021 Plan clarifies that each award may be subject to the terms and conditions of any other policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of equity awards.

Our Plan Maintains Several Best Practices

Our Board believes that the Amended 2021 Plan continues to promote stockholder interests and is consistent with principles of good corporate governance, including:

•
No Evergreen Share Pool. The Amended 2021 Plan does not include an “evergreen” share pool provision that would increase the number of shares available without stockholder approval.
•
Prohibition on Certain Liberal Share Recycling Transactions. Shares used to pay the exercise price of an award, previously issued shares tendered by a participant to satisfy tax liabilities or withholdings related to an award, shares that are withheld by the Company to satisfy the tax liabilities or withholdings related to a stock option, stock appreciation right or restricted stock award, and shares repurchased by the Company using stock option exercise proceeds, are not added back into the Amended 2021 Plan for future grants. With respect to the exercise of stock appreciation rights settled in shares, the gross number of shares covered by the portion of the exercise award, whether or not actually issued, will cease to be available under the Amended 2021 Plan for future grants.
•
No Payouts of Dividends or Dividend Equivalents on Unvested Awards. Dividends and dividend equivalents may not be paid before and unless the underlying shares vest or with respect to any shares subject to unexercised stock options or stock appreciation rights.
•
No Liberal Change of Control Definition. The Amended 2021 Plan does not include a “liberal” change of control definition.
•
No Single-Trigger Change in Control Vesting. Awards do not automatically accelerate upon a change in control under the terms of the Amended 2021 Plan.
•
Disclosure of Change in Control Vesting Treatment of Awards. The Amended 2021 Plan discloses the specific vesting treatment for awards in connection with a change in control.
•
No Repricing without Stockholder Approval. The Amended 2021 Plan does not allow for repricing or exchanges of outstanding awards (including cash buyout of underwater options or stock appreciation rights) without prior stockholder approval, except in connection with certain corporate transactions.
•
No Discounted Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights granted under the Amended 2021 Plan must have an exercise price equal to or greater than the fair market value of Company common stock on the date of grant (other than stock options granted pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a)).
•
Prohibition on Payment of Exercise Price with Promissory Notes. The exercise price of a stock option may not be satisfied pursuant to a promissory note.
•
Clawback. Any compensation earned or paid under the Amended 2021 Plan is subject to forfeiture, recovery, or other action pursuant to any clawback or recoupment policy that may be adopted by the Company from time to time.
•
Post Vest Holding Requirement for Executives. NEOs are subject to a 12-month post-vest holding period requirement.
•
No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Administrator (as defined below), and in no event may any award be transferred for consideration to a third-party financial institution.

Amended 2021 Plan Dilution and Burn Rate Overview

NetApp takes a thoughtful approach to its annual equity granting practices, by considering the Company’s dilution, burn rate and cost profile relative to its direct competitors and industry norms, the estimated share usage needs across new hires, current eligible employees, directors and consultants and the potential impacts of the share repurchase program on helping to offset the dilutive impacts of equity grants.

In determining the number of additional shares (3,250,000 shares) that would be available for grant under the Amended 2021 Plan if this proposal is approved, our Board considered the number of equity awards we granted during the past three fiscal years and our anticipated future needs. As described in the table below, in fiscal 2022, fiscal 2023 and fiscal 2024, we granted equity awards in respect of 5.4 million shares, 7.6 million shares, and 5.3 million shares, respectively, under our equity incentive plans (assuming target performance for awards that were subject to performance-based vesting). These grants and the table below exclude equity incentive plans and awards under those plans related to our acquisitions and purchase rights granted under the Company's Employee Stock Purchase Plan.

	FY 2022	FY 2023	FY 2024
Stock Options(1)
(a) Granted	—	—	—
(b) Exercised	—	—	—
RSUs(2)
(c) Granted	4,884,072	7,013,013	4,791,536
(d) Vested	2,639,226	3,505,183	4,565,271
PBRSUs
(e) Granted(3)	465,906	545,692	517,214
(f) Earned	128,122	613,618	473,418
(g) Increase in diluted shares due to equity awards (a + c + j)	5,815,884	8,104,397	5,825,964
(h) Weighted average common shares outstanding	222,955,000	216,591,000	208,258,000
(i) Burn Rate (a + c + j / h)(4)	2.6%	3.7%	2.8%

(1)
No stock options or SARs were granted.
(2)
Reflects units subject to time vesting requirements. No restricted stock awards were granted.
(3)
Reflects units that become eligible to vest upon achievement of Company performance goals within specified time periods and satisfaction of time vesting requirements. Includes total target number of shares subject to PBRSUs. If the maximum number of shares subject to PBRSUs were reflected, awards granted in row (e) would be as follows:

	FY 2022	FY 2023	FY 2024
(j) Granted	931,812	1,091,384	1,034,428

(4)
The burn rate calculation excludes awards that were assumed or granted in substitution of acquired company awards or related to acquisition to acquired employees under assumed plan. The burn rate is not adjusted for forfeitures and expirations, which would reduce the burn rate if considered.

Our three-year average burn rate is 3.0%. Burn rate is calculated based on gross 1 to 1 basis.

The 3,250,000 share increase requested to be approved by stockholders represents 1.6% of our total common shares outstanding as of July 16, 2024. Dilution is the total number of shares subject to equity awards granted (less cancellations) for all equity incentive plans, including plans related to our acquisitions but excluding purchase rights granted under the Company's Employee Stock Purchase Plan, divided by the total common shares outstanding at the end of the fiscal year. Dilution for fiscal 2022, fiscal 2023 and fiscal 2024 was 2.1%, 3.0% and 2.2%, respectively. The average annual dilution over the last three fiscal years was 2.4%.

An additional metric that we use to measure the cumulative impact of the 2021 Plan is overhang. Overhang is the number of shares subject to equity awards (for all equity incentive plans, including plans related to our acquisitions, but excluding purchase rights granted under the Company's Employee Stock Purchase Plan) outstanding but not exercised, assuming maximum performance, plus number of shares available to be granted, divided by total common shares outstanding at the end of the fiscal year. Overhang for fiscal 2022, fiscal 2023 and fiscal 2024 was 9.0%, 6.9% and 10.8%, respectively. The average overhang over the last three fiscal years was 8.9%. If this Proposal No. 4 is approved, our overhang would increase to 12.4%.

Based on our historical practices and anticipated future growth at the time the Amended 2021 Plan was approved by our Talent and Compensation Committee and our Board, we believe that the shares that would be available under the Amended 2021 Plan if this Proposal No. 4 is approved would position us to make our broad based annual equity compensation awards to new and existing employees, directors and consultants at market competitive rates through at least fiscal 2026 grant cycles. The actual rate at which we use shares under the Amended 2021 Plan may be more or less than our anticipated future usage and will depend upon various unknown factors, such as hiring and promotion activity, participation levels, long-term incentive award mix and vehicles, forfeiture rates and future performance of our stock price. The share increase requested as part of this Proposal No. 4 is important to helping us attract and retain talent, and to continue our historical practice of granting equity awards deeply in our organization with a significant number of performance awards. We intend to continue to monitor share usage, such as burn rate and related metrics, to ensure that we are continuing to take a disciplined approach to equity compensation.

Based on the closing price per share of Company common stock of $131.59 on July 16, 2024, the aggregate market value of the 3,250,000 additional shares available for equity awards under the Amended 2021 Plan if this proposal is approved would be approximately $427,667,500.

Current Awards Outstanding

Set forth below is information regarding shares currently outstanding under the Company’s equity compensation plans (other than the Company's Employee Stock Purchase Plan), including the 1999 Plan, 2021 Plan and equity compensation plans assumed by the Company in connection with mergers and acquisitions, as of July 16, 2024.

Selected Data as of July 16, 2024
Number of shares subject to outstanding awards under the Company’s equity compensation plans, including equity compensation plans assumed by the Company in connection with mergers and acquisitions(1)	12,500,582
Number of shares subject to outstanding options	60,399
Weighted average exercise price of outstanding options	$11.2071
Weighted average remaining term of outstanding options (in years)	4.28
Number of shares subject to outstanding RSUs	10,026,087
Number of shares subject to outstanding PBRSUs (assuming maximum performance)	2,414,096
Shares remaining for grant under the 2021 Plan (before Proposal No. 4 is approved)	7,506,752
Shares remaining for grant under the 2021 Plan (assuming this Proposal No. 4 is approved)	10,756,752
Shares remaining for grant under all other equity compensation plans	—

(1)
Does not include shares reserved for issuance under the Company’s Employee Stock Purchase Plan.

Description of the Plan

The following paragraphs provide a summary of the principal features of the Amended 2021 Plan and its operation. The following summary is qualified in its entirety by reference to the complete text of the Amended 2021 Plan, attached as Appendix A to this Proxy Statement.

General

The purposes of the Amended 2021 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants who perform services to the Company, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, RSUs or performance awards.

Authorized Shares

Subject to the adjustment provisions contained in the Amended 2021 Plan, the maximum aggregate number of shares that may be subject to awards and issued under the Amended 2021 Plan is 25,715,221 shares, which includes 3,250,000 additional shares. In addition, shares may become available for issuance under the Amended 2021 Plan pursuant to the next paragraph. The shares may be authorized but unissued, or reacquired shares.

If an award granted under the Amended 2021 Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, RSUs or performance awards, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased or forfeited or repurchased shares subject to such award will become available for future grant or sale under the Amended 2021 Plan (unless the Amended 2021 Plan has terminated). With respect to the exercise of stock appreciation rights settled in shares, the gross number of shares covered by the portion of the exercised award, whether or not actually issued pursuant to such exercise, will cease to be available under the Amended 2021 Plan. If shares issued pursuant to restricted stock, RSUs or performance awards are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the Amended 2021 Plan. Shares used to pay the exercise price of an award, shares repurchased by the Company using option exercise proceeds, and previously issued shares tendered by a participant to satisfy tax liabilities or withholdings related to an award will not become available for future grant or sale under the Amended 2021 Plan. Shares used to satisfy the tax liabilities or withholdings related to an award other than a stock option, stock appreciation right or restricted stock award will become available for future grant or sale under the Amended 2021 Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the Amended 2021 Plan.

Adjustments to Shares Subject to the Amended 2021 Plan

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Amended 2021 Plan, will adjust the number and class of shares of stock that may be delivered under the Amended 2021 Plan, the number, class and price of shares of stock subject to outstanding awards, and the numerical share and dollar limits in the Amended 2021 Plan.

Administration

The Amended 2021 Plan will be administered by the Board, any committee of the Board, or a committee of directors or of other individuals satisfying applicable laws appointed by the Board in accordance with the terms of the Amended 2021 Plan (the “Administrator”). In the case of transactions, including grants to certain officers and key employees of the Company, intended to qualify, as exempt under Rule 16b-3 of the Exchange act, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act. (For purposes of this summary of the Amended 2021 Plan, the term “Administrator” will refer to the Board or any committee designated by the Board to administer the Amended 2021 Plan.)

Subject to the terms of the Amended 2021 Plan, the Administrator has the authority to interpret and administer the Amended 2021 Plan, including but not limited to, the authority, in its discretion, to select the employees, consultants, and directors who will receive awards on the basis of their service, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the Amended 2021 Plan), including to accelerate vesting or waive forfeiture restrictions, to extend the post-termination exercise period applicable to an award, and to interpret the provisions of the Amended 2021 Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws and may make all other determinations deemed necessary or advisable for administering the Amended 2021 Plan. The Administrator may temporarily suspend the exercisability of an award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with applicable laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an award. The Administrator cannot institute an award exchange program under which outstanding awards are surrendered or cancelled in exchange for awards of the same type, awards of a different type or cash, participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the Administrator, or the exercise price of an outstanding award is reduced or increased.

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of July 16, 2024, approximately 12,000 employees, 9 directors and 0 consultants were eligible to participate in the Amended 2021 Plan.

Stock Options

Each option granted under the Amended 2021 Plan will be evidenced by a written or electronic agreement between the Company and a participant specifying the number of shares subject to the stock option and the other terms and conditions of the stock option, consistent with the requirements of the Amended 2021 Plan.

The exercise price per share of each option may not be less than the fair market value of a share of the Company’s common stock on the date of grant. However, an exception may be made for any options that are granted in substitution for options held by employees of companies that the Company acquires in a manner consistent with Section 424(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). In addition, any incentive stock option granted to an employee who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the common stock is the closing price of our stock on any established stock exchange or national market system on the applicable date.

The Amended 2021 Plan provides that the Administrator will determine the acceptable form(s) of consideration for exercising an option. A stock option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with any applicable tax withholdings.

Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of a stock option will be specified in the award agreement, provided that the term of any option will be no more than seven (7) years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five (5) years.

The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of exercise applicable to each option following a service provider’s cessation of service. In the absence of such a determination by the Administrator, the participant generally will be able to exercise their option for (i) three (3) months following their cessation of service for reasons other than death or disability, and (ii) twelve (12) months following their cessation of service due to disability or following their death while holding the option. An award agreement may provide for an extension of a post-service exercise period upon a cessation of service for reasons other than death or disability if the exercise of the stock option following such cessation of service would result in liability under Section 16(b) of the Exchange Act or would violate the registration requirements under the Securities Act.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company common stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the Amended 2021 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the Amended 2021 Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The Company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be set forth in the award agreement but may not exceed seven (7) years. The terms and conditions relating to the period of exercise following a cessation of service with respect to options described above also apply to stock appreciation rights.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Amended 2021 Plan. Restricted stock awards may be subject to vesting conditions (if any) as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. The Administrator, in its sole discretion, may determine that an award of restricted stock will not be subject to any vesting conditions.

Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s cessation of service. Unless the Administrator provides otherwise, and subject to the general rules in the Amended 2021 Plan related to dividends (described below), participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the underlying shares and dividends or other distributions payable with respect to shares subject to awards will not be paid before and unless the underlying shares vest. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

RSUs

The Administrator may grant RSUs which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each RSU granted under the Amended 2021 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the Amended 2021 Plan.

RSUs will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion, which, depending on the extent to which they are met, will determine the number of RSUs to be paid out to participants.

After the grant of a RSU award, the Administrator, in its sole discretion, may modify or waive any vesting criteria that must be met to receive a payout. A participant will forfeit any unearned RSUs as of the date set forth in the award agreement. The Administrator in its sole discretion may settle earned RSUs in cash, shares, or a combination of cash and shares.

Performance Awards

Performance awards may also be granted under the Amended 2021 Plan. Performance awards will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Each award of performance awards granted under the Amended 2021 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the Amended 2021 Plan. Earned performance awards will be settled, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individuals goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

After the grant of a performance award, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance awards. A participant will forfeit any performance awards that are unearned or unvested as of the date set forth in the award agreement.

Dividend Equivalents

The Administrator, in its discretion, may provide in an award agreement that the participant will be entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the awards are settled or forfeited. Subject to the limitations in the Amended 2021 Plan, the dividend equivalents, if any, will be credited to an award in such manner and subject to such terms and conditions as determined by the Administrator in its sole discretion. In the event of a dividend or distribution paid in shares or any other adjustment made upon a change in our capitalization, appropriate adjustments will be made to the awards so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) that will be immediately subject to the same vesting and settlement conditions as are applicable to the award.

Non-Employee Director Limitations

The Amended 2021 Plan provides that, subject to the adjustment provisions in the Amended 2021 Plan, in any calendar year of the Company, a non-employee director may not be paid, issued or granted cash retainer fees and equity awards (whether settled in cash or stock) with an aggregate value of more than $1,000,000 (with the value of each award based on its grant date fair value determined in accordance with U.S. generally accepted accounting principles). Any cash compensation paid or awards granted to an individual while they were an employee or consultant will not count for purposes of this limitation.

Dividends

Dividends or other distributions payable with respect to shares subject to equity awards (including dividend equivalents) will not be paid before and unless the underlying shares vest, and will be subject to the same forfeitability provisions as the underlying shares. No dividends or other distributions will be paid with respect to shares that are subject to unexercised options or stock appreciation rights, although this rule will not preclude the Administrator from exercising its powers and authority under the adjustment, liquidation and merger or change in control provisions of the Amended 2021 Plan.

Termination of Service

The termination of a participant’s status as a service provider occurs (a) in the case of an employee, upon a cessation of the employee-employer relationship between an employee and the Company or an affiliate for any reason, including, but not limited to, a termination by resignation, discharge, death, disability, or the disaffiliation of an affiliate; (b) in the case of a consultant, upon a cessation of the service relationship between a consultant and the Company or an affiliate for any reason, including but not limited to, a termination by resignation, discharge, death, disability, or the disaffiliation of an affiliate; and (c) in the case of a non-employee director, a cessation of the non-employee director’s service on the Board for any reason. A termination of a participant’s status as a service provider will not occur where there is a simultaneous reemployment or re-engagement by the Company or an affiliate or where there is a change in status from employee to non-employee director or consultant, from consultant to employee or non-employee director, or from non-employee director to employee or consultant. Notwithstanding the foregoing, to the extent that termination of a participant’s status as a service provider is used to establish a payment event with respect to any award subject to Section 409A of the Code, such “termination of a participant’s status as a service provider” (or terms of similar import) will have the same meaning as “separation from service” as that term is defined in Section 409A of the Code and the applicable guidance issued by the Secretary of the Treasury thereunder.

Transferability of Awards

Unless determined otherwise by the Administrator and subject to the terms of the Amended 2021 Plan (including the prohibition on award exchange programs), awards granted under the Amended 2021 Plan generally are not transferable other than by will or by the laws of descent and distribution, provided, however, that in no event may any award be transferred for consideration to a third-party financial institution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Holding Period Condition

Any shares issued to a participant then designated as a “named executive officer” pursuant to the exercise or vesting of an award (after being reduced for such shares sold or withheld to cover any exercise price or applicable tax withholding obligations) will be subject to the holding period condition discussed in the next sentence. The “holding period condition” means that, with respect to certain shares received following the exercise or vesting of an award and the issuance and settlement of such shares, such shares may not be sold, transferred, hypothecated, pledged or otherwise disposed of before the earliest of: (i) the twelve (12) month anniversary of the exercise or settlement date of such shares, (ii) a “change in control” of the Company, (iii) the date the participant ceases to provide services due to participant’s death or disability, or (iv) the date the participant is no longer designated as a named executive officer; provided, however, that participants may conduct transactions that involve merely a change in the form in which the participant owns such shares. To enforce the holding period condition, the Company, in its discretion, may take any action it determines reasonable or necessary, which conditions will expire only the holding period condition is satisfied.

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The Amended 2021 Plan provides that, in the event of a merger of the Company with or into another corporation or entity or a “change in control” (as defined in the Amended 2021 Plan), and unless provided otherwise in an award agreement, each outstanding award will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices (subject to the provisions of the next paragraph).

In the event that the successor corporation does not assume or substitute for the award (or portion thereof), the participant will fully vest in and have the right to exercise the participant’s outstanding options and stock appreciation rights (or portions thereof) not assumed or substituted for, all restrictions on restricted stock, RSUs, and performance awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to such awards with performance-based vesting (or portions thereof), all performance goals or other vesting criteria will be deemed achieved at target levels and as to a prorated portion of each award based on the portion of the applicable performance period that has lapsed through the date of the merger or change in control, and all other terms and conditions met as to such prorated portion of such award, in each case, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company. In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company, if a stock option or stock appreciation right (or portion thereof) is not assumed or substituted for, the Administrator will notify the participant in writing or electronically that the stock option or stock appreciation right (or its applicable portion) will be exercisable for a period of time as set forth in an award agreement, and the stock option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.

Clawback Policy and Other Policies

Notwithstanding any provisions to the contrary under the Amended 2021 Plan, all awards granted under the Amended 2021 Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws, such as the Company's Compensation Recovery Policy as adopted on November 15, 2023 (the “Clawback Policy”). The Administrator may require a participant to forfeit, return or reimburse the Company all or a portion of the award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with applicable laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless otherwise specifically mentioned and waived in an award agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any parent or subsidiary of the Company.

In addition, each award may be subject to the terms and conditions of any other policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of equity awards. Whether any such policy will apply to a particular award may depend, among other things, on when the award was granted, whom the award was granted to, and the type of award.

Termination or Amendment

The Amended 2021 Plan will continue in effect until terminated by the Administrator, but no options that qualify as incentive stock options under Section 422 of the Code may be granted after ten (10) years from the date of the Amended 2021 Plan’s initial adoption by the Board in 2021. The Administrator may amend, alter, suspend or terminate the Amended 2021 Plan at any time, provided that the Company will obtain stockholder approval of any amendment to the extent approval is necessary and desirable to comply with any applicable laws. No amendment, alteration, suspension or termination will materially impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of Certain United States Federal Income
Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Amended 2021 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two (2) years following the date the option was granted nor within one (1) year following the exercise of the stock option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two (2) years after the date of grant or within one (1) year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such a stock option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty (30) days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

RSU Awards

There generally are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs generally will be required to recognize ordinary income in an amount equal to the cash received or the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Awards

A participant generally will recognize no income upon the grant of a performance award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2021 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

Medicare Surtax

A participant’s annual “net investment income”, as defined in Section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the Amended 2021 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the Amended 2021 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

New Plan Benefits

No grants have been made subject to or related to stockholder approval of this proposal. The Company expects to grant our non-employee directors who are elected at the Annual Meeting annual RSU awards (the “2025 Director Grants”) on the date of the Annual Meeting. Other future grants under the Amended 2021 Plan will be made at the discretion of the Administrator (as defined below), and, accordingly, are not yet determinable.

The following New Plan Benefits table for the 2021 Plan sets forth information pertaining to the 2025 Director Grants currently contemplated to be made under the 2021 Plan. This table also highlights the fact that none of our executive officers or employees will receive any set benefits or awards that are conditioned upon stockholder approval of the Amended 2021 Plan.

NetApp, Inc. 2021 Equity Incentive Plan, as proposed to be amended

Name and Position	Dollar Value	Number of Units
George Kurian, Chief Executive Officer	—	—
Michael J. Berry, Executive Vice President and Chief Financial Officer	—	—
Cesar Cernuda, President	—	—
Harvinder S. Bhela, Executive Vice President and Chief Product Officer	—	—
Elizabeth M. O’Callahan, Executive Vice President, Chief Legal Officer and Corporate Secretary	—	—
All current executive officers as a group (5 persons)	—	—
All director nominees who are not executive officers as a group (8 persons)(1)	$2,275,000	17,282
All employees, including all current officers who are not executive officers, as a group	—	—

(1)
On the date of each annual stockholders meeting after any stockholder votes are taken on such date, each outside director who is elected automatically receives an RSU grant with a Dollar Value of $275,000, except the Chair of the Board, who receives a grant with a Dollar Value of $350,000. Values in this row represents such grants (i.e., the 2025 Director Grants). The number of units subject to the 2025 Director Grants will be calculated by dividing the Dollar Value by the fair market value on the grant date of the award. Given that the applicable fair market value on the grant date of the award was not determinable for the 2025 Director Grants as of the Record Date, the Number of Units for this row was estimated by dividing the Dollar Value by the fair market value on the Record Date.

Amended Plan Benefits

The aggregate number of shares subject to awards granted to certain persons under the 2021 Plan since its inception until July 16, 2024 is set forth in the following table.

NetApp, Inc. 2021 Equity Incentive Plan

		Number of
		Shares Subject
	Options	to Other Stock
Name and Position	Granted(1)	Awards Granted(2)
George Kurian, Chief Executive Officer	—	496,660
Michael J. Berry, Executive Vice President and Chief Financial Officer	—	174,222
Cesar Cernuda, President	—	262,386
Harvinder S. Bhela, Executive Vice President and Chief Product Officer	—	356,502
Elizabeth M. O’Callahan, Executive Vice President, Chief Legal Officer and Corporate Secretary	—	110,025
All current executive officers as a group	—	1,399,795
All current directors who are not executive officers as a group	—	61,352
Each nominee for election as a director	—	544,060
Each associate of any of such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All employees, including all current officers who are not executive officers, as a group	—	15,766,674

(1)
As of July 16, 2024, there were no options granted under the 2021 Plan.
(2)
Other stock awards are in the form of RSUs and PBRSUs, with performance-based awards assuming target performance. This table excludes the 2025 Director Grants, which are included in the New Plan Benefits table above.

Registration with the SEC

If this Proposal No. 4 is approved, we intend to file with the SEC a registration statement on Form S-8 covering the Company's new shares reserved for issuance under the Amended 2021 Plan.

Additional Information

Security Ownership of Certain Beneficial Owners and Management

To the Company’s knowledge, the following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of July 16, 2024, except as otherwise set forth below, by (1) each person or entity who is known by the Company to own beneficially more than 5% of the Company’s common stock; (2) each of the Company’s directors and nominees for director; (3) each of the Company’s named executive officers set forth in the Summary Compensation Table; and (4) all of the Company’s current directors, director nominees and executive officers as a group. Except as indicated, the address of the beneficial owners is c/o NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128. Information related to holders of more than 5% of the Company’s common stock was obtained from filings with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act.

	Number of Shares	Percentage of
Name of Beneficial Owners	Beneficially Owned	Class(1)
The Vanguard Group(2)
100 Vanguard Boulevard
Malvern, PA 19355	26,061,347	12.68%
BlackRock, Inc.(3)
55 East 52nd Street
New York, NY 10055	21,208,970	10.32%
PRIMECAP Management Company(4)
177 E. Colorado Blvd, 11th Floor
Pasadena, CA 91105	14,709,824	7.16%
George Kurian(5)	322,291	*
Michael J. Berry(6)	189,822	*
Cesar Cernuda(7)	70,740	*
Harvinder S. Bhela(8)	136,108	*
Elizabeth M. O’Callahan(9)	15,730	*
T. Michael Nevens(10)	15,943	*
Deepak Ahuja(11)	12,814	*
Anders Gustafsson(12)	3,547	*
Gerald Held(13)	62,609	*
Kathryn M. Hill(14)	46,136	*
Deborah L. Kerr(15)	28,132	*
Carrie Palin(16)	6,976	*
Scott F. Schenkel(17)	28,132	*
George T. Shaheen(18)	23,670	*
June Yang	—	*
All current directors, director nominees and executive officers as a group (15 persons)(19)	962,650	*

* Less than 1%.

(1)
Percentage of Class is based on 205,564,640 shares of common stock outstanding on July 16, 2024. Shares of common stock subject to stock options and RSUs that are currently exercisable or will become exercisable or issuable within 60 days of July 16, 2024 are deemed outstanding for computing the percentage of the person or group holding such options and/or RSUs, but are not deemed outstanding for computing the percentage of any other person or group. Except as indicated in footnotes to this table, pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(2)
Information concerning stock ownership was obtained from Amendment No. 10 to the Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group, which reported shared voting power with respect to 269,053 of such shares of common stock, sole dispositive power with respect to 25,133,341 shares of common stock and shared dispositive power with respect to 928,006 shares of common stock.
(3)
Information concerning stock ownership was obtained from Amendment No. 13 to the Schedule 13G filed with the SEC on July 8, 2024 by BlackRock, Inc., which reported sole voting power with respect to 19,190,146 of such shares of common stock and sole dispositive power with respect to 21,208,970 shares of common stock.
(4)
Information concerning stock ownership was obtained from Amendment No. 11 to the Schedule 13G filed with the SEC on February 12, 2024 by PRIMECAP Management Company, which reported sole voting power with respect to 14,475,914 of such shares of common stock and sole dispositive power with respect to 14,709,824 shares of common stock.
(5)
Consists of (i) 314,274 shares of common stock held of record by Mr. Kurian and (ii) 8,017 shares of common stock issuable to Mr. Kurian upon the vesting of RSUs within 60 days of July 16, 2024.
(6)
Consists of (i) 185,869 shares of common stock held of record by the Berry Family Trust and (ii) 3,953 shares of common stock issuable to Mr. Berry upon the vesting of RSUs within 60 days of July 16, 2024.
(7)
Consists of (i) 64,789 shares of common stock held of record by Mr. Cernuda and (ii) 5,951 shares of common stock issuable to Mr. Cernuda upon the vesting of RSUs within 60 days of July 16, 2024.

(8)
Consists of (i) 133,185 shares of common stock held of record by Mr. Bhela and (ii) 2,923 shares of common stock issuable to Mr. Bhela upon the vesting of RSUs within 60 days of July 16, 2024.
(9)
Consists of (i) 11,886 shares of common stock held of record by Ms. O’Callahan and (ii) 3,844 shares of common stock issuable to Ms. O’Callahan upon the vesting of RSUs within 60 days of July 16, 2024.
(10)
Consists of (i) 11,455 shares of common stock held of record by a trust of which Mr. Nevens is the trustee and (ii) 4,488 shares of common stock issuable to Mr. Nevens upon the vesting of RSUs within 60 days of July 16, 2024.
(11)
Consists of 12,814 shares of common stock held of record by Mr. Ahuja. Excludes (i) 3,450 RSUs which have vested but have been deferred until January 2, 2025 and (ii) 3,526 RSUs which will vest within 60 days of July 16, 2024 but have been deferred until January 2, 2026.
(12)
Consists of 3,547 shares of common stock issuable to Mr. Gustafsson upon the vesting of RSUs within 60 days of July 16, 2024.
(13)
Consists of (i) 20,907 shares of common stock held of record by Mr. Held and (ii) 41,702 RSUs which have vested or will vest within 60 days of July 16, 2024 but have been deferred until separation of service.
(14)
Consists of (i) 42,610 shares of common stock held of record by a trust of which Ms. Hill is the trustee; and (ii) 3,526 shares of common stock issuable to Ms. Hill upon the vesting of RSUs within 60 days of July 16, 2024. Excludes 3,450 RSUs which have vested but have been deferred until January 2, 2025.
(15)
Consists of (i) 19,150 shares of common stock held of record by Ms. Kerr; (ii) 3,526 shares of common stock issuable to Ms. Kerr upon the vesting of RSUs within 60 days of July 16, 2024; and (iii) 5,456 RSUs which have vested but have been deferred until separation of service.
(16)
Consists of (i) 3,450 shares of common stock held of record by Ms. Palin and (ii) 3,526 shares of common stock issuable to Ms. Palin upon the vesting of RSUs within 60 days of July 16, 2024.
(17)
Consists of (i) 24,606 shares of common stock held of record by Mr. Schenkel and (ii) 3,526 shares of common stock issuable to Mr. Schenkel upon the vesting of RSUs within 60 days of July 16, 2024.
(18)
Consists of (i) 3,450 shares of common stock held of record by Mr. Shaheen; (ii) 3,526 shares of common stock issuable to Mr. Shaheen upon the vesting of RSUs within 60 days of July 16, 2024; and (iii) 16,694 RSUs which have vested but have been deferred until separation of service.
(19)
Consists of (i) 848,445 shares of common stock held of record by our current directors, director nominees and executive officers; (ii) 50,353 shares of common stock issuable to our current directors, director nominees and executive officers upon the vesting of RSUs within 60 days of July 16, 2024; and (iii) 63,852 which have vested or will vest within 60 days of July 16, 2024 but have been deferred until separation of service. Excludes 10,426 RSUs which have vested or will vest within 60 days of July 16, 2024 but have been deferred to a future date beyond such period.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in their ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2024, its officers, directors and greater than 10% stockholders complied with all Section 16 filing requirements, except for a Form 4 filed for Mr. Cernuda on May 14, 2024 with respect to a broker-initiated acquisition that occurred on September 27, 2023 without Mr. Cernuda's direction, approval or knowledge, and for which any short-swing profit was fully disgorged to the Company.

Certain Transactions with Related Parties

Our Corporate Governance and Nominating Committee is responsible for the review, approval, and ratification of transactions with related persons.

Specifically, the Corporate Governance and Nominating Committee has the authority to:

•
Consider questions of possible conflicts of interest of members of our Board and corporate officers;
•
Review actual and potential conflicts of interest of members of our Board and corporate officers, and clear any involvement of such persons in matters that may involve a conflict of interest;
•
Establish policies and procedures for the review and approval of “related person transactions,” as defined in applicable SEC rules;
•
Conduct ongoing reviews of potential related person transactions; and
•
Review and approve all related person transactions.

Pursuant to the SEC’s rules and regulations, “related persons” include, but are not limited to, the Company’s directors, executive officers, and beneficial owners of more than 5% of the Company’s outstanding common stock. If the determination is made that a related person has a material interest in any Company transaction, then the Corporate Governance and Nominating Committee, which consists entirely of all independent directors, is responsible for reviewing and approving or ratifying it. An approved transaction would be disclosed in accordance with the SEC rules if required. If the related person at issue is a director of the Company, or a family member of a director, then that director would not participate in those discussions.

In the ordinary course of our business, we engage in transactions with the Google Cloud division of Alphabet Inc. Thomas Kurian, the brother of our Chief Executive Officer and President, George Kurian, is the CEO of Google Cloud. Our relationship with Google Cloud preceded Mr. Thomas Kurian’s employment there. We believe that the transactions with Google Cloud have been entered into in the ordinary course of business and have been conducted on an arms-length basis and do not represent a material interest to any of our related persons, and therefore, are not related person transactions within the meaning of Item 404 of Regulation S-K.

General Information

Why am I receiving these materials?

The Board of Directors of NetApp, Inc. has made these materials available to you on the Internet or, upon your request, has delivered printed proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof. NetApp, Inc., a Delaware corporation, is referred to in this Proxy Statement as the “Company,” “NetApp,” “we” or “our.” This Proxy Statement describes proposals on which you, as a stockholder, are being asked to vote. It also gives you information on these proposals, as well as other information, so that you can make an informed decision. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials?

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each of our stockholders, we are furnishing proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice instructs you as to how you may access and review all of the information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Who can vote at the Annual Meeting?

Stockholders of record as of the close of the Record Date are entitled to vote at the Annual Meeting. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of common stock, the stockholder of record. If your shares of common stock are held by a bank, broker or other nominee, you are considered the “beneficial owner” of those shares, which are held in “street name.” As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following the voting instructions that your bank, broker or other nominee provides you. If you do not provide your bank, broker, or other nominee with instructions on how to vote your shares, your bank, broker or other nominee may not vote your shares with respect to any non-routine matters, but may, in its discretion, vote your shares with respect to routine matters. For more information on routine and non-routine matters, see “What are abstentions and broker non-votes?” below.

When and where will the Annual Meeting take place?

In order to facilitate stockholder attendance, the Board has determined that our Annual Meeting will be held virtually on Wednesday, September 11, 2024, at 3:30 p.m. Pacific time, with no physical in-person meeting. You may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NTAP2024.

How do I attend the Annual Meeting?

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You may attend the Annual Meeting and vote your shares electronically via the Internet at www.virtualshareholdermeeting.com/NTAP2024. To participate in the Annual Meeting, you will need the control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Will there be an opportunity to ask questions during the Annual Meeting?

As part of the Annual Meeting, we will provide an opportunity for stockholders to ask questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How do I attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than three questions. Questions should be succinct and cover a single topic. We will not address questions that are, among other things:

•
irrelevant to the business of the Company or to the business of the Annual Meeting;
•
related to material non-public information of the Company;
•
related to personal grievances;
•
derogatory references to individuals or that are otherwise in bad taste;
•
repetitious statements already made by another stockholder;
•
in furtherance of the stockholder’s personal or business interests; or
•
out of order or otherwise not suitable for the conduct of the Annual Meeting as determined by the presiding officer or Corporate Secretary in their reasonable judgment.

Additional information regarding opportunities for stockholders to ask questions will be available in the “Rules of Conduct and Procedures” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a ‘Guest’) by following the procedures outlined above.

How many shares must be present to hold the Annual Meeting?

To hold the meeting and conduct business, the holders of a majority of NetApp’s shares of common stock issued and outstanding and entitled to vote, in person or by proxy, at the Annual Meeting must be present in person or by proxy. This is called a quorum. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the Annual Meeting.

How many shares of NetApp common stock are entitled to vote at the Annual Meeting?

At the Annual Meeting, each holder of common stock is entitled to one vote for each share of common stock held by such stockholder on the Record Date. On the Record Date, the Company had 205,564,640 shares of common stock outstanding and entitled to vote at the Annual Meeting. No shares of the Company’s preferred stock were outstanding. There are no cumulative voting rights.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will act as the inspector of elections and tabulate the votes.

How many votes are required for each proposal?

For Proposal No. 1, a nominee for director will be elected to the Board if the number of votes cast “FOR” a nominee’s election exceed the number of votes cast “AGAINST” such nominee’s election. Approval of each of Proposal Nos. 2, 3 and 4 requires the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy. Voting results will be published in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.

How do I vote?

The Company is offering stockholders of record four methods of voting: (1) you may vote by telephone; (2) you may vote over the Internet; (3) you may vote electronically at the Annual Meeting by following the instructions available on the meeting website at www.virtualshareholdermeeting.com/NTAP2024; and (4) finally, you may request a proxy card from us and indicate your vote by signing and dating the card where indicated, and mailing or otherwise returning the card in the prepaid envelope provided.

If you submit a proxy card but do not specify your votes, your shares of common stock will be voted:

•
“FOR” the election of all the director nominees named in Proposal No. 1;
•
“FOR” Proposal Nos. 2, 3, and 4;

Uninstructed proxies will be voted in the proxy holder’s discretion as to any other matter that may properly come before the Annual Meeting.

If you were a stockholder as of the Record Date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Please contact your bank, broker or other nominee for information on obtaining a legal proxy.

How can I change my vote or revoke my proxy?

Any stockholder of record voting by proxy has the power to revoke a proxy at any time before the polls close at the Annual Meeting. You may revoke your proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or if you are attending the Annual Meeting virtually, you may change your vote electronically. If you are the beneficial owner of your shares, we recommend that you contact the bank, broker or other nominee holding your shares for instructions on how to revoke your proxy or change your vote.

What are abstentions and broker non-votes?

Abstentions will be counted for the purposes of determining both (1) the presence or absence of a quorum for the transaction of business; and (2) the total number of shares entitled to vote at the Annual Meeting with respect to a proposal. Accordingly, abstentions will have the same effect as a vote against a proposal, except with respect to Proposal No. 1, where they will have no effect.

A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the bank, broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business but will not be counted for the purpose of determining the number of votes cast on a proposal. Accordingly, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on a proposal.

If your shares are held in street name and you do not instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may, at its discretion, either leave your shares unvoted or vote your shares on routine matters but is not permitted to vote your shares on non-routine matters. Proposal Number 3 is considered a routine matter. Proposal Numbers 1, 2, and 4 are considered non-routine matters, and, accordingly, broker non-votes will have no effect on the outcome of these matters.

How many copies of the proxy materials will be delivered to stockholders sharing the same address?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for the Company. The Company and some banks and brokers household proxy materials unless contrary instructions have been received from one or more of the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please (1) follow the instructions provided when you vote over the Internet; or (2) contact Broadridge Financial Solutions, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Where may I obtain a copy of the Annual Report?

The Notice, this Proxy Statement and the Company’s Annual Report on Form 10-K for our fiscal year that ended on April 26, 2024 have been made available on our website. Our fiscal year is reported on a 52- or 53-week year that ends on the last Friday in April, and our 2024 fiscal year began on April 29, 2023 and ended on April 26, 2024. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material. The Annual Report is posted at the following website address: http://investors.netapp.com/financial-information/annual-reports.

Who pays for the solicitation of proxies?

We will bear the cost of soliciting proxies. Copies of solicitation materials will be made available upon request to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The Company has retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies from stockholders of the Company. Innisfree M&A Incorporated may solicit proxies by personal interview, mail, telephone, facsimile, email, or otherwise. The Company expects that it will pay Innisfree M&A Incorporated a customary fee, estimated to be approximately $25,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. In addition, the original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

How and when may I submit proposals for consideration at next year’s Annual Meeting of Stockholders?

The Company’s stockholders may submit proposals for consideration at the Annual Meeting. Stockholders may also recommend candidates for election to our Board of Directors for the Annual Meeting (see “Corporate Governance — Corporate Governance and Nominating Committee”).

Proposals to be Considered for Inclusion in NetApp’s Proxy Materials

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals may be included in our 2025 Proxy Statement. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128, no later than March 28, 2025, which is 120 calendar days prior to the first anniversary of the mailing date of this Proxy Statement.

Director Nominations for Inclusion in NetApp’s Proxy Materials (Proxy Access)

Under the Company’s proxy access bylaw, a stockholder (or a group of up to 20 stockholders) owning at least 3% of the Company’s outstanding stock continuously for at least three years may nominate and include in the Company’s annual meeting materials director nominees constituting up to the greater of two directors or twenty percent of the Board, provided that the stockholders and nominees satisfy the requirements specified in the bylaws. Notice of a proxy access nomination for consideration at our 2025 Annual Meeting must be received no later than March 28, 2025 and no earlier than February 26, 2025.

Other Proposals and Nominations

Under the Company’s bylaws, a proposal that a stockholder intends to present for consideration at the 2025 Annual Meeting but does not seek to include in the Company’s proxy materials for the 2025 Annual Meeting (including the nomination of an individual to serve as a director other than pursuant to our proxy access bylaw as described immediately above) must be received by the Corporate Secretary (at the address specified in the preceding paragraph) no later than May 14, 2025 and no earlier than April 14, 2025. The stockholder’s submission must include the information specified in the Company’s bylaws.

Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws.

If a stockholder gives notice of a proposal or a nomination after the applicable deadline specified above, the notice will not be considered timely, and the stockholder will not be permitted to present the proposal or the nomination to the stockholders for a vote at the 2025 Annual Meeting.

Universal Proxy Rules

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the requirements of Rule 14a-19 under the Exchange Act.

Other Business

Our Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

FORM 10-K

The Company filed an Annual Report on Form 10-K with the SEC on June 10, 2024. Our Internet address is www.netapp.com. Information on our website is not incorporated by reference into this Proxy Statement. We make available through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Stockholders may also obtain a copy of this report, without charge, by writing to Kris Newton, Vice President, Investor Relations at the Company’s principal executive offices located at 3060 Olsen Drive, San Jose, California 95128.

By Order of the Board of Directors George Kurian Chief Executive Officer

July 26, 2024

2024 NetApp, Inc. All Rights Reserved. NETAPP, the NETAPP logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

Annex A

NETAPP, INC.

RECONCILIATION OF NON-GAAP TO GAAP

FINANCIAL STATEMENT INFORMATION

(In millions, except net income per share amounts)

	Year Ended
	April 26, 2024	April 28, 2023
NET INCOME	$986	$1,274
Adjustments:
Amortization of intangible assets	57	68
Stock-based compensation	357	312
Litigation settlements	(5)	—
Restructuring charges	44	120
Acquisition-related expense	10	21
Gain on sale of equity investments	—	(32)
Income tax effects	(74)	(51)
Income tax (benefits) expenses from integration of acquired companies	—	(27)
Resolution of income tax matters	—	69
Income tax benefit from intra-entity intellectual property transfer	—	(524)
NON-GAAP NET INCOME	$1,375	$1,230
INCOME FROM OPERATIONS	$1,214	$1,018
Adjustments:
Amortization of intangible assets	57	68
Stock-based compensation	357	312
Restructuring charges	44	120
Acquisition-related expense	10	21
Gain on sale or derecognition of assets
NON-GAAP INCOME FROM OPERATIONS	$1,682	$1,539
Adjustment:
Stock-based compensation	(357)	(312)
ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)	$1,325	$1,227
Adjustment:
Effect of foreign currency exchange rate fluctuations	17	120
CONSTANT CURRENCY ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)	$1,342	$1,347
NET INCOME PER SHARE	$4.63	$5.79
Adjustments:
Amortization of intangible assets	0.27	0.31
Stock-based compensation	1.68	1.42
Litigation settlements	(0.02)	—
Restructuring charges	0.21	0.55
Acquisition-related expense	0.05	0.10
Gain on sale of equity investments	—	(0.15)
Income tax effects	(0.35)	(0.23)
Income tax (benefits) expenses from integration of acquired companies	—	(0.12)
Resolution of income tax matters	—	0.31
Income tax benefits from intra-entity intellectual property transfer	—	(2.38)
NON-GAAP NET INCOME PER SHARE	$6.46	$5.59
NET REVENUES	$6,268	$6,362
Adjustment:
Effect of foreign currency exchange rate fluctuations	42	181
CONSTANT CURRENCY NET REVENUES (NON-GAAP)	$6,310	$6,543

Per share amounts may not add or recalculate due to rounding.

Non-GAAP Financial Measures

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, net income and net income per diluted share as management believes that these financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. For purposes of internal planning, performance measurement and resource allocation, NetApp’s management uses non-GAAP measures of net income that exclude: (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) gains and losses on the sale or derecognition of assets, (g) gains/losses on the sale of investments in equity securities, (h) debt extinguishment costs, and (i) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

As described above, NetApp excludes the following items from its non-GAAP measures:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because the amount can fluctuate based on variables unrelated to the performance of the underlying business. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, are less useful for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

G. Gains/losses on the sale of investments in equity securities. These are gains/losses from the sale of our investment in certain equity securities. Typically, such investments are sold as a result of a change in control of the underlying businesses. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

H. Debt extinguishment costs. NetApp excludes certain non-recurring expenses incurred as a result of the early extinguishment of debt. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, are less useful for future planning and forecasting.

I. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

For fiscal year 2024, NetApp uses constant currency amounts for net revenues and AOI to measure achievement against ICP targets. This constant currency information assumes that the same foreign currency exchange rates used to establish the current year’s ICP targets were also used in translation of current year actual results.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. In addition, the non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. Management compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our earnings release and prepared remarks. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors should review the information regarding non-GAAP financial measures provided in our press release and prepared remarks.

Appendix A

NETAPP, INC.
2021 EQUITY INCENTIVE PLAN

As Amended Effective [____], 2024

1. Purposes of the Plan. The purposes of this Plan are:

•
to attract and retain the best available personnel for positions of substantial responsibility,
•
to provide additional incentive to Employees, Directors and Consultants, and
•
to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.

2. Definitions. As used herein, the following definitions will apply:

2.1 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

2.2 “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.

2.4 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means the occurrence of any of the following events:

(a) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b) Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.6, persons will be considered to be acting as a group under the rules, regulations and guidance set forth by the U.S. Securities and Exchange Commission.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 of the Plan.

2.9 “Common Stock” means the common stock of the Company.

2.10 “Company” means NetApp, Inc., a Delaware corporation, or any successor thereto.

2.11 “Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parent or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

2.12 “Director” means a member of the Board.

2.13 “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with standards adopted by the Administrator from time to time, provided such standards comply with Applicable Laws.

2.14 “Dividend Equivalent” means a credit, payable in cash or Shares, made at the discretion of the Administrator or as otherwise provided in the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Subject to the provisions of Section 6, Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator and in no event will be paid out on any unvested related Shares subject to an Award or on any Shares subject to unexercised Options or Stock Appreciation Rights.

2.15 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.16 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.17 “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/ or cash; (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator; and/or (c) the exercise price of an outstanding Award is reduced or increased. The Administrator cannot implement an Exchange Program.

2.18 “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The methodology and determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.

2.19 “Fiscal Year” means the fiscal year of the Company.

2.20 “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.21 “Inside Director” means a Director who is an Employee.

2.22 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.23 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.24 “Option” means a stock option granted pursuant to the Plan.

2.25 “Outside Director” means a Director who is not an Employee.

2.26 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.27 “Participant” means the holder of an outstanding Award.

2.28 “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 11 of the Plan.

2.29 “Performance Period” means Performance Period as defined in Section 11.1 of the Plan.

2.30 “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of performance goals, or the occurrence of other events as determined by the Administrator.

2.31 “Plan” means this 2021 Equity Incentive Plan, as may be amended from time to time.

2.32 “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 9 of the Plan, or issued pursuant to the early exercise of an Option.

2.33 “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 10 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.34 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.35 “Section 16b” means Section 16(b) of the Exchange Act.

2.36 “Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.37 “Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

2.38 “Service Provider” means an Employee, Director or Consultant.

2.39 “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

2.40 “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 of the Plan is designated as a Stock Appreciation Right.

2.41 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.42 “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.43 “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Stock Subject to the Plan.

3.1 Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 16 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan will be equal to 25,715,221 Shares (the “Share Limit”). In addition, Shares may become available for issuance under Section 3.2 of the Plan. The Shares may be authorized but unissued, or reacquired Common Stock.

3.2 Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, or Performance Awards is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise will cease to be available under the Plan. Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or Shares repurchased by the Company using Option exercise proceeds and previously issued Shares tendered by the Participant to satisfy tax liabilities or withholdings related to an Award will not become available for future grant or sale under the Plan. Shares that are withheld by the Company to satisfy the tax liabilities or withholdings related to an Award other than an Option, Stock Appreciation Right or Restricted Stock Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 16 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1 of the Plan, plus, to the extent allowable under Code Section 422 and the

U.S. Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3.2 of the Plan.

3.3 Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

4.1 Procedure.

(a) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(b) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(c) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.

(d) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan (including for the avoidance of the doubt, the ability to grant Awards under the Plan). Such delegation may be revoked at any time.

4.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(a) to determine the Fair Market Value;

(b) to select the Service Providers to whom Awards may be granted hereunder;

(c) to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;

(d) to approve forms of Award Agreements for use under the Plan;

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;

(f) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(g) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the Administrator may deem necessary or advisable;

(h) to modify or amend each Award (subject to Section 6 and Section 21.3 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards (subject to Sections 6.1(b), 7.4 and 8.5 of the Plan);

(i) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 17 of the Plan;

(j) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(k) to determine whether Awards (other than Options or Stock Appreciation Rights) will be adjusted for Dividend Equivalents;

(l) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(m) to make all other determinations deemed necessary or advisable for administering the Plan.

4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

6.1 Incentive Stock Options.

(a) $100,000 Limitation. Notwithstanding any designation of an Option as an incentive stock option, to the extent that the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as nonstatutory stock options. For purposes of this Section 6.1(a), Incentive Stock Options will be taken into account in the order in which they were granted, the fair market value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculations will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.

(b) Maximum Option Term. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

6.2 Exchange Program. The Administrator cannot institute an Exchange Program.

6.3 Outside Director Limitations. No Outside Director may be paid, issued or granted, in any calendar year, cash retainer fees and Awards (whether settled in cash or stock) with an aggregate value of more than $1,000,000 (with the value of each Award based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)). Any cash compensation paid or Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 6.3. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16.1.

6.4 Dividend Payments. Dividends or other distributions payable with respect to Shares subject to Awards (including Dividend Equivalents) will not be paid before and unless the underlying Shares vest, and will be subject to the same forfeitability provisions as the underlying Shares. No dividends or other distributions will be paid with respect to Shares that are subject to unexercised Options or Stock Appreciation Rights, provided that nothing in this Section 6.4 shall preclude the Administrator from exercising its powers and authority under Section 16.

6.5 Holding Period Condition.

(a) Applicability. Any Shares issued to a Participant then designated as a “named executive officer” (within the meaning of Item 402 of Regulation S-K promulgated under the Securities Act) pursuant to the exercise or vesting of an Award and the issuance and settlement of such Shares (after being reduced for such Shares sold or withheld to cover the exercise price of the Award, if any, and applicable tax withholding obligations) will be subject to the Holding Period Condition.

(b) Definition. “Holding Period Condition” means that, with respect to certain Shares received following the exercise or vesting of an Award and the issuance and settlement of such Shares, such Shares may not be sold, transferred, hypothecated, pledged, or otherwise disposed of before the earliest of: (i) the twelve (12) month anniversary of the exercise or settlement date of such Shares; (ii) a Change in Control; (iii) the date Participant ceases to be a Service Provider due to Participant’s death or Disability; or (iv) the date Participant is no longer designated as a “named executive officer”); provided, however, Participant may conduct transactions that involve merely a change in the form in which Participant owns such Shares (for example, the transfer of the Shares to an inter vivos trust for which Participant is the beneficiary during Participant’s lifetime. For purposes of clarification, the time period for satisfying the Holding Period Condition with respect to shares acquired pursuant to the exercise of an Option or Stock Appreciation Right will commence upon the date the Award is exercised and the Shares delivered, and not upon the vesting of the Award. Further, in no event will the commencement date for satisfying the Holding Period Condition occur prior to the date the Award has vested. To enforce the Holding Period Condition, the Company, in its discretion, may take any action it determines reasonable or necessary, including attaching applicable legends on the Shares, or transferring the Shares to an escrow account or captive broker, which, in either case, is selected by the Company, and which conditions will expire once the Holding Period Condition is satisfied in accordance with the preceding sentence.

7. Stock Options.

7.1 Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

7.2 Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

7.3 Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

7.4 Term of Option. Subject to the provisions of Section 6.1 relating to Incentive Stock Options, the term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant thereof.

7.5 Option Exercise Price and Consideration.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, subject to the provisions of Section 6.1 relating to Incentive Stock Options. Notwithstanding the foregoing provisions of this Section 7.5(a), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (a) cash (including cash equivalents); (b) check; (c) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the

Administrator determines in its sole discretion; (d) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (e) by net exercise; (f) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (g) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company. Notwithstanding anything in this Section 7.5(c) to the contrary, in no event may the exercise price of an Option be satisfied pursuant to a promissory note.

7.6 Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with any applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. The termination of Participant’s status as a Service Provider means (a) in the case of an Employee, a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate or where there is a change in status from Employee to Outside Director or change in status from Employee to Consultant; (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate or where there is a change in status from Consultant to Employee or Outside Director; and (c) in the case of an Outside Director, a cessation of the Outside Director’s service on the Board for any reason but excluding any such termination where there is a change in status from Outside Director to Employee or a change in status from Outside Director to Consultant. Notwithstanding the foregoing, to the extent that termination of a Participant’s status as a Service Provider is used to establish a payment event with respect to any Award subject to Section 409A of the Code, such “termination of a Participant’s status as a Service Provider” (or terms of similar import) shall have the same meaning as “separation from service” as that term is defined in Section 409A of the Code and the applicable guidance issued by the Secretary of the Treasury thereunder.

(c) Termination Other Than Death or Disability. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within three (3) months of such cessation, or such shorter or longer period of time, as is specified in the Award Agreement, in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 7.4 of the Plan. However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(d) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within twelve (12) months of cessation, or such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 7.4 of the Plan, as applicable). However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(e) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within twelve (12) months following the Participant’s death, or within such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 7.4 of the Plan, as applicable), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 7.6(e), Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(f) Tolling Expiration. A Participant’s Award Agreement also may provide that:

i. if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16b; or

ii. if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option, or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

8. Stock Appreciation Rights.

8.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

8.2 Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

8.3 Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 8.6 of the Plan will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

8.4 Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

8.5 Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7.4 of the Plan relating to the maximum term and Section 7.6 of the Plan relating to exercise also will apply to Stock Appreciation Rights.

8.6 Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9.Restricted Stock.

9.1 Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

9.2 Restricted Stock Agreement. Subject to the terms and conditions of the Plan, each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. The Administrator, in its sole discretion, may determine that an Award of Restricted Stock will not be subject to any Period of Restriction and consideration for such Award is paid for by past services rendered as a Service Provider.

9.3 Transferability. Except as provided in this Section 9 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

9.4 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

9.5 Removal of Restrictions. Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

9.6 Voting Rights. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

9.7 Dividends and Other Distributions. During any applicable Period of Restriction, and subject to Section 6.4, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

9.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company, and subject to Section 3, again will be available for grant under the Plan.

10. Restricted Stock Units.

10.1 Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

10.2 Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.3 Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may modify or waive any vesting criteria that must be met to receive a payout.

10.4 Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

10.5 Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company, and subject to Section 3, again will be available for grant under the Plan.

11. Performance Awards.

11.1 Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

11.2 Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals, including, but not limited to: (i) earnings per share of the Company’s common stock, adjusted for any stock split, stock dividend or other recapitalization, (ii) earnings measures, (iii) operating cash flow, (iv) operating income, (iv) gross, operating or profit margin, (v) profit after tax, (vi) profit before tax, (vii) return on assets, (viii) return on equity, (ix) return on sales, (x) return on capital, (xi) revenue, (xii) annual revenue run rate, (xiii) return on operating revenue, (xiv) total shareholder return, (xv) share price performance, as adjusted for any stock split, stock dividend or other recapitalization, (xvi) product, service and brand recognition/acceptance, (xvii) customer satisfaction, (xviii) productivity, (xix) expense targets, (xx) market share, (xxi) cost control measures, (xxii) balance sheet metrics, (xxiii) cash, (xxiv) cash equivalents, (xxv) investments, (xxvi) billings, (xxvii) strategic initiatives; (xxviii) environmental, social and governance goals, (xxix) human capital goals (including, but not limited to, diversity, equity and inclusion, retention and talent development goals), as well any derivations of the foregoing (e.g., income shall include pre-tax income, net income, operating income, etc.), and (xxx) individual objectives such as peer reviews or other subjective or objective criteria.

11.3 Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

11.4 Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.

11.5 Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and subject to Section 3, again will be available for grant under the Plan.

12. Dividend Equivalents. The Administrator, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Awards are settled or forfeited. Subject to the limitations contained in Section 6, the Dividend Equivalents, if any, will be credited to an Award in such manner and subject to such terms and conditions as determined by the Administrator in its sole discretion. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 16, appropriate adjustments will be made to the Awards so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the consideration issuable upon settlement of the Awards, and all such new, substituted or additional securities or other property will be immediately subject to the same vesting and settlement conditions as are applicable to the Award.

13. Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.

14. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, Awards granted hereunder will continue to vest during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15. Limited Transferability of Awards. Unless determined otherwise by the Administrator (and subject to the provisions of Section 6.2 that provides that the Administrator cannot institute an Exchange Program), Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 7.6(e) of the Plan), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that in no event may any award be transferred for consideration to a third-party financial institution.

16. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

16.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan, the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits in Section 3 and the numerical Share and dollar limits in Section 6 of the Plan.

16.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

16.3 Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, and unless provided otherwise in an Award Agreement, each outstanding Award will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices (subject to the provisions of the following paragraph).

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, or Performance Awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at target levels and as to a prorated portion of each Award based on the portion of the applicable performance period that has lapsed through the date of the merger or Change in Control, and all other terms and conditions met as to such prorated portion of such Award, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time as set forth in an Award Agreement, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this Section 16.3, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. For the avoidance of doubt, the Administrator may determine that, for purposes of this Section 16.3 of the Plan below, the Company is the successor corporation with respect to some or all Awards.

Notwithstanding anything in this Section 16.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 16.3 to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section 16.3 will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

17. Tax Withholding.

17.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S., and other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld or paid with respect to such Award (or exercise thereof).

17.2 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, check or other cash equivalents; (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion; (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid; (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws; or (f) any combination of the foregoing methods of payment. The amount of the withholding obligation will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with Applicable Laws.

18. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, free from any liability or claim under the Plan.

19. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20. Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. The Plan will continue in effect until terminated under Section 21 of the Plan, but no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after ten (10) years from the date of the initial Board action to adopt the Plan.

21. Amendment and Termination of the Plan.

21.1 Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.

21.2 Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

21.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22. Conditions Upon Issuance of Shares.

22.1 Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

22.2 Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23. Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an employee and/or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment and/or other service, that would constitute cause for termination of such Participant’s status as an employee and/or other service provider. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 25 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

26. Other Policies. Each Award may be subject to the terms and conditions of any other policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of equity awards. Whether any such policy will apply to a particular Award may depend, among other things, on when the Award was granted, whom the Award was granted to, and the type of Award.

* * *

© 2024 NetApp

3060 Olsen Drive

San Jose, CA 95128

United States

COMPUTERSHARE CIO NETAPE INC 2 NORTH LASALLE STREET 3RD FLOOR CHICAGO, IL 60602SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastem Time the day before the out-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NTAP2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, do Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V54868-P15050 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NETAPP, INC. The Board of Directors unanimously recommends a vote FOR each of the nominees named in proposal 1. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY 1. Election of Directors Nominees: For Against Abstain 1a. T. Michael Nevens 0 0 0 The Board of Directors unanimously recommends a vote FOR proposals 2, 3 and 4. For Against Abstain 2. 1b. Deepak Ahuja 0 0 0 3. 1c. Anders Gustafsson 0 0 0 1d. Gerald Held 0 0 1e. Deborah L. Kerr 1f. George Kurian 0 0 0 00 4. To hold an advisory vote to approve Named Executive Officer compensation. To ratify the appointment of Deloitte & Touche LLP as NetApp's independent registered public accounting firm for the fiscal year ending April 25, 2025. To approve an amendment to NetApp's 2021 Equity Incentive Plan. 0 0 0 0 0 000 OOO 000 0 0 0 0 1g. Carrie Palin 0 0 0 1h. Scott F. Schenkel 1i. June Yang 000 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on September 11, 2024: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V54869-P15050 NETAPP, INC. Annual Meeting of Stockholders September 11, 2024 3:30 PM PDT This proxy is solicited by the Board of Directors George Kurian and Michael J. Berry, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of the common stock of NetApp, Inc. ("NetApp") that the undersigned is entitled to vote at NetApp's Annual Meeting of Stockholders to be held on Wednesday, September 11, 2024, at 3:30 p.m. Pacific Time and at any adjournments or postponements thereof (the "Annual Meeting"). The Annual Meeting will be held virtually and you may attend via the Internet at www.virtualshareholdermeeting.com/NTAP2024. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR the election of each of the nominees named in proposal 1, and FOR proposals 2, 3 and 4, and in the discretion of the persons named above as proxies upon such other matters as may properly come before the Annual Meeting. This proxy may be revoked at any time before it is voted. PLEASE VOTE PROMPTLY BY USING THE TELEPHONE OR INTERNET VOTING OPTIONS OR SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Continued and to be signed on reverse side